    As filed with the Securities and Exchange Commission on November 29, 2005

                                                      Registration No. 333-_____
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          -----------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------

                              ENCLAVES GROUP, INC.
                 (Name of small business issuer in its charter)

          Delaware                        6500                    20-1951556
  (State or jurisdiction of   (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)  Classification Code Number)    Identification No.)

                     2550 East Trinity Mills Road, Suite 122
                             Carrollton, Texas 75006
                                 (972) 416-9304
                          (Address and telephone number
                         of principal executive offices)

                                 Daniel G. Hayes
                      President and Chief Executive Officer
                     2550 East Trinity Mills Road, Suite 122
                             Carrollton, Texas 75006
                                 (972) 416-9304
                       (Name, address and telephone number
                              of Agent for Service)
                          -----------------------------

                                    Copy to:
                            Robert H. Friedman, Esq.
                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                Park Avenue Tower
                               65 East 55th Street
                            New York, New York 10022
                            Telephone: (212) 451-2300
                               Fax: (212) 451-2222
                          -----------------------------

         Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list  the  Securities  Act  registration  statement  number  of the  earlier effective registration statement for the same offering. /_/

         If this  Form is a  post-effective  amendment  filed  pursuant  to Rule
462(c) under the Securities Act, check the following box and list the Securities
Act  registration   statement  number  of  the  earlier  effective  registration statement for the same offering. /_/

         If this  Form is a  post-effective  amendment  filed  pursuant  to Rule
462(d) under the Securities Act, check the following box and list the Securities
Act  registration   statement  number  of  the  earlier  effective  registration statement for the same offering. /_/

         If delivery of the  prospectus  is expected to be made pursuant to Rule
434, please check the following box. /_/

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                    Proposed
                                                     Maximum
 Title of Each Class of                              Offering          Proposed Maximum              Amount of
    Securities To Be           Amount To Be         Price Per          Aggregate Offering          Registration
       Registered               Registered           Unit(1)                 Price                     Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par         84,750,000            $0.27                $22,882,500             $2,448.43
value (2)
-------------------------------------------------------------------------------------------------------------------

Common Stock, $.001 par
value (3)                       26,787,605            $0.27                $7,232,653                $773.89
-------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par
value (4)                           37,037            $0.27                  $10,000                   $1.07
-------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par
value (5)                        1,296,296            $0.27                 $350,000                  $37.45
-------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par
value (6)                          925,926            $0.27                 $250,000                  $26.75
-------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par
value (7)                          540,000            $0.27                 $145,800                  $15.60
-------------------------------------------------------------------------------------------------------------------
Total                         114,336,864                                $30,870,953                $3,303.20

===================================================================================================================

(1)      Estimated  solely for purposes of calculating the  registration  fee in accordance  with Rule  457(c)  under  the  Securities  Act of 1933,  as amended, using the average of the high and low price as reported on the
         Over-The-Counter  Bulletin Board on November 18, 2005,  which was $0.27 per share.

(2)      Represents  shares  underlying  a maximum  $46,000,000  Standby  Equity
         Distribution  Agreement with Cornell Capital Partners, LP; depending on ultimate  sale  price  this  may  be  insufficient  to use  the  entire
         $46,000,000 maximum of the facility.

(3)      Represents  shares  issuable  upon  the  conversion  of  $1,991,217  in principal  amount of a secured  convertible  debenture  held by Cornell
         Capital  Partners,  LP,  $1,938,246  in  principal  amount of a secured
         convertible   debenture  held  by  Highgate  House  Funds,   Ltd.,  and
         $2,579,925 in principal amount of a secured convertible  debenture held by Montgomery Equity Partners,  Ltd.; under the terms of the debentures the  number of shares  registered  assumes  conversion  at the  default conversion  price (90% of the  average  closing bid price the 5 trading days before the filing of this registration).

(4)      Represents  shares  of common  stock we  agreed  to issue to  Newbridge
         Securities Corporation in the amount of $10,000 for acting as exclusive placement agent under the Standby Equity Distribution Agreement.

(5)      Represents  shares of common  stock we agreed to issue to  ClearVision,
         Inc.  in the  amount  of  $350,000  for  marketing  consulting,  public relations,  and media  production  and  distribution  services  under a services agreement between us.

(6)      Represents  shares of common  stock we agreed to issue to Global  Media
         Fund,  LLC in the amount of $250,000 for marketing  consulting,  public relations,  and media distribution  services under a services agreement between us.

(7)      Represents  the maximum  number of shares of common stock issuable upon exercise  of the  warrants  we agreed to grant to  Lippert/Heilshorn  &
         Associates, Inc. for investor relations consulting services,  including development of investment case and market awareness for our stock under a services agreement between us.

         THE REGISTRANT HEREBY AMENDS THIS  REGISTRATION  STATEMENT ON SUCH DATE
OR DATES AS MAY BE NECESSARY TO DELAY ITS  EFFECTIVE  DATE UNTIL THE  REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY  STATES THAT THIS REGISTRATION
STATEMENT SHALL  THEREAFTER  BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE  SECURITIES  ACT OF 1933 OR UNTIL THE  REGISTRATION  STATEMENT  SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION,  ACTING PURSUANT TO SAID SECTION 8(A),
MAY DETERMINE.

                                      -3-

The  information in this  prospectus is not complete and may be changed.  We may not sell  these  securities  until the  registration  statement  filed  with the
Securities and Exchange Commission is effective. This prospectus is not an offer to  sell  these  securities  and it is not  soliciting  an  offer  to buy  these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 29, 2005

         PROSPECTUS

                       114,336,864 Shares of Common Stock

                              ENCLAVES GROUP, INC.

         This  prospectus   relates  to  the  offer  and  sale  by  the  selling
stockholders  identified in this  prospectus of up to 114,336,864  shares of our common stock issuable:

     o   pursuant to a $46,000,000  Standby Equity  Distribution  Agreement with
         Cornell Capital Partners, LP,

     o   upon  conversion  of  $1,991,217  in  principal  amount  of  a  secured convertible debenture held by Cornell Capital Partners, LP,

     o   upon  conversion  of  $1,938,246  in  principal  amount  of  a  secured convertible debenture held by Highgate House Funds, Ltd.,

     o   upon  conversion  of  $2,579,925  in  principal  amount  of  a  secured convertible debenture held by Montgomery Equity Partners, Ltd.,

     o   as payment to Newbridge Securities  Corporation for acting as placement under the Standby Equity Distribution Agreement,

     o   as payment for media  services by  ClearVision,  Inc.  and Global Media
         Fund, LLC, and

     o   upon  exercise  of  warrants  to be  granted as  payment  for  investor relations services by Lippert/Heilshorn & Associates, Inc.

We will not sell any shares of common stock in this offering and therefore  will not receive any proceeds from this offering. We will, however,  receive proceeds from the sale of common stock under the Standby Equity  Distribution  Agreement, and to the extent that any outstanding warrants held by selling shareholders are exercised  for cash. We will further  benefit upon  conversion of any portion of the  convertible  debentures,  to the extent  applicable,  by  reduction  of the corresponding liability.

         Our common stock is currently quoted on the  Over-the-Counter  Bulletin
Board under the symbol  ECGR.OB.  The last  reported  sales price for our common stock on November 18, 2005 was $0.27 per share.

         Cornell Capital Partners,  LP will be an "underwriter"  pursuant to the
Securities  Act of 1933,  as amended,  in  connection  with the resale of common
stock   issued  to  it  under  the  Standby   Equity   Distribution   Agreement.
Specifically,  under the Standby Equity Distribution  Agreement, we may require, subject to satisfaction  of certain terms and conditions,  including the payment of a 5% commitment fee per draw down, that Cornell Capital Partners, LP purchase up to $46 million of our common  stock for a purchase  price equal to 97% of the lowest  volume  weighted  average  price of our common stock during the five (5)
consecutive  trading days  immediately  following our due delivery of a purchase notice to Cornell  Capital  Partners,  LP. Each of this 3%  discount  and the 5%
commitment fee may be deemed to be underwriting discounts.

         With the exception of Cornell Capital Partners, LP, no other person has been engaged to facilitate the sale of our common stock in this  offering.  This
offering  will  terminate   twenty  four  (24)  months  after  the  accompanying
registration  statement  is declared  effective by the  Securities  and Exchange
Commission.

         INVESTING IN OUR COMMON STOCK  INVOLVES RISKS THAT ARE DESCRIBED IN THE
"RISK FACTORS" SECTION BEGINNING ON PAGE [__] OF THIS PROSPECTUS.

         Neither the Securities and Exchange Commission nor any state securities commission has not approved or disapproved of these  securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

             The date of this prospectus is ________________, 2005.

                                       i

                               PROSPECTUS SUMMARY

         THIS BRIEF SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION  THAT MAY BE
IMPORTANT TO YOU. YOU SHOULD  CAREFULLY READ THIS ENTIRE  DOCUMENT AND THE OTHER
DOCUMENTS  TO WHICH THIS  PROSPECTUS  REFERS YOU BEFORE  MAKING YOUR  INVESTMENT
DECISION. SEE "WHERE YOU CAN FIND MORE INFORMATION."

                                   THE COMPANY

OUR HISTORY

         We were  incorporated in the State of Delaware on November 17, 2004, as
Enclaves  Group,  Inc., for the specific  purpose of introducing our proprietary
YOUR HOMESM  Lease and Own Program to working  class  families  who rent housing instead of  purchasing  homes.  We are the  successor  corporation  to  Alliance
Towers,  Inc.,  a Florida  corporation,  pursuant to a stock  purchase and share exchange  arrangement  entered into by us on April 27, 2005, to effect a reverse acquisition through a process commonly referred to as a "reverse merger."

         Immediately  prior to the share exchange,  Alliance Towers,  Inc. was a
publicly-traded   and  reporting   company  with  the  Securities  and  Exchange
Commission in the final stage of ceasing its day-to-day  business of developing, owning,  marketing,  and managing wireless  communication tower facilities.  The exchange  agreement  resulted in a  recapitalization  of Alliance Towers,  Inc., pursuant  to  which  our  stockholders  exchanged  their  interests  in  us  for approximately 98% of Alliance Towers,  Inc.'s stock. At the same time, we became a wholly-owned  subsidiary of Alliance Towers, Inc. Our former stockholders then changed the  business  of Alliance  Towers,  Inc.  to our  building  program for attainable housing and thenAlliance  Towers,  Inc. merged with and into us, with us continuing as the surviving  corporation and retaining our name,  certificate of incorporation, bylaws, and state of incorporation.

         After the merger we had  outstanding  common  stock equal to the entire amount of our authorized common stock, together with preferred stock convertible into  additional  shares  of  common  stock.  In order to  accommodate  the full conversion  of our  preferred  stock,  make  draw  downs on our  Standby  Equity
Distribution Agreement,  afford us more flexibility to raise additional capital, issue stock for employee  incentive  plans,  and other  corporate  purposes,  on
August 18,  2005 we  amended  our  certificate  of  incorporation  to reduce our authorized  common stock to 5,000,000,000  shares and effect a 1-for-500 reverse stock split.  Following the reverse stock split there were 87,242,533  shares of common stock issued and outstanding.

         Because  we have  incurred  losses  since  inception,  we will  require additional  funds to meet and fund our obligations  and operations.  We have not yet  determined how to finance our  operations.  The report of Friedman LLP, our independent  registered  public  accounting  firm, with respect to our financial statements,  included herewith contains an explanatory paragraph which expresses substantial  doubt as to our  ability to continue  as a going  concern.  Such an opinion may adversely affect our ability to obtain financing on reasonable terms or at all.

OUR BUSINESS

         The  Company  has not earned any  revenues  to date.  Accordingly,  the
Company's  activities  have been accounted for as those of a "Development  Stage
Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7
("SFAS 7").  Among the  disclosures  required  by SFAS 7 are that the  Company's financial  statements be identified as those of a development stage company, and that the statements of operation and cash flows disclose activity since the date of the Company's inception.

         We are a real estate acquisition,  development,  management,  and homes sales company dedicated to being the premier provider of attainable  housing. We were  originally  formed  as a  wholly-owned  subsidiary  of Homes  for  America
Holdings,  Inc., a Nevada corporation,  engaged in real estate development since
1996 with over $190  million in assets,  to bring  Homes For  America  Holdings,
Inc.'s  YOUR HOME Lease and Own  Program to  multiple  jurisdictions  across the country.

         The YOUR HOME Lease and Own Program  develops  residential  communities targeted  toward  low and  moderate  income  first-time  homebuyers,  especially customers who, through lack of cash resources and financial experience, are less likely to seek home ownership.  For many prospective home buyers,  the inability to make a down payment,  inexperience  with mortgage and other loan  application procedures,  and rising home prices  constitute  material  barriers to entry. To reduce these barriers, we apply leasing procedures to home purchasing, by having our  customers  enter into our  proprietary  YOUR HOME Lease and Own  agreement, whereby  they lease a home with the right to purchase it at today's  price,  but pay for it up to thirty six (36) months later.  During the  intervening  period, the  customer's  lease  payments  amortize the purchase  price and establish the equity  the  customer  will need when he or she  completes  the loan  process to purchase the home.

         Our program  addresses  a growing  national  concern  about the lack of affordable  housing  and  provides  home  ownership  opportunities  for  working families who:

     o   because of income  constraints,  do not qualify  for the typical  first time homeowner financing programs;

     o   have  little or no capital for a down  payment,  but have the means and work history to make the monthly payments;

     o   are  inexperienced in,  intimidated by, or uncomfortable  with the home purchasing  process,  but are  familiar  with leasing and can be turned into home owners through a lease purchase program; or

     o   have limited credit history or credit issues that can be corrected with some guidance and assistance.

         Our principal  office is located at 2550 East Trinity Mills Road, Suite
122, Carrollton, Texas 75006. Our telephone number is (972) 416-9304.

                                  THE OFFERING

         This  offering  relates to the sale of common stock by certain  persons who are, or will become, our stockholders. The selling stockholders consist of:

     o   Cornell  Capital  Partners,  LP, which intends to sell up to 84,750,000 shares of common stock under the Standby Equity Distribution  Agreement and up to 8,194,309  shares of common stock issuable upon conversion of that certain Amended and Restated Convertible Debenture issued by us to
         Cornell  Capital  Partners,  LP for the  principal sum of $1,991,217 on
         November 9, 2005 that is due January 15, 2007;

     o   Newbridge   Securities   Corporation,    an   unaffiliated   registered
         broker-dealer  retained by us in  connection  with the  Standby  Equity
         Distribution  Agreement,  which  intends to sell up to 37,037 shares of common stock,  representing a one-time  placement  agent fee of $10,000 payable in shares of common stock;

     o   Highgate  House  Funds,  Ltd.,  which  intends to sell up to  7,976,321 shares of common stock issuable upon conversion of that certain Amended and Restated Convertible Debenture issued by us to Highgate House Funds
         Ltd. for the  principal  sum of  $1,938,426 on November 9, 2005 that is due January 15, 2007;

     o   Montgomery  Equity  Partners,   Ltd.,  which  intends  to  sell  up  to
         10,616,975  shares of common stock  issuable  upon  conversion  of that certain  Amended and  Restated  Convertible  Debenture  issued by us to
         Montgomery Equity Partners, Ltd. for the principal sum of $2,579,925 on
         November 9, 2005 that is due January 15, 2007;

     o   ClearVision,  Inc.  which  intends  to sell up to  1,296,296  shares of common stock,  representing  a fee for services of $350,000  payable in shares of common stock;

     o   Global Media Fund,  LLC which  intends to sell up to 925,926  shares of common stock,  representing  a fee for services of $250,000  payable in shares of common stock; and

o        Lippert/Heilshorn  &  Associates,  Inc.  which  intends  to  sell up to
         540,000  shares of common  stock,  issuable  upon  exercise of warrants representing a fee for investor relations consulting services.

STANDBY EQUITY DISTRIBUTION AGREEMENT

         On December 28, 2004,  we entered  into a Standby  Equity  Distribution
Agreement with Cornell  Capital  Partners,  LP, pursuant to which, as amended on
November 9, 2005, we may require  Cornell  Capital  Partners,  L.P.,  subject to certain  conditions,  to purchase up to  $46,000,000  of our common  stock for a purchase price equal to 97% of our common stock's lowest volume weighted average price during the five (5) consecutive trading days immediately following our due
delivery  of  a  purchase  notice.   In  addition,   under  the  Standby  Equity
Distribution Agreement, we agreed to remit 5% to Cornell Capital Partners, LP of the proceeds of each purchase by Cornell Capital Partners,  L.P. as a commitment fee.

         We cannot predict the actual number of shares of common stock that will be issued  pursuant  to the  Standby  Equity  Distribution  Agreement,  in part, because the  purchase  price of the shares will  fluctuate  based on  prevailing market conditions.  Specifically,  there is an inverse  relationship between our stock price and the potential number of shares issuable under the Standby Equity
Distribution  Agreement.  That is, as our stock  price  declines,  the number of shares  issuable  under the Standby  Equity  Distribution  Agreement  increases.
Moreover,  at a recent  stock  price of $0.27 per share,  we would have to issue
170,370,370 shares of common stock to draw down the entire $46 million available
under  the  Standby  Equity  Distribution   Agreement.   However,  we  are  only
registering   84,750,000  shares  of  common  stock  under  the  Standby  Equity
Distribution Agreement in the accompanying  registration  statement,  which at a recent  stock price of $0.27 per share,  would result in maximum net proceeds of
$22,882,500.  However,  at lower stock prices the proceeds  could be  materially reduced and the stock  required  many times  higher.  As we are only  authorized under our certificate of incorporation to issue  5,000,000,000  shares of common stock,  for us to receive the maximum net proceeds  available  under the Standby
Equity  Distribution  Agreement,  it may be  necessary  for us  both  to  obtain stockholder  approval to increase the number  authorized  shares of common stock
and  register  additional  shares  of  common  stock.   Moreover,  if  there  is
insufficient  market  demand  for the  stock we may not be able to  receive  the maximum net proceeds even with such approval and registration.

         In  connection  with the  Standby  Equity  Distribution  Agreement,  we engaged Newbridge Securities Corporation, a registered broker-dealer, to provide us with certain financial advice. For its services, we agreed to issue Newbridge
Securities  Corporation  $10,000  payable in 37,037 shares of common stock.  The
37,037 shares of common stock issuable to Newbridge  Securities  Corporation are also being registered in this offering.

CONVERTIBLE DEBENTURES

         On December  28,  2004,  we also  entered  into a  Securities  Purchase
Agreement with Cornell Capital Partners, LP and Montgomery Equity Partners, Ltd.
pursuant to which we issued  $5,500,000  in  convertible  debentures  to Cornell
Capital  Partners,  LP and  Montgomery  Equity  Partners,  Ltd. in exchange  for
$5,500,000 in cash (less structuring fees and discounts).  In addition,  as part of our merger  with our  predecessor,  Alliance  Towers,  Inc.,  we assumed  the obligations  under two  convertible  debentures,  one issued on May 25, 2004 for
$250,000 and one issued on July 21, 2004 for $125,000, both later transferred to
Montgomery Equity Partners, Ltd. On August 18, 2005, Montgomery Equity Partners,
Ltd.  assigned part of its debenture  holding to Highgate  House Funds,  Ltd. On
November  9, 2005,  we  consolidated  these  debentures  and issued  amended and restated convertible  debentures to Cornell Capital Partners, LP, Highgate House
Funds,  Ltd.,  and Montgomery  Equity  Partners,  Ltd.  confirming the balances, including  accrued  interest and other charges,  confirming  the  obligations as public company  debentures after our merger, and modifying the payment terms for these debentures.

         The $5,500,000 in convertible  debentures were originally issued by the private company Enclaves Group, Inc. As part of our merger with Alliance Towers,
Inc., these  debentures were  acknowledged as our obligations and on November 9,
2005,  were  amended and  restated so they now bear  interest at 12%,  mature on
January 15, 2007,  and are  convertible  into our common stock,  at the holder's option,  at one  hundred  percent  (100%) of the closing bid price of our common stock for the five (5) trading  days  immediately  preceding  the filing of this registration statement.

         We also amended the debentures to prohibit the holders from  exercising their  respective  conversion  rights during the pricing period from the date of any advance request we make under the Standby Equity  Distribution  Agreement to the date of sale.  Further, we are prohibited from applying the proceeds of sale from any advance request made under the Standby Equity Distribution Agreement to payment on or redemption of our obligations under these debentures.  Since these
debentures  are  currently  held  by  Cornell  Capital  Partners,   LP  and  its
affiliates,  Highgate House Funds,  Ltd. and Montgomery  Equity Partners,  Ltd.,
these  changes  were made to limit the  ability  of those  parties to affect the market  price  during the pricing  period and to limit the  application  of sale proceeds under the equity line to business  purposes other than satisfying those affiliate lenders.

         In  addition,  to secure  prompt and  complete  performance  of all the obligations  under the  Securities  Purchase  Agreement and secured  convertible debentures,  we granted each of Cornell  Capital  Partners,  LP,  Highgate House
Funds,  Ltd.,  and  Montgomery  Equity  Partners,  Ltd. a security  interest  in substantially all of our assets. Under the terms of the convertible  debentures, in the event of our  default  the  conversion  price can drop to ninety  percent
(90%) of the closing bid price of our common stock for the five (5) trading days immediately preceding the filing of this registration statement. We are required to  register  shares  for the  conversion  of the  debentures  at  that  reduced conversion  price.  We are accordingly  registering in this offering  26,787,605 shares of common stock underlying our secured convertible debentures.

ADVISORY AGREEMENTS

         We  have  entered  into  advisory  agreements  with  marketing,   media
consultants,  and  investor  service  providers.  We hope  that  national  media coverage  for the YOUR HOMESM  Program,  and  investor  awareness  of the market opportunity  of our product,  for which we have  arranged  under these  advisory agreements,  will be  positive  and both  propel  our brand and  accelerate  our national expansion.  To induce performance from these providers while preserving working  capital,  we  agreed to pay for the  services  in whole or in part with shares of common stock to be registered in this offering.

         Those service providers,  the services  provided,  and the shares to be issued under the agreements, are as follows:

-----------------------------------------------------------------------------------------
      SERVICE PROVIDER                 SERVICES                      COMPENSATION
-----------------------------------------------------------------------------------------
ClearVision, Inc.             marketing consulting,                 $350,000
                              public relations, and
                              media production and
                              distribution services
-----------------------------------------------------------------------------------------
Global Media Fund, LLC        marketing consulting,                 $250,000
                              public relations, and
                              media distribution services
-----------------------------------------------------------------------------------------
Lippert/Heilshorn &           Investor relations              Warrants up to 540,000
Associates, Inc.              consulting for development    (135,000 at $0.40/share &
                              of investment case and        405,000 at $0.60/share)
                              market awareness
-----------------------------------------------------------------------------------------

In this offering we are registering  2,762,222 shares of common stock underlying those obligations to issue stock or warrants for fees.

                                  RISK FACTORS

         OUR  BUSINESS  INVOLVES A HIGH  DEGREE OF RISK.  YOU  SHOULD  CAREFULLY
CONSIDER  THE  FOLLOWING  RISK  FACTORS  AND  THE  OTHER   INFORMATION  IN  THIS
PROSPECTUS,  INCLUDING OUR FINANCIAL STATEMENTS AND THE RELATED NOTES. IF ANY OF
THE FOLLOWING RISKS ACTUALLY OCCURS, OUR BUSINESS, OPERATING RESULTS, PROSPECTS,
OR FINANCIAL  CONDITION COULD BE SERIOUSLY HARMED AND YOU COULD LOSE ALL OR PART
OF YOUR INVESTMENT.

RISKS RELATED TO OUR CLASS A CONVERTIBLE PREFERRED STOCK

OUR SERIES A CONVERTIBLE  PREFERRED  STOCK HAS SUPER VOTING RIGHTS AND IS HIGHLY
DILUTIVE TO OUR COMMON STOCK UPON CONVERSION.

         We  have  authorized  one  million   (1,000,000)  shares  of  Series  A
Convertible Preferred Stock and have in our organizational  documents filed with
the  State  of  Delaware   granted  to  the  holders  of  such  preferred  stock
extraordinary rights and privileges, those being foremost:

         (1)      the holders of such preferred  stock have the right to convert their  preferred  stock  into that  number of shares of common stock equal to the product of (i) a fraction, the numerator of which  is  the  number  of  shares  of  preferred  stock  such stockholder desires to convert and the denominator of which is
                  1,000,000,  and (ii) three hundred  percent (300%) of our then current outstanding common stock;

         (2)      while outstanding and unconverted, such preferred stock grants the right to its  holders  to vote as if the  preferred  stock were converted into common stock; and

         (3)      such  authorized  preferred stock will  AUTOMATICALLY  convert into shares of our common stock equal to three hundred percent
                  (300%) of our then  current  outstanding  common  stock on the second anniversary of the date this registration  statement is declared effective.

         There are currently  816,000  shares of Series A Convertible  Preferred
Stock  issued  and  outstanding,  all of  which  is held by  Homes  For  America
Holdings, Inc. Homes For America Holdings, Inc. has consented to the delivery of one  percent  (1%) of the  preferred  stock to  Knightsbridge  Holdings,  LLC, a financial  services  provider  who assisted in  initiating  our  financing  with
Cornell Capital  Partners,  LP and to dilution by up to twenty percent (20%) for issuance of preferred stock to our directors and executive officers. In addition we have  issued a  Preferred  Stock  Warrant to  Cornell  Capital  Partners,  LP
entitling  it to acquire  at par value  184,000  shares of Series A  Convertible
Preferred Stock or the converted equivalent in shares of common stock.

         AS A RESULT OF THE SERIES A CONVERTIBLE PREFERRED STOCK, THE HOLDERS OF
OUR COMMON  STOCK ARE SUBJECT AT ANY TIME,  AND ALMOST  CERTAINLY  BY THE SECOND
ANNIVERSARY OF THE REGISTRATION BECOMING EFFECTIVE,  TO DILUTION OF SEVENTY FIVE
PERCENT   (75%)  OF  THE  STOCK  THEN  HELD  WITHOUT  US  RECEIVING   ADDITIONAL
CONSIDERATION IN CONNECTION WITH THE DILUTION.

RISKS  RELATED  TO  THE  STANDBY  EQUITY  DISTRIBUTION   AGREEMENT  AND  SECURED
CONVERTIBLE NOTES

FUTURE SALES BY OUR  STOCKHOLDERS  MAY ADVERSELY  AFFECT OUR STOCK PRICE AND OUR
ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS.

         Sales of our common stock in the public market  following this offering could lower the market price of our common stock,  as the number of  outstanding shares of common  stock may  increase  dramatically  or the  perception  of such issuances may suppress demand for our common stock. Of our 87,242,533  shares of common stock outstanding, in excess of 82 million shares as of November 21, 2005 are  "restricted  securities"  and may be resold in the  public  market  only if registered or pursuant to an exemption from  registration.  Some of these shares may be resold  under Rule 144 of the  Securities  Act of 1933,  as  amended.  In addition,  we have (i) outstanding  secured  convertible  debentures,  which are convertible  into  shares of common  stock  based upon the then  current  market price,  and (ii)  outstanding  Series A Convertible  Preferred  Stock,  which is convertible into that number of shares of common stock equal to 300% of our then issued and  outstanding  common stock,  as calculated on a fully diluted  basis.
Upon  issuance of the maximum  number of shares being  registered  in connection with the Standby Equity  Distribution  Agreement  (including the placement agent fee) and immediate conversion of the secured convertible debentures, there would
be  an  additional   111,537,605   shares  of  common  stock   outstanding   (at
$0.27/share). All of these shares of common stock could be immediately resold in the public market upon effectiveness of the registration statement of which this prospectus forms a part.

         The  issuance of these  shares of common  stock  would  cause  existing
stockholders  to  experience   substantial   dilution,   and,  most  likely,   a
consequential drop in the common stock's market price.  Moreover,  the perceived risk of this  potential  dilution  could cause  stockholders  to attempt to sell their shares and  investors to short the stock,  a practice in which an investor sells shares that he or she does not own at prevailing market prices,  hoping to purchase shares later at a lower price to cover the sale.  While Cornell Capital
Partners,  LP may not short the stock, we believe it intends to sell any and all shares it  acquires  under the  Standby  Equity  Distribution  Agreement  or the conversion  of its  debentures,  and those sales will affect the market price of the common stock. We have no agreement with Cornell Capital Partners,  LP or any other holder of our secured  convertible  debentures for the orderly sale of our stock.  As each of these  events  would cause the number of shares of our common stock being offered for sale to increase,  the common stock's market price would likely  further  decline.  All of these  events  could  combine  to make it very difficult for us to sell equity or equity-related  securities in the future at a time and price that we deem appropriate.

CORNELL CAPITAL PARTNERS, LP WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE
OF OUR COMMON STOCK UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT.

         The common  stock to be issued  under the Standby  Equity  Distribution
Agreement  will be issued at a 3% discount  to the lowest  closing bid price for the five (5)  consecutive  trading days  immediately  following  the notice of a sale.  These  discounted  sales  could  cause the price of our  common  stock to decline.  Further,  because Cornell Capital Partners, LP will acquire our common stock at a discount under the Standby  Equity  Distribution  Agreement,  it will have an incentive to  immediately  sell such stock in order to realize a gain on the  difference.  This incentive to sell  immediately  into the public market to realize a gain on the  difference  accelerates if the market price of our common stock declines,  further causing the trading price of our common stock to likely decline.

EXISTING  STOCKHOLDERS  WILL  EXPERIENCE  SIGNIFICANT  DILUTION FROM OUR SALE OF
SHARES UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT.

         The sale of shares under the Standby Equity Distribution Agreement will have a  dilutive  impact on our  stockholders.  As a result,  our net income per share could decrease in future periods, and the market price of our common stock could decline as market supply for shares of our common stock will exceed market demand. In addition, if our stock price declines, in order to make further sales under the Standby Equity Distribution Agreement, we will need to issue a greater number  of shares  of  common  stock.  In fact,  upon our  making  requests  for advances,  our  obligation  to  issue  shares  pursuant  to the  Standby  Equity
Distribution   Agreement  is  determined  by  the  then  current  market  prices experienced by the stock and is essentially limitless.

         The following is an example of the number of shares of our common stock issuable  in  connection  with a sale of  $1,500,000  of common  stock under the
Standby Equity Distribution Agreement,  based on market prices 25%, 50%, and 75%
below the closing bid price as of November 18, 2005 of $0.27:

       % BELOW MARKET  PRICE PER SHARE   NUMBER OF SHARES    PERCENTAGE
                                         ISSUABLE            OF STOCK*

       25%             $0.2025            7,407,407           7.8261%
       50%             $0.1350           11,111,111          11.2971%
       75%             $0.0675           22,222,222          20.3008%

        * Based upon 87,242,533 shares of common stock outstanding.

         As  illustrated,  the  number of shares of  common  stock  issuable  in connection with an advance under the Standby Equity Distribution  Agreement will increase  if the  market  price of our common  stock  declines,  resulting  in a dilution of ownership and voting power of existing stockholders,  along with the likelihood that supply of our common stock in the market will exceed demand, all causing the price of our common stock to decline.

THERE ARE A LARGE NUMBER OF SHARES  UNDERLYING OUR  CONVERTIBLE  DEBENTURES THAT
MAY BE  AVAILABLE  FOR FUTURE SALE AND THE SALE OF THESE  SHARES MAY DEPRESS THE
MARKET PRICE OF OUR COMMON STOCK

         As of November  10,  2005,  we had  87,242,533  shares of common  stock issued and outstanding. Moreover, our obligation to issue shares upon conversion of  our  $6,509,388  principal  amount  convertible  debentures  is  essentially limitless as the number of shares of common stock  issuable  upon  conversion of the outstanding  convertible debentures will increase if the market price of our stock  declines.  On November 9, 2005,  the total balance of principal,  accrued interest, and other charges under our convertible debentures was $6,509,388.

         The following is an example of the amount of shares of our common stock issuable  upon  conversion  at $0.243 / share,  representing  90% of the average volume  weighted price of our stock the 5 trading days before the filing of this
registration   ($0.27),  for  the  current  outstanding   debenture  balance  of
$6,509,388:

                         PRINCIPAL
      % OF TOTAL         AMOUNT               NUMBER OF              PERCENTAGE
      DEBENTURES         CONVERTED            SHARES ISSUABLE        OF STOCK*

       25%               $1,627,347           6,696,901              7.1230%
       50%               $3,254,694           13,393,802            13.3091%
       75%               $4,882,041          20,090,704             18.7181%
      100%               $6,509,388          26,787,605             23.4917%

       * Based upon 87,242,533 shares of common stock outstanding

         As illustrated,  the number of shares of common stock issuable upon the conversion of our outstanding debentures will substantially  diluteownership and voting  power of  existing  stockholders,  along  with the  likelihood  that the increase  supply of our common stock in the market will exceed  demand,  causing the  price of our  common  stock to  decline.  While  we will  benefit  from the corresponding  conversion of an existing debt liability to equity, the debenture holders  will have a financial  incentive  to convert  and sell their  converted common  stock  whenever  the  market  price  of our  stock is  greater  than the conversion  price and remains  greater during the sale period for such converted stock.

IN THE EVENT THAT OUR STOCK PRICE DECLINES, THE SHARES OF COMMON STOCK ALLOCATED
FOR  THE  STANDBY  EQUITY  DISTRIBUTION   AGREEMENT  AND/OR  CONVERSION  OF  THE
CONVERTIBLE  DEBENTURES BEING REGISTERED  PURSUANT TO THIS PROSPECTUS MAY NOT BE
ADEQUATE  AND WE MAY BE REQUIRED  TO FILE A  SUBSEQUENT  REGISTRATION  STATEMENT
COVERING ADDITIONAL SHARES.

         Based on our current  market  price and the  potential  decrease in our market  price as a result of the  issuance of shares  under the  Standby  Equity
Distribution  Agreement and upon  conversion of the convertible  debentures,  we have made a good faith  estimate as to the amount of shares of common stock that we are required to register.  Accordingly, we have registered 114,336,864 shares of common  stock.  In the event that our stock  price  decreases,  the shares of common stock we have allocated for issuance and  registration may be inadequate.
If the  shares  allocated  are  not  adequate  and we are  required  to  file an additional registration statement, we will incur substantial costs in connection with the preparation and filing of such registration statement. Furthermore, the requirement  that we file a  subsequent  registration  statement  will result in delays in our ability to demand purchases under the Standby Equity  Distribution
Agreement.

         Moreover,  we are not  registering  the number of shares  that would be sufficient,  at the  current  market  price  for our  common  stock,  if it were maintained  throughout the period of demand  purchases  under the Standby Equity
Distribution  Agreement,  to draw the entire  advance amount that is conceivably allowed  under the  maximum  commitment  amount  ($46,000,000)  set forth in the
Standby Equity Distribution Agreement. Thus we have determined that if the stock price during the demand purchase periods were not sustained at a level above the most  recent  current  price we would  incur the  expense to file an  additional registration  statement  before we could be able to use the entire  equity  line facility.

WE ARE PROHIBITED FROM USING SALE PROCEEDS FROM THE STANDBY EQUITY  DISTRIBUTION
AGREEMENT TO MAKE PAYMENTS ON OR REDEEM OUR CONVERTIBLE DEBENTURES.

         Under  the  express  terms  of both  the  Standby  Equity  Distribution
Agreement and the  convertible  debentures we are  prohibited  from applying the sale proceeds we may obtain under the Standby Equity  Distribution  Agreement to the  payment  of  our  obligations  under  the  convertible  debentures.  We are obligated  to pay  substantial  amounts for the monthly pro rata  principal  and interest  installments which commence under the convertible  debentures as early as January 15, 2007,  and  according to these  financial  instruments  must make those payments from working capital or other funds we may raise.

         Unless the  debenture  holders  are able and  willing to convert  their debentures to common stock,  relieving us of liability for the converted portion of such debentures, the monthly payments on the debentures could consume all, or substantially  all,  of our  working  capital  and  other  financial  resources.
Moreover,  if the working capital or other financial resources were insufficient for such payments,  we would be in default under the convertible  debentures and under the Standby Equity Distribution Agreement and unable to avail ourselves of the equity line as well.

IF WE  ARE  REQUIRED  FOR  ANY  REASON  TO  REPAY  OUR  OUTSTANDING  CONVERTIBLE
DEBENTURES,  WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL,  IF AVAILABLE,
OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE CONVERTIBLE  DEBENTURES,  IF
REQUIRED,  COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE
OF SUBSTANTIALLY ALL OF OUR ASSETS.

         In December 2004, we entered into a Securities  Purchase  Agreement for the  sale  of  an  aggregate  of  $5,500,000  principal  amount  of  convertible debentures to Cornell Capital  Partners,  L.P. and Montgomery  Equity  Partners,
Ltd.  As part of the  reverse  merger  with our  predecessor  company we assumed additional convertible debentures in the aggregate principal amount of $375,000.
The consolidated convertible debentures,  as currently amended and restated, had a total balance of principal, accrued interest, and other charges on November 9,
2005, of  $6,509,388,  and are due and payable,  with 12%  interest,  in ratable installments  each month  commencing on January 15, 2006, and  continuing  until maturity on January 15, 2007,  unless sooner converted into shares of our common stock.

         Any event of  default  such as our  failure to repay the  principal  or interest  when due, our failure to issue shares of common stock upon  conversion by the holder, our failure to timely file a registration  statement or have such
registration   statement   declared   effective,   breach   of   any   covenant,
representation,  or warranty in the  Securities  Purchase  Agreement  or related
convertible   debenture,   the   commencement   of  a  bankruptcy,   insolvency,
reorganization  or  liquidation  proceeding  against us and the delisting of our common stock could require the early repayment of the convertible  debentures if the default is not cured within the specified  grace period.  We anticipate that the full amount of the convertible  debentures,  together with accrued interest, will be converted into shares of our common stock,  in accordance with the terms of the convertible debentures.

         Further,  any such default  entitles the holders of our  debentures  to convert the debentures at a  substantially  reduced price of $0.243 / share (90%
of the most recent average price of our stock for the 5 trading days before this registration statement is filed).

         If we are required to repay the  convertible  debentures,  however,  we would be required to use our limited  working  capital  and/or raise  additional funds.  If we were unable to repay the debentures  when required,  the debenture holders  could  commence  legal  action  against us and  foreclose on all of our assets to recover the amounts due.  Any such action would  require us to curtail or cease operations.

RISKS RELATED TO OUR COMMON STOCK

OUR HISTORIC  STOCK PRICE HAS BEEN  VOLATILE AND THE FUTURE MARKET PRICE FOR OUR
COMMON STOCK IS LIKELY TO CONTINUE TO BE VOLATILE.  FURTHER,  THE LIMITED MARKET
FOR OUR SHARES WILL MAKE OUR PRICE MORE  VOLATILE.  THIS  VOLATILITY MAY MAKE IT
DIFFICULT  FOR YOU TO SELL  OUR  COMMON  STOCK  FOR A  POSITIVE  RETURN  ON YOUR
INVESTMENT.

         The  public  market  for our common  stock has  historically  been very volatile.  Over the previous fiscal year and the interim quarterly periods,  the market  price for our common  stock has ranged  from $0.15 to $0.80.  Any future market  price for our shares is likely to  continue  to be very  volatile.  This price volatility may make it more difficult for you to sell shares when you want at prices you find attractive.  We do not know of any one particular factor that has caused volatility in our stock price.  However,  the stock market in general has  experienced  extreme  price and  volume  fluctuations  that have often been unrelated or disproportionate to the operating  performance of companies.  Broad market factors and the investing  public's  negative  perception of our business may reduce our stock price,  regardless of our operating  performance.  Further, the  market  for our common  stock is  limited  and we cannot  assure you that a larger  market will ever be developed or  maintained.  Market  fluctuations  and volatility,  as well as  general  economic  conditions  could  reduce our market price, making it difficult or impossible for you to sell our common stock.

LIMITATIONS OF THE OTCBB CAN HINDER COMPLETION OF TRADES.

         Trades and  quotations on the OTCBB  involve a manual  process that may delay  order  processing.  Price  fluctuations  during a delay can result in the failure of a limit order to execute or cause  execution  of a market  order at a price  significantly  different  from the  price  prevailing  when an order  was entered. Consequently, one may be unable to trade in the common stock at optimum prices.

OUR COMMON  STOCK IS SUBJECT TO THE "PENNY  STOCK" RULES OF THE  SECURITIES  AND
EXCHANGE  COMMISSION AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED,  WHICH
MAKES  TRANSACTIONS  IN OUR  STOCK  CUMBERSOME  AND MAY  REDUCE  THE VALUE OF AN
INVESTMENT IN OUR STOCK.

         The  Securities  and  Exchange  Commission  adopted  Rule 3a51-1 of the
Securities Exchange Act of 1934, as amended, which establishes the definition of a "penny  stock," for the purposes  relevant to us, as any equity  security that has a market  price of less than  $5.00 per share or with an  exercise  price of less than $5.00 per share,  subject to certain  exceptions.  For any transaction involving a penny stock,  unless exempt,  Rule 15g-9 of the Securities  Exchange
Act of 1934, as amended, requires:

     o   that a broker or dealer approve a person's  account for transactions in penny stocks; and

     o   the broker or dealer  receive from the investor a written  agreement to the  transaction,  setting forth the identity and quantity of the penny stock to be purchased.

         In order to  approve  a  person's  account  for  transactions  in penny stocks, the broker or dealer must:

     o   obtain financial  information and investment  experience  objectives of the person; and

     o   make a reasonable  determination  that the transactions in penny stocks are  suitable for that person and the person has  sufficient  knowledge and  experience in financial  matters to be capable of  evaluating  the risks of transactions in penny stocks.

         The broker or dealer must also deliver,  prior to any  transaction in a penny stock,  a disclosure  schedule  prescribed by the  Securities and Exchange
Commission relating to the penny stock market, which, in highlight form:

     o   sets forth the basis on which the broker or dealer made the suitability determination; and

     o   that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

         Disclosure  also has to be made about the risks of  investing  in penny stocks  in  both  public  offerings  and in  secondary  trading  and  about  the commissions payable to both the broker-dealer and the registered representative, current  quotations for the securities and the rights and remedies  available to an  investor  in cases of fraud in penny stock  transactions.  Finally,  monthly statements  have to be sent  disclosing  recent price  information for any penny stock held in the account and information on the limited market in penny stocks.

         As a result of the  foregoing,  brokers may be less  willing to execute transactions in securities subject to the "penny stock" rules. As our stock will be a "penny stock" upon  registration,  this fact may make it more difficult for investors to dispose of our common stock and could cause a decline in the market value of our stock.

OUR LARGE AMOUNT OF UNISSUED PREFERRED STOCK MAY DETER POTENTIAL ACQUIRERS.

         Our Board of Directors has the authority, without further action by the stockholders,  to issue up to an additional nine million  (9,000,0000) shares of
preferred   stock  on  such  terms  and  with  such  rights,   preferences   and
designations,  including, without limitation restricting dividends on our common stock, dilution of the common stock's voting power and impairing the liquidation rights  of the  holders  of our  common  stock,  as the Board of  Directors  may determine  without  any vote of the  stockholders.  Issuance  of such  preferred stock, depending upon the rights,  preferences and designations thereof may have the  effect  of  delaying,  deterring  or  preventing  a change in  control.  In addition, certain "anti-takeover" provisions of the Delaware General Corporation
Law, among other things, may restrict the ability of stockholders to authorize a merger, business combination or change of control.  Failure to consummate such a proposed  merger,  business  combination  or change in control  could  result in investors  missing an opportunity to sell their interests in us at a significant premium over the market price.

         The OTCBB is vulnerable to market fraud.

         OTCBB securities are frequent targets of fraud or market  manipulation, both  because  of  their  generally  low  prices  and  because  OTCBB  reporting requirements are less stringent than those of stock exchanges or NASDAQ.

RISKS RELATED TO OUR BUSINESS

THE REPORT OF OUR  INDEPENDENT  REGISTERED  PUBLIC  ACCOUNTING  FIRM CONTAINS AN
EXPLANATORY  PARAGRAPH  AS TO OUR ABILITY TO CONTINUE AS A GOING  CONCERN.  THIS
OPINION COULD PREVENT US FROM OBTAINING NEW FINANCING ON REASONABLE  TERMS OR AT
ALL

         Because  we have  incurred  losses  since  inception,  we will  require additional  funds to meet and fund our obligations  and operations.  We have not yet  determined how to finance our  operations.  The report of Friedman LLP, our independent  registered  public  accounting  firm, with respect to our financial statements,  included herewith contains an explanatory paragraph which expresses substantial  doubt as to our  ability to continue  as a going  concern.  Such an opinion may adversely affect our ability to obtain financing on reasonable terms or at all.

WE ARE A DEVELOPMENT STAGE COMPANY WITH LOSSES SINCE OUR INCEPTION AND EXPECT TO
INCUR NET LOSSES FOR THE FORESEEABLE  FUTURE.  WE HAVE NO OPERATING HISTORY UPON
WHICH AN  EVALUATION  OF OUR  PROSPECTS  CAN BE  MADE.  THESE  CONDITIONS  RAISE
SUBSTANTIAL  DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING  CONCERN.  IF WE ARE
NOT ABLE TO CONTINUE AS A GOING CONCERN, YOU WILL LOSE YOUR ENTIRE INVESTMENT.

         Although we were organized in 2004, we have had no operations since our inception from which to evaluate our business and  prospects.  We therefore face all the risks inherent in a new business, including the expenses,  difficulties,
complications,   and  delays  frequently  encountered  in  connection  with  the formation and commencement of operations, including operational difficulties and capital requirements and management's  potential  underestimation of initial and ongoing costs.  Moreover, we have had no revenues and have incurred losses since our inception. Our accumulated deficit on December 31, 2004 was $103,090, and on
September 30, 2005 was $597,377.  As of September 30, 2005 and December 31, 2004
we had cash on hand of $167,059 and $819,443 and our current liabilities totaled
$5,776,387  and  $1,556,890,  respectively.  There can be no assurance  that our business  plan  will be  implemented  successfully  or that  we will  ever  have
profits.   Our  ability  to  continue  operations  is  dependent  upon  securing additional sources of capital, and/or achieving profitable operations. Given our current financial resources and expenses,  until we can commence sales under the
Standby Equity Distribution  Agreement,  we anticipate only being able to remain operational  through  January  2006.  We estimate that we would need to sell the entire  $46  million  of common  stock  under the  Standby  Equity  Distribution
Agreement to fund our anticipated  operating expenses and future expansion plans over the next two years.  As  reflected  in the audit  report  accompanying  the financial  statements  included with this  prospectus,  these  conditions  raise substantial  doubt about our ability to continue as a going  concern.  If we are unable to continue as a going concern, you may lose your entire investment.

                                       10

ADVERSE  ECONOMIC OR OTHER  CONDITIONS  IN THE MARKETS IN WHICH WE DO  BUSINESS,
INCLUDING FLORIDA AND TEXAS,  COULD NEGATIVELY AFFECT OUR OCCUPANCY,  SALES, AND
RESULTS OF OPERATIONS.

         Our  operating  results are  dependent  upon our ability to achieve and maintain a high level of occupancy in our real estate  developments  followed by sales under our Lease and Own program.  Adverse  economic or other conditions in the markets in which we do business,  and specifically in metropolitan  areas of those markets,  may negatively  affect our occupancy and rental rates,  which in turn, may negatively  affect our revenues.  If our  developments do not generate revenues sufficient to meet our cash requirements, including operating and other expenses,  debt  service and capital  expenditures,  our net income,  funds from operations,  cash flow,  financial  condition  and common  stock  price could be adversely  affected.  The following factors,  among others, may adversely affect the  occupancy  of  our  developments  and/or  the  revenues  generated  by  our developments:

     o   the  national  economic  climate  and the  local or  regional  economic climate in the  markets  in which we  operate,  which may be  adversely impacted by, among other factors,  plant closings,  industry slowdowns, relocation of businesses, and changing demographics;

     o   competition  from  other  work-force  housing  or   low/moderate-income
         housing sites or available land for the placement of work-force housing or  low/moderate-income  homes outside of established  communities  and
         alternative   forms  of  housing  (such  as  apartment   buildings  and
         site-built single-family homes);

     o   local  real  estate  market   conditions  such  as  the  oversupply  of
         work-force housing or low/moderate-income  housing sites or a reduction in demand for such housing sites in an area;

     o   the residential rental market,  which may limit the extent to which our rents,  whether  for  homes or home  sites,  may be  increased  to meet increased expenses without decreasing our occupancy rates;

     o   the residential  sales market,  which may limit the extent to which our agreed sale prices,  set in advance on the customers entering the Lease and Own Program,  create  sufficient  incentive for the leaseholders to purchase  during the term or the market values of the homes  appreciate sufficiently to establish equity required for the customers to close on the homes;

     o   perceptions by  prospective  leaseholders  of the safety,  convenience,
         maintenance,   and   attractiveness   of  our   communities   and   the
         neighborhoods where they are located;

     o   our ability to provide adequate management,  maintenance, and insurance for the communities;

     o   our  ability  to  provide  adequate  assistance,  through  third  party counseling  and  seminars  and  lender  support,  to  the  leaseholders requiring  assistance in applying for and obtaining  financing to close on their homes during the program term; or

     o   increased operating costs, including  maintenance,  insurance premiums, real estate taxes, and utilities.

         Our  communities  located  in the  Dallas/Fort  Worth  areas  of  Texas comprise 54% of our total home sites and the community in North Fort Myers,  Lee
County,  Florida comprises the balance of our current home sites. As a result of the geographic concentration of our communities,  we are particularly exposed to the risks of downturns in the local  economies of those  regions,  as well as to other  local real  estate  market  conditions  or other  conditions  which could adversely affect our occupancy  rates,  lease rates,  home sale prices,  and the values of communities in this market.

         Our  results of  operations  also would be  adversely  affected  if our leaseholders  are unable to make their lease payments,  if our home sites or our homes are  unable to be leased on  favorable  terms,  if the sale  prices of the homes,  upon  exercise  by  the  leaseholders  do not  support  their  costs  of construction  and carry,  or if the homes in the communities are not sold out in the time periods contemplated. If we are unable to promptly relet our home sites

                                       11

and leased homes or renew our leases for a significant  number of our home sites or leased  homes,  if the  lease  rates  upon such  renewal  or  re-letting  are significantly  lower than  expected  rates,  if the net sale  proceeds to us are insufficient  upon  exercise,  or if the homes in the  communities  are not sold during  the option  terms as  contemplated,  then our  business  and  results of operations  would be  adversely  affected.  In  addition,  certain  expenditures associated  with each  community  (such as real  estate  taxes,  insurance,  and maintenance  costs)  generally  are  not  reduced  when  circumstances  cause  a
reduction  in  income  from  such  community  and  could   increase   without  a
corresponding  increase  in  lease  or  other  income.  Our  plan to use the net proceeds of home sales as the necessary  equity to fund further  expansion  into new communities in other  jurisdictions  would be limited as well.  Furthermore, real estate  investments are relatively  illiquid and,  therefore,  will tend to limit our  ability to vary our  portfolio  promptly  in  response  to changes in economic or market conditions.

         In addition, periods of economic slowdown or recession, rising interest rates or declining demand for real estate,  or the public perception that any of these  events  may  occur,  could  result  in a general  decline  in rents or an increase in defaults under existing leases, which would adversely affect our net income, funds from operations, cash flow, financial condition, ability to pay or
refinance  our  debt   obligations,   ability  to  make   distributions  to  our
stockholders and the per share trading price of our common stock.

THE YOUR HOME LEASE AND OWN  PROGRAM  MAY BE  SUBJECT  TO  UNKNOWN  OR  UNTESTED
GOVERNMENT  REGULATIONS  THAT COULD  NEGATIVELY  IMPACT OUR  ABILITY TO GROW THE
BUSINESS.

         The YOUR HOME Lease and Own  program is new and  differs  significantly from the lease-to-own programs offered by certain of our competitors, and we are not aware of any  lease-to-own  program  structured in a manner similar to ours.
Accordingly,  while we believe  our  program  has been  structured  and is being implemented in compliance with applicable  legal and regulatory  requirements in all material  respects,  we have no significant  past experience  operating this program,  and neither the structure and terms of the program nor our  management and  implementation  of the program  have been subject to review by any court or regulatory  agency  or  authority  in any suit or  proceeding.  There  can be no assurance if any such review were to occur that the  structure  and terms of the program and our management and implementation of the program will be found to be in compliance with all such applicable  legal and regulatory  requirements.  Any determination by a court or other agency or authority of competent  jurisdiction finding a violation of any applicable legal or regulatory  requirements,  or the threat of such a determination,  could subject us to material fines,  penalties, judgments or other  payments which could have an adverse effect on our financial condition and results of  operations.  Such an adverse  outcome or its perceived potential could also result in significant changes to the structure and terms of the program,  which,  in turn,  could make  operating the program more costly or adversely  effect our ability to increase  occupancy  and improve our results of operations.

OUR BUSINESS DOES NOT CURRENTLY GENERATE ANY REVENUE, NOR CAN WE ASSURE YOU THAT
WE WILL EVER BE ABLE TO GENERATE  REVENUE  EXCEPT  THROUGH THE SALE OF EQUITY OR
ISSUANCE OF DEBT SECURITIES.

         Except  for  the  Standby   Equity   Distribution   Agreement  and  the
refinancing  of  the  assets  already  acquired  with  the  secured  convertible debentures, we have no other sources of working capital or cash commitments.  No assurance  can be given that we will  raise  sufficient  funds from the  Standby
Equity Distribution  Agreement to sustain our operations,  as the sale of common stock  under that  facility  requires  a liquid  market to develop in our common stock which presently does not exists. Our ability to refinance existing assets,
being   principally  our  real  estate  sites,  for  development   expenses  and
reimbursement  to us of advanced costs paid from working  capital,  depends upon mortgage financing that may depend upon the value of the sites or the likelihood of their immediate development.  In addition,  management cannot be certain that there will ever be enough demand for its YOUR HOME Lease and Own program that it will alone, or in conjunction  with third party financing,  generate  sufficient revenue  to  cover  our  operating  expenses.  If we  are  unable  to  recognize sufficient  proceeds  from  these  product  sales  and  our  existing  financing arrangements,  we will  suffer a  material  adverse  effect  and our  ability to continue as a going concern will be uncertain.

IF WE LOSE THE  SERVICES OF ANY KEY  PERSONNEL,  INCLUDING  OUR CHIEF  EXECUTIVE
OFFICER, CHIEF OPERATING OFFICER, CHIEF MARKETING OFFICER OR OUR DIRECTORS,  OUR
BUSINESS MAY SUFFER.

         We are dependent on our key officers and directors, including Daniel G.
Hayes, Mark D. MacFarlane,  and Emilia Nuccio, our President and Chief Executive

                                       12

Officer, Chief Operating Officer, and Chief Marketing Officer, respectively, and our key employees in our finance, development,  governmental relations, property management,  sales, and marketing operations.  These employees worked before our initial organization and capitalization with Homes For America Holdings, Inc. in the initial development,  promotion, and financing of the YOUR HOME Program, our business plan, and incorporation,  and together have accumulated  experience and knowledge we would be unable to duplicate.  We are a  development  stage company and each employee in our  organization  often  provides key services in multiple functions and has acquired material operating  experience unique to our business operations.  The  loss of any of our key  personnel  could  materially  harm our business  because  of the  cost  and  time  necessary  to  retain  and  train  a replacement.  Such a loss would also  divert  management's  attention  away from operational issues.

WE MAY NOT BE SUCCESSFUL IN IDENTIFYING SUITABLE REAL PROPERTY ACQUISITIONS THAT
MEET  OUR  CRITERIA  OR  IN  COMPLETING  SUCH   ACQUISITIONS   AND  SUCCESSFULLY
INTEGRATING AND OPERATING ACQUIRED  PROPERTIES,  WHICH MAY IMPEDE OUR GROWTH AND
NEGATIVELY AFFECT OUR RESULTS OF OPERATIONS.

         Our ability to expand through real property  acquisitions  is a part of
our  business  strategy  and  requires  us  to  identify  suitable   acquisition
candidates that meet our criteria and are compatible  with our growth  strategy.
Our  ability to  establish  ourselves  as the  premier  provider  of  attainable housing,  and to promote the  identification of our Lease and Own Program with a successful  response to the unmet  demands  for  attainable  housing  around the country,  requires us to seek and develop sites in many jurisdictions around the country  in a  variety  of real  estate  markets.  We may not be  successful  in identifying  suitable real estate properties or in consummating  acquisitions on satisfactory terms.  Failure to identify or consummate  acquisitions will reduce the number of acquisitions we complete and slow our growth,  which could in turn adversely affect our stock price.

         We  continue  to evaluate  available  development  sites which would be suitable for our home communities in select markets when strategic opportunities arise.  Our ability to acquire  properties on favorable  terms and  successfully integrate and operate them may be exposed to the following significant risks:

     o   we may be unable to acquire a desired  property  because of competition from local investors and other real estate  investors with  significant capital,  including  publicly  traded  Real  Estate  Investment  Trusts
         (REITs) and institutional investment funds;

     o   even if we are able to  acquire a desired  property,  competition  from other potential acquirers may significantly increase the purchase price which could reduce our profitability;

     o   even if we enter into  agreements  for the  acquisition  of development sites, these agreements are subject to customary conditions to closing,
         including   completion   of  due   diligence   investigations   to  our
         satisfaction;

     o   we may be unable to qualify a proposed site for development  because of required  modifications  to  zoning,  density,  set-back,  or  building requirements, among other regulatory concerns affecting development, or only after  extended  time and  incurred  expense  which  could  reduce profitability;

     o   we may be unable to  finance  the  acquisition  at all or on  favorable terms;

     o   we may spend more than the time and amounts  budgeted to make necessary improvements or renovations to acquired properties;

     o   we may be unable to quickly and efficiently integrate new acquisitions,
         particularly  acquisitions  of  portfolios  of  properties,   into  our
         existing  operations,  and  consequently  our results of operations and financial condition could be adversely affected;

     o   market  conditions  may result in higher than expected  vacancy  rates, lower than expected lease rates and sale prices, or lower than expected total sales; and

     o   we may  acquire  properties  subject to  liabilities  and  without  any recourse,  or with only  limited  recourse,  with  respect  to  unknown
         liabilities   such  as   liabilities   for   clean-up  of   undisclosed
         environmental  contamination,  claims  by  tenants,  vendors  or  other

                                       13

         persons dealing with the former owners of the properties and claims for indemnification  by general  partners,  directors,  officers and others indemnified by the former owners of the properties.

THE  AVAILABILITY  OF  COMPETING  HOUSING  ALTERNATIVES  IN  OUR  MARKETS  COULD
NEGATIVELY  AFFECT OCCUPANCY  LEVELS AND RENTS IN OUR  COMMUNITIES,  WHICH COULD
ADVERSELY AFFECT OUR REVENUE AND OUR RESULTS OF OPERATIONS.

         All of our properties are located in markets that include other housing communities.  The number of competing  communities in a particular  market could have a material  effect on our ability to lease our homes  and/or home sites and to  maintain  or raise  rents or to sell out the sites in the  community.  Other forms of multifamily residential properties and single-family housing, including rental properties,  represent competitive  alternatives to our communities.  The availability of a number of other housing  options,  such as apartment units and new or existing  site-built  housing stock, as well as more favorable  financing alternatives  for the same,  could have an adverse  effect on our  occupancy and rents,  which could adversely  affect our cash flow and financial  condition and
ability  to  make  distributions  to  our  stockholders.   The  availability  of
additional  housing  options  under  other  attainable  housing  initiatives  by governmental  or  non-profit  agencies,  acting as  developers  or  builders  or assisting  private  developers  under  one or more  housing  initiatives,  could similarly adversely affect our cash flow and financial condition.

UNINSURED  LOSSES OR LOSSES IN EXCESS OF OUR INSURANCE  COVERAGE COULD ADVERSELY
AFFECT OUR FINANCIAL CONDITION AND OUR CASH FLOW.

         We maintain comprehensive  liability,  fire, flood (where appropriate), extended coverage, and rental loss insurance with respect to our properties with policy specifications,  limits, and deductibles  customarily carried for similar properties.  Certain types of losses,  however, may be either uninsurable or not economically  insurable,  such as losses due to earthquakes,  riots, and acts of war or  terrorism.  Should  an  uninsured  loss  occur,  we could  lose both our investment  in, and  anticipated  profits and cash flow from, a property,  which could  adversely  affect  our  financial  condition  and  our  ability  to  make distributions to our stockholders.  In addition, if any such loss is insured, we may be required to pay a  significant  deductible  on any claim for  recovery of such a loss prior to our insurer being obligated to reimburse us for the loss or the amount of the loss may exceed our coverage for the loss.

ENVIRONMENTAL  COMPLIANCE  COSTS AND  LIABILITIES  ASSOCIATED WITH OPERATING OUR
COMMUNITIES MAY AFFECT OUR RESULTS OF OPERATIONS.

         Under  various  federal,   state  and  local  laws,   ordinances,   and
regulations,  owners and operators of real estate may be liable for the costs of removal or  remediation of certain  hazardous or toxic  substances on or in such property.  Such laws often impose such  liability  without regard to whether the owner  or  operator  knew of,  or was  responsible  for,  the  presence  of such hazardous or toxic substances.  The presence of such substances,  or the failure to  properly  remediate  such  substances,  may  adversely  affect  the owner or operator's ability to lease, sell, or rent such property or to borrow using such property as  collateral.  Persons who arrange for the  disposal or  treatment of hazardous  or toxic  substances  may also be liable  for the costs of removal or remediation of such substances at a disposal or treatment  facility,  whether or not such  facility is owned or operated by such  person.  Certain  environmental laws impose liability for release of asbestos-containing  materials into the air and third parties may seek recovery from owners or operators of real  properties for personal injury associated with asbestos-containing materials.

         In  connection  with the  ownership  (direct or  indirect),  operation, management and development of real properties,  we may be considered an owner or operator of such  properties or as having arranged for the disposal or treatment of hazardous or toxic substances and, therefore,  potentially liable for removal or  remediation  costs,  as well  as  certain  other  related  costs,  including governmental  fines and injuries to persons and property.  All of our properties have been subject to a Phase I or similar  environmental  audit (which  involves general inspections without soil sampling or ground water analysis) completed by independent  environmental  consultants.  These  environmental  audits  have not revealed any  significant  environmental  liability that we believe would have a material  adverse effect on our business or results of operations.  However,  no assurances can be given that existing  environmental studies with respect to any of our properties reveal all environmental liabilities,  that any prior owner or operator of our properties did not create any material  environmental  condition not known to us, or that a material  environmental  condition does not otherwise
exist  as  to  any  one  or  more  of  our  properties.   Furthermore,  material
environmental  conditions,  liabilities,  or compliance concerns may have arisen after the review was  completed  or may arise in the  future;  and future  laws,

                                       14

ordinances  or  regulations   may  impose  material   additional   environmental
liability, which would adversely affect our financial condition and results from operations.

INCREASES IN TAXES AND REGULATORY COMPLIANCE COSTS MAY REDUCE OUR REVENUE.

         Costs increases associated with higher income,  service, or other taxes are generally  are not passed  through to tenants under leases and may adversely affect our net income,  funds from operations,  cash flow,  financial condition, ability to pay or refinance our debt obligations,  ability to make distributions to stockholders, and the per share trading price of our common stock.

COSTS ASSOCIATED WITH COMPLYING WITH THE AMERICANS WITH DISABILITIES ACT OF 1990
MAY RESULT IN UNANTICIPATED EXPENSES.

         Under the Americans with  Disabilities  Act of 1990, or ADA, all places of public  accommodation  are  required  to meet  certain  federal  requirements related  to  access  and use by  disabled  persons.  These  requirements  became effective in 1992. A number of additional federal, state and local laws may also require modifications to our properties, or restrict certain further renovations of the  properties,  with  respect to access  thereto by disabled  persons.  For example,  the Fair Housing  Amendments Act of 1988, or FHAA,  requires apartment properties  first  occupied  after  March  13,  1990  to be  accessible  to  the handicapped.  Noncompliance  with  the  ADA  or the  FHAA  could  result  in the imposition  of fines or an award of damages to private  litigants and also could result in an order to correct any non-complying  feature,  which could result in substantial  capital  expenditures.  Although we believe that our properties are substantially in compliance with all present  regulatory  requirements,  we have not conducted an audit or  investigation  of all of our  properties to determine our compliance  and we cannot  predict the ultimate cost of compliance  with the
ADA, the FHAA or other legislation.  If one or more of our communities is not in compliance  with  the  ADA,  the  FHAA or  other  legislation,  then we would be required to incur additional costs to bring the community into compliance. If we incur substantial  costs to comply with the ADA, the FHAA or other  legislation, our financial condition,  results of operations, cash flow and per share trading price of our common stock could be adversely affected.

WE MAY INCUR SIGNIFICANT  COSTS COMPLYING WITH OTHER  REGULATIONS  APPLICABLE TO
OUR BUSINESS.

         The  properties  in our  portfolio  are  subject to various  additional federal, state and local regulatory requirements,  such as state and local fire, life-safety and utility compliance  requirements.  If we fail to comply with any of these  various  requirements,  we might incur  governmental  fines or private damage awards.  We believe that the properties in our portfolio are currently in material compliance with all applicable regulatory requirements.  However, we do
not  know  whether   existing   requirements   will  change  or  whether  future
requirements will require us to make significant unanticipated expenditures that could  adversely  affect our net income,  funds from  operations,  cash flow and financial condition and the per share trading price of our common stock.

EXPANSION  OF  OUR  EXISTING   COMMUNITIES  ENTAILS  CERTAIN  RISKS,  WHICH  MAY
NEGATIVELY AFFECT OUR OPERATING RESULTS.

         We may expand  our  existing  communities  where a  community  contains adjacent  undeveloped  land and where the land is zoned for rental housing.  The rental home community expansion business involves  significant risks in addition to those  involved with the ownership and operation of  established  residential communities,  including  the  risks  that  financing  may  not be  available  on
favorable  terms,  or  at  all,  for  expansion  projects,   that  the  cost  of
construction  may exceed estimates or budgets,  that  construction and lease-ups may not be completed on schedule resulting in increased debt service expense and construction  costs, that long-term financing may not be available on completion of construction, and that home sites may not be leased on profitable terms or at all. In connection with any expansion of our existing communities, if any of the above  occurred,  our financial  condition  and results of  operations  could be adversely affected.

EXPOSURE TO MOLD AND  CONTAMINATION-RELATED  CLAIMS COULD  ADVERSELY  AFFECT OUR
RESULTS OF OPERATIONS.

         We intend to own a  significant  number  of rental  homes  that will be leased to third parties.  In each of these rental homes,  we run a risk of mold,

                                       15

mildew  and/or  fungus  related  claims if these items are found in any home. In addition,  we will provide water and sewer systems to our communities and we run the  risk  that if a home  is not  properly  connected  to a  system,  or if the integrity of the system is breached, mold or other contamination can develop. If this contingency were to occur, we could incur significant remedial costs and we may also be subject to private damage claims and awards. If we become subject to claims in this  regard,  it could  adversely  affect  our  financial  condition, results of operations and  insurability,  which could adversely affect our stock price.

QUARTERLY FINANCIAL RESULTS ARE SUBJECT TO SIGNIFICANT FLUCTUATIONS, WHICH COULD
CAUSE OUR STOCK PRICE TO DECLINE.

         We  expect  that we will be  subject  to  substantial  fluctuations  in quarterly net revenues and operating  results.  Fluctuations  may be caused by a number of factors including, but not limited to, the following:

     o   the timing and volume of customer orders, customer cancellations;

     o   the timing and amount of our expenses;

     o   the introduction of existing or new competitors in our markets;

     o   reduced demand for any given product;

         Due to these  factors,  forecasts may not be achieved,  either  because expected revenues do not occur or because they occur at lower prices or on terms that are less favorable to us. In addition,  these factors  increase the chances that our results could diverge from the  expectations of investors and analysts.
If so, the market price of our stock would likely decline.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         Information  included in this  prospectus  may contain  forward-looking statements.  This information may involve known and unknown risks, uncertainties
and  other  factors  which  may  cause  our  actual  results,   performance,  or
achievements to be materially different from the future results, performance, or
achievements   expressed   or   implied  by  any   forward-looking   statements.
Forward-looking  statements,  which involve  assumptions and describe our future plans,  strategies and  expectations,  are generally  identifiable by use of the words "may," "will," "should," "expect,"  "anticipate,"  "estimate,"  "believe,"
"intend," or "project"  or the  negative of these words or other  variations  on these words or comparable terminology.

         This  prospectus   contains   forward-looking   statements,   including
statements   regarding,   among  other  things,  (a)  our  projected  sales  and
profitability,  (b)  our  growth  strategies,  (c)  anticipated  trends  in  our industry,  (d) our  future  financing  plans and (e) our  anticipated  needs for working capital.  These statements may be found under  "Management's  Discussion and Analysis or Plan of Operation" and "Business," as well as in this prospectus generally.  Actual events or results may differ  materially from those discussed in forward-looking statements as a result of various factors, including, without limitation,  the risks outlined  under "Risk  Factors" and matters  described in this prospectus generally. In light of these risks and uncertainties,  there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

         We undertake no  obligation  to publicly  release any  revisions to the forward-looking statements after the date of this document. You should carefully review the risk  factors in other  documents  we file from time to time with the
Securities and Exchange  Commission,  including current reports on Form 8-K, the
10-KSB we file for this year and any Quarterly Reports on Form 10-QSB we file in the future.

                                       16

                              SELLING STOCKHOLDERS

         The  following  table  presents   information   regarding  the  selling
stockholders.

----------------------------------------------------------------------------------------------------------------------
                               SHARES                                                          PERCENTAGE OF
                            BENEFICIALLY           SHARES TO BE        SHARES TO BE         OUTSTANDING SHARES
                            OWNED BEFORE          ACQUIRED UNDER       SOLD IN THE          BENEFICIALLY OWNED
   SELLING STOCKHOLDER        OFFERING           THE INSTRUMENTS         OFFERING           AFTER THE OFFERING
----------------------------------------------------------------------------------------------------------------------

Cornell Capital
Partners, L.P.              8,194,309 (1)        84,750,000             92,934,309                     0
----------------------------------------------------------------------------------------------------------------------

Highgate House
Funds, Ltd.                 7,976,321 (1)        0                      7,976,321                      0
----------------------------------------------------------------------------------------------------------------------

Montgomery Equity
Partners, Ltd.              10,616,975 (1)       0                      10,616,975                     0
----------------------------------------------------------------------------------------------------------------------

Newbridge Securities
Corporation                 0                    37,037                 37,037                         0
----------------------------------------------------------------------------------------------------------------------

ClearVision Inc.            0                    1,296,296              1,296,096                      0
----------------------------------------------------------------------------------------------------------------------

Global Media Fund,
LLC                         0                    925,926                925,926                        0
----------------------------------------------------------------------------------------------------------------------

Lippert/Heilshorn &
Associates, Inc.            0                    540,000                540,000                        0
----------------------------------------------------------------------------------------------------------------------

Total                       26,787,605           87,549,259             114,336,864                    0
----------------------------------------------------------------------------------------------------------------------

(1)   The shares of common stock  indicated are issuable upon the  conversion of secured convertible debentures and Series A Convertible Preferred Stock at the sale price or conversion  price,  respectively,  described above based upon an assumed average closing bid price of $0.27. Once a market price is determined,  the  conversion  price for the  debentures  and the preferred stock and then the sale price for the shares  available  under the Standby
      Equity  Distribution  Agreement  can be  determined  by  reference  to the formula described above.

         As of November 9, 2005,  Cornell Capital  Partners,  LP has outstanding loans to us in the aggregate  amount of $1,991,217,  Highgate House Funds,  Ltd.
has  outstanding  loans  to  us in  the  aggregate  amount  of  $1,938,246,  and
Montgomery  Equity Partners,  Ltd. has outstanding  loans to us in the aggregate amount  of  $2,579,925,  each  evidenced  by an  Amended  and  Restated  Secured
Convertible Debenture. These secured convertible debentures are convertible into shares of common  stock at a price  equal to one hundred  percent  (100%) of the average  closing  bid price of the common  stock for the first five (5)  trading days  immediately  preceding the filing of the  registration  statement of which this prospectus forms a part. Each secured  convertible  debenture is payable in
12 equal  installments  commencing  on January 15,  2006,  with all  outstanding principal  and  interest  due to be paid in full on  January  15,  2007.  At our option,  these  debentures may be redeemed at a 12% premium prior to January 15,
2007. Each secured  convertible  debenture is secured by a security  interest in substantially all of our assets.

                                       17

         In addition, we and Cornell Capital Partners, LP entered into a Standby
Equity  Distribution  Agreement  dated  as of  December  28,  2004.  Under  this agreement,  as amended  on  November  9, 2005,  we may issue and sell to Cornell
Capital  Partners,  LP common stock for a maximum  aggregate  purchase  price of
$46,000,000.  We will be entitled to commence sales to Cornell Capital Partners,
LP under this agreement when the registration statement of which this prospectus forms a part is declared  effective by the Securities  and Exchange  Commission, and the Standby Equity  Distribution  Agreement will remain  outstanding for two years thereafter.  All investment decisions of Cornell Capital Partners,  LP are made by its general partner,  Yorkville Advisors, LLC. Mark Angelo, the managing partner of Yorkville Advisors,  LLC, makes the investment decisions on behalf of
Yorkville Advisors, LLC.

         Highgate House Funds,  Ltd. and Montgomery  Equity  Partners,  Ltd. are
investment  funds that are affiliated  with each other and with Cornell  Capital
Partners,  LP. All  investment  decisions  of Highgate  House  Funds,  Ltd.  and
Montgomery Equity Partners, Ltd. are made by their investment manager, Yorkville
Advisors,  LLC. Mark Angelo,  the managing  member of Yorkville  Advisors,  LLC, makes the investment decisions on behalf of Yorkville Advisors, LLC.

         Newbridge   Securities   Corporation  is  an  unaffiliated   registered
broker-dealer  retained by us to act as placement  agent for the Standby  Equity
Distribution  Agreement.  Mr. Guy S. Amico,  Newbridge Securities  Corporation's
President,  makes the  investment  decisions on behalf of  Newbridge  Securities
Corporation  and has voting  control over the securities  beneficially  owned by
Newbridge  Securities  Corporation.  For its  services  in  connection  with the
Standby Equity Distribution  Agreement,  we agreed to issue Newbridge Securities
Corporation $10,000 payable in 37,037 shares of common stock.

         On June 20, 2005, we entered into an agreement with  ClearVision,  Inc.
to provide us with strategic planning, public relations and marketing consulting services in exchange for $350,000 of our common  stock.  The  ClearVision,  Inc.
agreement will become effective upon our notification to ClearVision,  Inc. that a  registration  statement  registering  the  resale  of our  common  stock  due
ClearVision,  Inc. has been declared  effective by the  Securities  and Exchange
Commission.

         On August 9, 2005,  we entered  into a "media"  agreement  with  Global
Media Fund,  LLC,  pursuant to which  Global Media Fund,  LLC shall  produce and distribute  $3,000,000  worth of nationally  syndicated  (i) newspaper  features and/or  (ii)  radio  features  on our  behalf,  at  standard  advertising  rates generally paid by Global Media Fund,  LLC, and with us determining  the ratio of print to radio  features.  The total cost of these  services  shall be $250,000, payable in our common  stock.  Specifically,  $150,000 of common  stock shall be issued upon the effective date of a registration  statement  covering the resale of the common  stock due Global  Media Fund,  LLC,  with such common stock being valued at 90% of the average  closing  price of our common stock during the five
(5) consecutive  trading days immediately prior to the registration  statement's effectiveness. The remaining balance of $100,000 of common stock shall be issued in installments  on the first day of the month for four (4)  consecutive  months after Global Media Fund, LLC commences  performance under the "media" agreement, with such stock being valued at 90% of the average  closing price for the common stock during the five (5)  consecutive  trading days  immediately  prior to each respective issuance date.

         On November 7, 2005,  we entered into an Agreement for the provision of
"Investor Relations" services by Lippert/Heilshorn & Associates, Inc. to provide us with a custom-designed,  team-based investor relations program.  Under the IR
Agreement LHA would review and/or create the  investment  case and business plan presentation,  press  releases,  and  collateral  materials  we would  use in an investor outreach program,  targeting  audiences in the investment  community to define our market  opportunity,  inform  them of our YOUR  HOMESM  Lease and Own
Program,  build  market  awareness  of our  securities,  and  support the proper valuation of our growth  strategy.  The services  under this investor  relations agreement will cost us $14,000 a month in base  compensation,  together with the reimbursement of direct out-of-pocket expenses. In addition, in consideration of this  negotiated base amount,  we will further  compensate  Lippert/Heilshorn  &
Associates,  Inc.  with  warrants to acquire  our common  stock in the amount of
45,000  warrants each month,  with the warrants during the initial 90-day period having an exercise price of $0.40 / share and the warrants  during the remaining term  having  an  exercise  price  of  $0.65 / share.  The  warrants  (a) may be exercised  as a net exercise  exchanging  the warrants for stock shares equal to number of shares  assuming  immediate sale of shares at the market price to fund the  exercise  price,  (b)  will  have  anti-dilution  provisions,  (c)  must be exercised  not later than the third  anniversary  of  issuance,  and (d) will be limited on exercise in the twelve (12) months after  commencement of services to not more than fifty  thousand  (50,000)  warrants in any thirty (30) day period, with no limitations thereafter.

                                       18

PLAN OF DISTRIBUTION

         The selling stockholders and any of their respective pledgees,  donees, assignees, and other  successors-in-interest may, from time to time, sell any or all of their  shares of common  stock on any stock  exchange,  market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  The selling  stockholders may use any one or more of the following methods when selling shares:

     o   ordinary   brokerage   transactions   and  transactions  in  which  the
         broker-dealer solicits the purchaser;

     o   block trades in which the broker-dealer will attempt to sell the shares as  agent  but may  position  and  resell  a  portion  of the  block as principal to facilitate the transaction;

     o   purchases  by  a   broker-dealer   as  principal   and  resale  by  the
         broker-dealer for its account;

     o   an exchange distribution in accordance with the rules of the applicable exchange;

     o   privately-negotiated transactions;

     o   short sales that are not violations of the laws and  regulations of any state or the United States;

     o   broker-dealers  may  agree  with  the  selling  stockholders  to sell a specified number of such shares at a stipulated price per share;

     o   through the writing of options on the shares;

     o   a  combination  of any such  methods  of  sale;  and any  other  method permitted pursuant to applicable law.

         Except for Cornell  Capital  Partners,  LP,  which is an  "underwriter"
pursuant to the Securities Act of 1933, the selling  stockholders  may also sell shares  under  Rule 144  under  the  Securities  Act of  1933,  as  amended,  if available,  rather than under this prospectus.  The selling  stockholders  shall have the sole and absolute  discretion  not to accept any purchase offer or make any sale of shares if they deem the purchase price to be  unsatisfactory  at any particular time.

         The  selling  stockholders  may also  engage  puts,  calls,  and  other transactions  in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.  Cornell Capital  Partners,  LP, however has agreed under its transactional documents with us that:

         o        its trading  activities  with respect to our Common Stock will be  in  compliance  with  all  applicable  federal  and  state securities  laws,  rules  and  regulations  and the  rules and regulations of the principal  market on which our Common Stock is listed or traded; and

         o        neither  Cornell Capital  Partners,  LP nor its Affiliates (as
                  that  term  is  defined  in Rule  144  promulgated  under  the
                  Securities Act of 1933, as amended) has an open short position in our Common Stock of the Company; and

         o        Cornell Capital Partners,  LP will not, and that it will cause its Affiliates not to, engage in any short sales of or hedging transactions  with respect to our Common Stock,  PROVIDED that we have  acknowledged  and  agreed  that  upon  receipt  of an
                  Advance Notice under the Standby Equity Distribution Agreement
                  Cornell Capital Partners,  LP has the right to sell the shares to be issued to it pursuant to the Advance  Notice  during the applicable 5 trading day pricing period before delivery of the shares to Cornell Capital Partners, LP.

         The  selling  stockholders  or  their  respective   pledgees,   donees,
transferees or other  successors in interest,  may also sell the shares directly

                                       19

to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers.  Such broker-dealers may receive  compensation in the form of discounts,  concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such  broker-dealers  may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer  might be in excess of customary  commissions.  Market  makers and block  purchasers  acquiring  the shares will do so for their own account and at their own risk. It is possible that a selling  stockholder  will attempt to sell shares  of  common  stock  in  block  transactions  to  market  makers  or other purchasers  at a price per share which may be below the then market  price.  The selling stockholders cannot assure that all or any of the shares offered in this prospectus  will be issued to, or sold by,  the  selling  stockholders.  Cornell
Capital  Partners,  LP is an  "underwriter"  as that term is  defined  under the
Securities Act of 1933, as amended,  or the Securities  Exchange Act of 1934, as amended, or the rules and regulations of such acts.  Further,  the other selling stockholders and any brokers,  dealers or agents, upon effecting the sale of any of the shares offered in this  prospectus,  may be deemed to be  "underwriters."
Accordingly,  any commissions received by Cornell Capital Partners,  LP and such broker-dealers or agents and any profit on the resale of the shares purchased by them may be  deemed  to be  underwriting  commissions  or  discounts  under  the
Securities  Act of 1933, as amended or the  Securities  Exchange Act of 1934, as amended.

         We  are  required  to  pay  all  fees  and  expenses  incident  to  the registration of the shares,  including fees and  disbursements of counsel to the
selling  stockholders,   but  excluding  brokerage  commissions  or  underwriter
discounts.  We  estimate  the  costs of the  offering  to be borne by us will be approximately $125,000.

         The selling  stockholders,  alternatively,  may sell all or any part of the  shares  offered  in this  prospectus  through  an  underwriter.  No selling stockholder  has entered into any agreement with a prospective  underwriter  and there is no assurance that any such agreement will be entered into.

         The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time,  offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or  distribution  of the shares will be subject to applicable  provisions of the
Securities Exchange Act of 1934, as amended, and the rules and regulations under such act,  including,  without  limitation,  Regulation M. These  provisions may restrict  certain  activities of, and limit the timing of purchases and sales of any of the shares by the selling  stockholders or any other such person.  In the event  that  the  selling  stockholders  are  deemed  affiliated  purchasers  or distribution  participants  within the meaning of Regulation M, then the selling stockholders  will not be  permitted  to engage in short sales of common  stock.
Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from  simultaneously  engaging in market making and certain other activities with respect to such securities for a specified  period of time prior to the commencement of such  distributions,  subject to specified  exceptions or exemptions.  In regards to short sells,  the selling  stockholder can only cover its short position with the securities they receive from us upon conversion.  In addition,  if such short sale is deemed to be a stabilizing  activity,  then the selling  stockholder  will not be  permitted  to engage  in a short  sale of our common  stock.  All of these  limitations  may affect the  marketability  of the shares.

         We  have  agreed  to  indemnify  the  selling  stockholders,  or  their transferees or assignees,  against certain  liabilities,  including  liabilities under the Securities  Act of 1933, as amended,  or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees, or other successors in interest, may be required to make in respect of such liabilities.

         If the  selling  stockholders  notify  us  that  they  have a  material arrangement  with a  broker-dealer  for the resale of the common stock,  then we would be required to amend the  registration  statement of which this prospectus is a part, and file a prospectus  supplement to describe the agreements  between the selling stockholders and the broker-dealer.

USE OF PROCEEDS

         This  prospectus  relates  to shares of our  common  stock  that may be offered and sold from time to time by certain selling  stockholders.  There will be no  proceeds  to us from the sale of shares of  common  stock by the  selling stockholders in this offering.

                                       20

         However,  we benefit from this  registration  in two ways.  First,  any conversion of our  convertible  debentures to shares of common stock reduces our outstanding debt obligation to the exercising debenture holder.  Second, we will receive the proceeds from our sale of shares of common stock to Cornell  Capital
Partners,  L.P. under the Standby Equity  Distribution  Agreement.  The purchase price of the shares  purchased under the Standby Equity  Distribution  Agreement will be equal  to  ninety-seven  percent  (97%) of the  lowest  volume  weighted average price of the common stock on the Over-the-Counter Bulletin Board for the five (5) consecutive  trading days  immediately  following our due delivery of a sale notice. We will pay Cornell Capital Partners, LP 5% of the proceeds of each sale as an  additional  commitment  fee. So the proceeds of such sales under the
Standby Equity  Distribution  Agreement (i) are discounted from the market price for our shares and (ii) net of the 5% commitment fee.

         For illustrative  purposes, we have set forth below our intended use of proceeds for the range of net proceeds  indicated below to be received under the
Standby Equity Distribution Agreement for the 84,750,000 shares registered under this  prospectus for the equity line. For the purposes of this table, we assumed a purchase price per share of common stock of $0.219, equal to 97% of an assumed market price of $0.27 per share.  The table  assumes the 5%  commitment  fee and estimated offering expenses of $125,000.

--------------------------------------------------------------------------------
Gross Proceeds                                               $22,196,025
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Net Proceeds                                                 $20,961,223
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
No. of shares issued under the
--------------------------------------------------------------------------------
Standby Equity Distribution Agreement at an assumed
--------------------------------------------------------------------------------
Offering price of $0.2619                                    84,750,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Use of Proceeds
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Land Acquisition for Home Building Sites                     $15,500,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Land Development (Pre-Building)                              $2,600,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Owner Equity to secure Construction Financing                $1,700,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Working Capital and general corporate purposes which
include  employee   salaries,   cost  of  additional
personnel, support and management systems, legal and
professional costs, and capital costs for computers,
related equipment, and, potentially, acquisitions of
other companies $1,161,223
------------------------------------------------------------ -------------------

------------------------------------------------------------ -------------------
Total                                                        $20,961,223
------------------------------------------------------------ -------------------

                                    DILUTION

         Our  negative net tangible  book value as of  September  30, 2005,  was
($536,381) or ($0.0061)  per share of common stock.  Net tangible book value per share is determined by dividing our tangible book value (total  tangible  assets less total liabilities) by the number of outstanding shares of our common stock.
Since this offering is being made solely by the selling stockholders and none of the proceeds  will be paid to us, our net tangible book value will be unaffected by this offering.  Our net tangible book value, however, will be impacted by the common stock to be issued under the Standby Equity Distribution  Agreement.  The amount of dilution will depend on the offering  price and number of shares to be issued under the equity line of credit. The following example shows the dilution to new investors at an offering price of $0.2619 per share.

                                       21

         If we assume  that we have  issued  84,750,000  shares of common  stock under the Standby Equity  Distribution  Agreement at an assumed public  offering price of $0.27 per share  (i.e.,  the  number of shares  registered  under  this prospectus for use under the Standby Equity Distribution Agreement,  less the 5%
commitment fee and estimated offering expenses of $125,000,  for net proceeds of
20,961,223),  our net tangible  book value as of  September  30, 2005 would have been  $20,424,842  or $0.1188 per share.  Such an offering  would  represent  an immediate  increase  in net  tangible  book value to  existing  stockholders  of
$0.1249 per share and an immediate  dilution to new  stockholders of $0.1512 per share, or 56%. The following table illustrates the per share dilution:

--------------------------------------------------------------------------------
Assumed public offering price per share                      $0.27
--------------------------------------------------------------------------------
Net tangible book value per share before this offering       ($0.0061)
--------------------------------------------------------------------------------
Increase attributable to new investors                       $0.1249
--------------------------------------------------------------------------------
Net tangible book value per share after this offering        $0.1188
--------------------------------------------------------------------------------
Dilution per share to new stockholders                       $0.1512
--------------------------------------------------------------------------------

         The offering  price of our common  stock is based on the  then-existing market price. In order to give prospective investors an idea of the dilution per share they may  experience,  we have  prepared the  following  table showing the dilution per share at various assumed offering prices:

--------------------------------------------------------------------------------
     ASSUMED OFFERING               NO. OF SHARES            DILUTION PER SHARE
           PRICE                  TO BE ISSUED (1)            TO NEW INVESTORS
--------------------------------------------------------------------------------
         $0.270000                     84,750,000                  $0.1512
--------------------------------------------------------------------------------
         $0.202500                     84,750,000                  $0.1144
--------------------------------------------------------------------------------
         $0.135000                     84,750,000                  $0.0755
--------------------------------------------------------------------------------
         $0.067500                     84,750,000                  $0.0407
--------------------------------------------------------------------------------

(1)   This  represents the maximum  number of shares of common stock  registered under  this  prospectus  for the  equity  line  under the  Standby  Equity
      Distribution Agreement. This does not give effect to the conversion of the secured convertible debentures or the Series A Convertible Preferred Stock or the Preferred Stock Warrant.  We are not registering  sufficient shares of common stock at this $0.27 / share price  however to raise the entire $
      46 million maximum commitment amount under the equity line.

                      STANDBY EQUITY DISTRIBUTION AGREEMENT

SUMMARY

         On December 28, 2004,  we entered  into a Standby  Equity  Distribution
Agreement with Cornell Capital  Partners,  LP.  Pursuant to this  agreement,  as amended on November 9, 2005,  and in effect  today,  we may, at our  discretion, periodically sell to Cornell Capital  Partners,  LP shares of common stock for a total purchase price of up to $46 million. However, the per-share purchase price to be paid by Cornell Capital Partners, LP under the Standby Equity Distribution
Agreement will be 97% of the lowest volume weighted  average price of our common stock during the five (5) consecutive trading days immediately following our due delivery of a sale notice to Cornell  Capital  Partners,  LP.  Further,  Cornell
Capital  Partners,  LP will retain 5% of the proceeds from each stock sale under the Standby Equity  Distribution  Agreement as a commitment fee. The sale of the shares under the Standby Equity  Distribution  Agreement is conditioned  upon us registering  the  shares  of  common  stock  with the  Securities  and  Exchange
Commission.  The costs associated with this  registration will be borne entirely by us. We have estimated the aggregate costs to be borne at $125,000.

         The  original   maximum   commitment   amount  of  the  Standby  Equity
Distribution  Agreement  entered into on December 28, 2004, was $40,000,000.  We negotiated the commitment  amount with Cornell Capital  Partners,  LP based upon
our  prospective   business  plan   contemplating   immediate   acquisition  and
development of 8 to 12 building  sites in separate  states as part of a national roll-out and expansion of our YOUR HOMESM Lease and Own Program, with the equity required,  with leveraged construction  financing,  in the approximate amount of
$40  million.  As part  of the  modification  of the  terms  of our  convertible debentures in May 2005,  where the  conversion  feature was set at a fixed price equal to 100% of the average  volume  weighted price of our stock 5 trading days before the  registration  of the  underlying  shares  required  for  conversion,
Cornell Capital  Partners,  LP agreed to increase the equity line to $46 million based upon our then current proposed  sources and uses budget for capital.  That increase  was  incorporated  into the Amended and Restated  Equity  Distribution
Agreement entered into by us on November 9, 2005, with Cornell Capital Partners,
LP.

                                       22

         We paid Cornell Capital Partners,  LP a structuring fee for the Standby
Equity  Distribution  Agreement of $100,000 at the time of their  funding of the first tranche  under the bridge  financing,  being the  $5,500,000 in securities issued under the Securities Purchase Agreement (described below). We also issued
184,000 shares of our Series A Convertible  Preferred  Stock to Cornell  Capital
Partners, LP as a commitment fee for the equity line to be established under the
Standby Equity Distribution  Agreement.  As described below, with the amendments made on November 9, 2005, to the  transactional  documents with Cornell  Capital
Partners,  LP, Cornell Capital Partners,  LP exchanged those shares of preferred stock for a Preferred  Stock  Warrant  exercisable  after the  expiration of the commitment period of the Standby Equity Distribution Agreement.

STANDBY EQUITY DISTRIBUTION AGREEMENT EXPLAINED

         Pursuant  to  the  Standby  Equity  Distribution   Agreement,   we  may
periodically sell shares of common stock to Cornell Capital Partners, LP to fund our  working  capital  needs.  Each sale of  shares  under  the  Standby  Equity
Distribution  Agreement is commonly  referred to as an "advance." We may request an  advance  every  five (5)  trading  days,  with a closing  to be held six (6)
trading days thereafter at which time we shall deliver the appropriate number of shares of common stock to Cornell Capital  Partners,  LP in exchange for the net sale price.

         We may request advances under the Standby Equity Distribution Agreement once the  underlying  shares are  registered  with the  Securities  and Exchange
Commission.  Thereafter,  we may  continue  to request  advances  until  Cornell
Capital  Partners,  LP has  advanced a maximum of $46 million or the date of the second  anniversary  of the  effective  date  of the  accompanying  registration statement,  whichever  occurs  first.  To  the  extent  we  have  registered  an
insufficient   number  of  shares  of  common  stock  to  satisfy  the  delivery requirement to Cornell Capital Partners, LP, we would need to file an additional registration  statement and wait until it has become effective before continuing with advance requests under the equity line.

         If any of the  following  conditions  were to  occur,  Cornell  Capital
Partners, LP's obligation to make an advance would permanently terminate:

     o   if  the  effectiveness  of the  registration  of the  shares  with  the
         Securities and Exchange  Commission  becomes subject to a stop order or suspension for an aggregate of fifty (50) trading days,  other than due to acts of Cornell  Capital  Partners,  LP and unless the suspension is caused by the filing of a post-effective  amendment to the registration statement; or

     o   if we materially fail to comply with any of the following  requirements and such failure is not cured within  thirty (30) days after receipt of written notice from Cornell Capital Partners, LP:

     o   we must  comply  with all  terms of that  certain  registration  rights agreement that  obligates us to register the shares  issuable under the
         Standby Equity Distribution  Agreement with the Securities and Exchange
         Commission;

         o     we must maintain our common stock's  authorization  for quotation on the Over-The-Counter Bulletin Board;

         o     we must  maintain  our  common  stock's  registration  under  the
               Securities Exchange Act of 1934, as amended,  and timely file all periodic reports and other documents that must be filed under the
               Securities Exchange Act of 1934, as amended;

         o     within two (2) days  after  each  advance  notice  date,  we must deliver  instructions to our stock transfer agent to issue shares of our common stock free of restrictive legends;

         o     we must preserve and continue our corporate existence;

                                       23

         o     we must immediately  notify Cornell Capital  Partners,  LP of any events that affect the registration statement covering the shares issuable under the Standby Equity Distribution Agreement;

         o     within ten (10) days after each calendar quarter has started,  we must  notify  Cornell  Capital  Partners,  LP in  writing  of our reasonable  expectations  as to the  dollar  amount  we intend to raise  through  advances  under the Standby  Equity  Distribution
               Agreement;

         o     we are restricted  from issuing or selling any equity  securities without  consideration or for a consideration per share less than the bid price of our common stock immediately before issuance;

         o     we are  restricted  from  issuing or  selling  any  contracts  or securities  granting the holder of such  contract or security the right to acquire shares of our common stock without consideration or for a  consideration  per share less than the bid price of our common stock immediately before issuance;

         o     we are restricted  from filing a  registration  statement on Form
               S-8;

         o     we cannot  effect any merger or  consolidation  with or into,  or transfer  all or  substantially  all of our  assets  to,  another entity  unless  the  successor  or  acquiring  entity  assumes by written  instrument  the  obligations  under the  Standby  Equity
               Distribution Agreement;

         o     the sale of shares  of common  stock  under  the  Standby  Equity
               Distribution  Agreement  must  be  made in  compliance  with  any applicable securities laws;

         o     we must  receive an opinion  letter from  counsel  acceptable  to
               Cornell  Capital  Partners,  LP in order  to sell the  securities being registered in this prospectus without restriction;

         The maximum  amount of any advance is  $1,500,000.  The amount of money available under the Standby Equity Distribution Agreement at any one time is not dependent on the price or volume of our common stock.  Cornell Capital Partners,
LP may not own more  than  9.9% of our  outstanding  common  stock at any  time.
Because Cornell  Capital  Partners,  LP can repeatedly  acquire and sell shares, this limitation does not limit the potential dilutive effect or the total number of shares that Cornell Capital Partners, LP may receive under the Standby Equity
Distribution Agreement.

         However this 9.9% limitation could allow Cornell Capital  Partners,  LP to avoid  the  funding  of an  advance  in the  event it is  unable  to sell its holdings of our stock to bring its ownership below 9.9%. Moreover, since Cornell
Capital Partners, LP has no obligation to reduce its holdings of our stock below
9.9%,  it could avoid the  requirement  to  purchase  our stock upon any advance request in whole or in part by not reducing its holdings,  even if it is able to do so. We have no agreement with Cornell  Capital  Partners,  LP requiring it to reduce its holdings of our stock to limit the affect of this 9.9% limitation.

         We cannot predict the actual number of shares of common stock that will be issued  pursuant  to the  Standby  Equity  Distribution  Agreement,  in part, because the  purchase  price of the shares will  fluctuate  based on  prevailing market  conditions.  Nonetheless,  we can  estimate  the number of shares of our common stock that will be issued using certain  assumptions.  For example, if we issued  47,422,680,412  shares of common stock to Cornell Capital  Partners,  LP
(i.e.,  the number of shares needed to raise the maximum amount  available under the  Standby  Equity  Distribution  Agreement  at a price of $0.001  per  share, including the commitment  fee) for gross proceeds of  $46,000,000,  these shares would  represent  greater  than  99.9%  of our  outstanding  common  stock  upon issuance.

         In connection with the Standby Equity Distribution Agreement, we issued eighty-one and six-tenths percent (81.6%) of our Series A Convertible  Preferred
Stock to Homes For America Holdings,  Inc., and eighteen and four-tenths percent
(18.4%) of our Series A Convertible Preferred Stock to Cornell Capital Partners,
LP. See  "Description  of Securities"  on page 48. On November 9, 2005,  Cornell
Capital  Partners,  LP  surrendered  its  shares  of the  Series  A  Convertible
Preferred  Stock  and  accepted  in place  thereof  a  Preferred  Stock  Warrant convertible  on  certain  terms  into the same  number  of  shares  of  Series A
Convertible  Preferred Stock or the equivalent converted shares of common stock.
This Warrant issued on November 9, 2005,  entitles Cornell Capital Partners,  LP

                                       24

to obtain the same  number of shares of Series A  Convertible  Preferred  Stock, subject to terms of dilution  between the holders of that class of stock, at any time for up to three years after  issuance  (until  November 9, 2008);  provided that the holder  may not  exercise  the  conversion  right to the  extent  after exercise it or any of its  affiliates  would then own directly or  benmeficially
(within the meaning of Section  13(d) of the  Securities  Exchange  Act of 1934)
more than 4.99% of our outstanding common stock.

         Following a declaration of effectiveness by the Securities and Exchange
Commission of the registration  statement of which this prospectus forms a part, upon ten (10) days written notice to Cornell  Capital  Partners,  LP, we may, at our  discretion,  issue  shares of Series A  Preferred  Stock,  and  warrants or options convertible into shares of Series A Convertible  Preferred Stock, to our employees  and founders in an amount not to exceed  twenty  percent (20%) of our outstanding  Series A  Convertible  Preferred  Stock (as  calculated  on a FULLY diluted  basis).  Any grants of Series A Preferred Stock or issuance of Series A
Preferred Stock upon the conversion of such warrants or options are to result in a PRO RATA  reduction of the holdings of Series A Preferred  Stock held by Homes
For America Holdings, Inc. and Cornell Capital Partners, LP.

         There is an inverse relationship between our stock price and the number of shares to be issued under the Standby Equity Distribution Agreement. That is, as our stock price  declines,  we would be required to issue a greater number of shares under the Standby Equity Distribution Agreement for a given advance. This inverse  relationship is demonstrated by the following  tables,  which shows the net cash (after  commitment fee to Cornell Capital  Partners,  L.P. and offering expenses)  that we will  receive and the number of shares to be issued under the
Standby Equity  Distribution  Agreement at a recent price of $0.27 per share and
25%, 50% and 75% discounts to the recent price.

NET CASH TO ENCLAVES GROUP, INC.

-------------------------------------------------------------------------------------------------------------------------
Market Price:                 $0.270000        $0.202500         $0.135000        $0.067500
-----------------------------------------------------------------------------------------------------------
Purchase Price                $0.261900        $0.196425         $0.130950        $0.065475
-----------------------------------------------------------------------------------------------------------
No. of Shares(1)               84,750,000      84750,000          84,750,000       84,750,000
-----------------------------------------------------------------------------------------------------------
Total Outstanding(2)           171,992,533      171,992,533       171,992,533      171,992,533
-----------------------------------------------------------------------------------------------------------
Percent Outstanding(3)         45.28%           45.28%            45.28%           45.28%
-----------------------------------------------------------------------------------------------------------
Gross Proceeds                $22,196,025      $16,647,019       $11,098,013      $5,549,006
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
Net Cash to Enclaves:(4)      $20,811,224      $15,539,668       $10,268,112      $4,996,556
------------------------------------------------------------------------------------------------------------

(1)   Represents  the  number  of  shares  of  common  stock  registered  in the accompanying  registration  statement,  which  could be issued to  Cornell
      Capital Partners,  LP under the Standby Equity  Distribution  Agreement at the prices set forth in the table.

(2)   Represents  the total number of shares of common stock  outstanding  after the  issuance  of the shares to  Cornell  Capital  Partners,  LP under the
      Standby   Equity   Distribution   Agreement   and  as  registered  in  the
      accompanying registration statement.

(3)   Represents  the shares of common stock to be issued as a percentage of the total number shares outstanding.

(4)   Net cash equals the gross  proceeds minus the 5% retainage and $125,000 in offering expenses.

NUMBER OF SHARES TO BE ISSUED TO RECEIVE GROSS PROCEEDS OF $46 MILLION

---------------------------------------------------------------------------------------------------------------------------------
Market Price:                             $0.2700               $0.202500             $0.135000            $0.067500
---------------------------------------------------------------------------------------------------------------------------------
Purchase Price                            $0.2691               $0.196425             $0.130950            $0.065475
---------------------------------------------------------------------------------------------------------------------------------
No. of Shares (1)                         175,639,557 (2)(3)    234,186,076 (2)(3)    351,279,114 (2)(3)   702,558,228 (2)(3)
---------------------------------------------------------------------------------------------------------------------------------
Total Outstanding (4)                     262,882,090 (3)(5)    321,428,609 (3)(5)    438,521,647 (3)(5)   789,800,761 (3)(5)
---------------------------------------------------------------------------------------------------------------------------------
Percent Outstanding (6)                   301%                  368%                  503%                 905%
---------------------------------------------------------------------------------------------------------------------------------
Gross Proceeds to Enclaves Group, Inc.:   $46,000,000           $46,000,000           $46,000,000          $46,000,000
---------------------------------------------------------------------------------------------------------------------------------

(1)   We are only registering  84,750,000  shares of common stock for the equity line facility under this prospectus.  We will need to register  additional shares of common  stock to obtain the entire $46 million  available  under the Standby Equity Distribution Agreement at these stated purchase prices.

                                       25

(2)   Represents that total number of shares of common stock which would need to be issued at the stated purchase price.

(3)   At the stated  purchase price and based on the limited number of available authorized  shares of common  stock,  we would need to obtain  shareholder approval to increase the  authorized  shares of common stock to obtain the entire  $46  million  available  under  the  Standby  Equity  Distribution
      Agreement.

(4)   Represents  the total number of shares of common stock  outstanding  after the  issuance  of the shares to  Cornell  Capital  Partners,  LP under the
      Standby Equity Distribution  Agreement,  not including shares issued under the convertible debentures.

(5)   Our  current  Certificate  of  Incorporation,  as amended,  authorize  the issuance of 5 billion shares of common stock.

(6)   Represents  the shares of common stock to be issued as a percentage of the total number shares outstanding.

         Proceeds  used  under the  equity  line of  credit  will be used in the manner set forth in the "Use of Proceeds" section of this prospectus.

         We  expect  to incur  expenses  of  approximately  $125,000  consisting primarily of professional fees incurred in connection with this registration and our compliance with the additional  professional and accounting  requirements of the equity line facility. In addition, Cornell Capital Partners, LP will retain, directly from the gross proceeds, 5% of each advance and on each advance date we will pay  Yorkville  Advisors  Management,  LLC (the general  partner of Cornell
Capital Partners, LP), a structuring fee of five hundred dollars ($500).

USE OF THE MAXIMUM COMMITMENT AMOUNT

         The maximum  commitment amount by Cornell  Partners,  LP for the equity line  established  under Standby Equity  Distribution  Agreement is $46,000,000.
Although  we believe  that the orderly  development  of our  business  plan will
require   expansion  in  multiple   markets  and  the  successful   acquisition,
development,  leasing,  and sale of units in those markets would easily  require and use  capital,  even  leveraged  with  construction  and  other  conventional financing, on the order of $46,000,000, for many reasons management considers it unlikely that we would avail ourselves of the entire commitment amount under the equity line facility.

         First,  for reasons relating to the limitations of the equity line, our availing ourselves of it may be prohibitively difficult or cause us to limit our use to realize the greatest  benefit of it. Each advance request is limited to a maximum of  $1,500,000,  advance  requests  can be made no more often than every fifth  trading day, the total period of the  commitment is limited to two years, and each  advance  request  and sale of stock under the equity line is likely to lead to the  immediate  sale into the market of the  shares,  causing the market price to decline and requiring more  registered  shares for  subsequent  advance requests, unless and until the market recognizes an increase in underlying value from the application of the net sale proceeds to acquisitions or other assets or to activities increasing the prospective income forecast for the company. To the extent  the market  does not  recognize  such  value it may become  increasingly difficult for Cornell Capital Partners, LP to resell the shares it purchases, or it may fail to  purchase  the  shares  for the  reasons  outlined  in the  "Risk
Factors" above,  including without  limitation the 9.9% ownership cap. Each sale under the equity line is made at a discount  to our market  price and subject to the 5% proceeds paid to Cornell Capital  Partners,  LP, so we may determine that we cannot generate  sufficient  return on the net proceeds to justify use of the equity line. Or we may determine that that use of the line at a given time or in the amount we might require would be imprudent and affect our ability to draw as and when  required.  Or we may simply be unable to identify  projects to support the use of the equity line, for reasons  relating to real property  developments and their inherent delays.

         Second,  since the 97% discount price for Cornell Capital Partners,  LP is applied to the lowest volume weighted price during the pricing period, during periods of volatility of our stock price the discount may be substantial without material  benefit to us in sale proceeds,  which would be further reduced by the
5% of proceeds  retained by Cornell Capital  Partners,  LP. Taken together these discounts and fees might make the equity line draws  comparatively  expensive if other  investors are willing to invest  directly in our common stock.  Each sale under the equity  line is made at a discount  to our  market  price and  further subject to the 5% proceeds paid to Cornell Capital  Partners,  LP, so use of the equity line could  become less  attractive  to us if the market  recognizes  the success  of our  business  model  or we  are  able  to  demonstrate  the  market opportunity  to sources of  investment  capital that would afford us proceeds on terms that provide us more net proceeds or proceeds at lesser  discounts.  While

                                       26

we cannot predict whether other investment capital would become available during the  commitment  period,  we would seek the best  terms  available  for  capital required for our business  plan and in such  instances  might elect to forgo the equity  line even if the maximum  commitment  amount had not been used and might lapse without complete use.

         Since we are a  development  stage  company  the equity  line under the
Standby Equity  Distribution  Agreement affords us, as the funds from the bridge financing under the current  convertible  debentures has previously afforded us, the  opportunity to bring to market and demonstrate the feasibility and business prospects  of our YOUR HOMESM Lease and Own Program  using early stage  capital, which can be more expensive than later stage capital available to companies with established operating history, earnings, and profits (or profit projections). We are unable to predict  whether we can grow our  business to that later stage and there is no way to  determine  with  certainty  whether  the  equity  line could feasibly be used in the interim to the maximum amount, but management  considers it likely that either favorable or unfavorable development of the business would cause us not to use the full  commitment  amount,  and for those reasons we have not  registered  more than  84,750,000  shares  for the  equity  line  under the registration statement accompanying this prospectus.

                          SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT EXPLAINED

         On December 28, 2004, we entered into a Securities  Purchase  Agreement whereby we issued an  aggregate  of  $5,500,000  in  convertible  debentures  to
Cornell  Capital  Partners,   LP  and  Montgomery   Equity  Partners,   Ltd.  In
consideration  for issuing the  $5,500,000 in  convertible  debentures,  Cornell
Capital  Partners,  LP agreed to pay us cash in three closings in the amounts of
$1,500,000  in  the  first  closing;  $1,500,000  in  the  second  closing;  and
$2,500,000 in the third closing.  Those cash payments were gross amounts and did not reflect transactions costs aggregating  approximately $100,000 together with commitment fees or discounts in the aggregate amount of $550,000. The debentures bear interest at 12%, and are convertible into shares of common stock at a price equal to one  hundred  percent  (100%) of the  average  closing bid price of the common  stock for the first five (5)  trading  days  immediately  preceding  the filing of the  registration  statement of which this prospectus forms a part. To secure prompt and complete payment and performance of all the obligations  under the Securities  Purchase  Agreement and the convertible  debentures,  we granted
Cornell Capital  Partners,  LP and Montgomery  Equity Partners,  Ltd. a security interest in substantially all of our assets. We are registering in this offering
26,787,605 shares of common stock underlying the debentures.

         The number of shares of common stock  issuable  upon  conversion of the debentures  is  determined  by dividing  that  portion of the  principal  of the debenture to be converted and interest,  if any, by the  conversion  price.  For example,  assuming conversion of the entire outstanding $6,509,388 of debentures on December 1, 2005 and a conversion  price of $0.2437 per share,  the number of shares issuable upon conversion would be  6,500,000/$0.27  = 26,787,605  shares.
(Based upon  87,224,533  shares of common  stock  outstanding,  that would equal
23.49% of the stock outstanding after the conversion.  However,  under the terms of the convertible  debentures the holders may not convert the obligation to our common stock to the extent after  conversion the holder or any of its affiliates would then own directly or beneficially more than 4.9% of our outstanding common stock.)

         Under  the  express  terms  of both  the  Standby  Equity  Distribution
Agreement and the  convertible  debentures we are  prohibited  from applying the sale proceeds we may obtain under the Standby Equity  Distribution  Agreement to the  payment  of  our  obligations  under  the  convertible  debentures.  We are obligated  to pay  substantial  amounts for the monthly pro rata  principal  and interest  installments which commence under the convertible  debentures as early as January 15, 2007,  and  according to these  financial  instruments  must make those payments from working capital or other funds we may raise.

         Unless the  debenture  holders  are able and  willing to convert  their debentures to common stock,  relieving us of liability for the converted portion of such debentures, the monthly payments on the debentures could consume all, or substantially  all,  of our  working  capital  and  other  financial  resources.
Moreover,  if the working capital or other financial resources were insufficient for such payments,  we would be in default under the convertible  debentures and under the Standby Equity Distribution Agreement and unable to avail ourselves of the equity line as well.

                                       27

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

         Our common stock is currently quoted on the  Over-The-Counter  Bulletin
Board under the symbol ECGR. For the periods indicated, the following table sets forth  the high and low bid  prices  per  share of common  stock.  These  prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.  As of November 18, 2005, our shares of common stock were held by 129 stockholders of record.

----------------------------------------------------------------------------------------------------------------------
                                   Fiscal 2005                  Fiscal 2004 (1)                Fiscal 2003 (1)
----------------------------------------------------------------------------------------------------------------------
COMMON STOCK                  High            Low             High            Low            High            Low
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
First Quarter (1)            $1.50          $0.50           $0.04           $0.02          $0.04           $0.02
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Second Quarter (1)           $0.75          $0.15           $0.02           $0.01          $0.04           $0.04
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Third Quarter (1)            $0.75          $0.15            n/a            n/a            $0.05           $0.01
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Fourth Quarter (2)           $0.44          $0.15           n/a             n/a            $0.06           $0.02
------------------------- -------------- --------------- --------------- -------------- --------------- --------------

          1.   The prices for these periods are those reported before the merger with the former Enclaves Group, Inc. and before the 1-500 reverse stock split effected as of August 18, 2005.

          2.   This quarter is not complete as of the time of the filing of this prospectus.  The closing  price for our common  stock on November
               25, 2005, was $0.27.

DIVIDENDS.

         We have not  declared  any cash  dividends  on our common  stock  since inception.  We do  not  anticipate  that  we  will  pay  cash  dividends  in the foreseeable  future. We currently plan to retain any earnings to provide for our development and growth.

TRANSFER AGENT AND REGISTRAR

         Continental  Stock  Transfer & Trust Company is the transfer  agent and registrar for our common stock.  Its address is 17 Battery Place,  New York, New
York 10004-1123.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         The following  discussion  and analysis  should be read in  conjunction with our financial  statements and summary of selected financial data,  included herewith.  This  discussion  should not be  construed  to imply that the results discussed  herein  will  necessarily  continue  into  the  future,  or that  any conclusion  reached herein will  necessarily  be indicative of actual  operating results  in the  future.  Such  discussion  represents  only  the  best  present assessment of our management.

HISTORY

                         ORGANIZATION AND CAPITALIZATION

         We were  incorporated in the State of Delaware on November 17, 2004, as
Enclaves Group,  Inc., a privately held  corporation  organized for the specific purpose of  introducing  our  proprietary  YOUR HOMESM  Lease and Own Program to target the working  class  families  who  continue to rent  housing  rather than purchasing.

                                       28

         Our principal stockholder,  Homes For America Holdings, Inc. originally
developed  our  business  plan,  and  conducted   demographic   and  test-market
investigations,  prepared  brand  identification  and marketing  materials,  and negotiated the right to purchase two of our prospective  building  sites.  Homes
For America  Holdings,  Inc.  also sought  equity and debt  financing  to secure immediate development and expansion of the YOUR HOMESM Lease and Own Program. To
that  end,  in  October  2004,   Homes  for  America   Holdings,   Inc.  engaged
Knightsbridge  Holdings,  LLC under a services  agreement  to  identify  funding sources and to provide  financial  consultation  for the development of the YOUR
HOME program  (the  "Knightsbridge  Agreement"),  in  consideration  of a $2,500 monthly retainer and a performance  based fee on debt or equity financing raised for  the  company,  including  one  percent  (1%)  of our  authorized  Series  A
Convertible Preferred Stock.

         Through Knightsbridge  Holdings,  LLC, Homes for America Holdings, Inc.
met and negotiated  debt and equity  facilities  (described  below) with Cornell
Capital Partners,  LP. Cornell Capital Partners, LP offered bridge financing and an  equity  credit  line  financing  for the  immediate  launch of the YOUR HOME program.

         To qualify the YOUR HOME program for the Cornell Capital  Partners,  LP debt and equity  facilities,  Homes For America  Holdings,  Inc.  formed us as a wholly-owned subsidiary on November 17, 2004, and transferred to us the business development  plans,  proprietary marks and licenses,  the exclusive  proprietary rights to  license  the YOUR HOME  Lease and Own  business  model,  intellectual properties,  marketing and feasibility studies,  purchase contracts,  site work, due diligence reports, and plans for two project sites (one in Mesquite,  Texas, and the other in North Fort Myers,  Florida),  and certain office  personnel and related  assets.  At the same time we  recruited,  with the consent of Homes For
America  Holdings,   Inc.,  Mark  D.  MacFarlane,   the  principal  manager  who
successfully  developed the YOUR HOMESM Lease and Own business  plan, and Emilia
Nuccio,  the  marketing  consultant  who  conducted  the  demographic  marketing research and successfully developed the brand, marks, and promotional materials, to serve as executive officers in the business.

         As consideration  for these properties and assets,  valued in excess of
Six  Hundred  Thousand  Dollars  ($600,000),  Homes For America  Holdings,  Inc.
obtained all of the initial common stock and  significant  voting rights through the issuance of our Series A Convertible  Preferred  Stock, all of which is held by Homes For America  Holdings,  Inc.  Through  those voting  rights,  Homes for
America Holdings,  Inc. retains substantial  ownership rights and the ability to control the development and expansion of our business.

         It should be noted that the common stock of Homes For America Holdings,
Inc.  was  previously  registered  under  Section  12(g) of the  Securities  and
Exchange  Act of 1934 and that Homes for  America  Holdings,  Inc.  itself was a public  corporation with its stock traded on the  over-the-counter  markets with the trading symbol "HFAM." However,  Homes For America Holdings,  Inc. failed to make any of its mandated  public  filings  after the period ended  September 30,
2002. Homes for America Holdings,  Inc.  determined that the resources  required for continued  compliance with the public company  requirements  could be better applied  in its  business  operations  and  accordingly  submitted  an  offer of
settlement  to  the  Securities  and  Exchange  Commission   consenting  to  the
revocation of the public  registration of its  securities.  On October 12, 2005, the Securities  and Exchange  Commission  accepted  Homes for America  Holdings,
Inc.'s  consent to the Securities and Exchange  Commission's  Order  Instituting
Proceedings,  Making Findings,  and Revoking Registration of Securities Pursuant
to Section 12(j) of the  Securities  Exchange Act of 1934,  and pursuant to that order the  Securities and Exchange  Commission  concluded that Homes for America
Holdings, Inc. failed to comply with Section 13(a) and Rules 13a-1 and 13a-13 of the  Securities  Exchange  Act of 1934,  as  amended,  while  Homes for  America
Holdings,  Inc.'s  common  stock  was  registered  under  Section  12(g)  of the
Securities and Exchange Act of 1934, as amended,  as Homes for America Holdings,
Inc.  failed  to make any  periodic  filings  subsequent  to the  period  ending
September  30, 2002. As a result of this  failure,  Homes for America  Holdings,
Inc.  consented to the Securities and Exchange  Commission's order that pursuant to Section 12(j) of the  Securities  and Exchange Act of 1934,  as amended,  the registration  of each class of Homes for  America  Holdings,  Inc.'s  securities registered  under  Section 12 of the  Securities  and Exchange  Act of 1934,  as
amended, be immediately revoked as of October 12, 2005.

                            INITIAL BRIDGE FINANCING

         In December  2004, we entered into the  Securities  Purchase  Agreement with Cornell  Capital  Partners,  LP and Montgomery  Equity  Partners,  Ltd. and
obtained an undertaking by Cornell Capital  Partners,  LP and Montgomery  Equity
Partners,  Ltd.  to  advance us an  aggregate  of $5.5  million  in  convertible

                                       29

debentures  for the  acquisition  of the first two project sites together with a third site to be  identified.  Under this loan facility we were to draw down the proceeds in three  tranches,  $1.5 million for the  acquisition  of the Mesquite site,  $1.5 million for the  acquisition  of the North Fort Myers site, and $2.5 million for the site to be designated.

         To secure  payment  under the  debenture  financing,  we entered into a
Security  Agreement  with the  holders  of the  debentures  granting  a security interest in substantially all of our assets and properties,  agreed to furnish a recorded  mortgage or deed in trust lien to the  holders  for any real  property owned by us, and  arranged for Homes for America  Holdings,  Inc. to execute and deliver a guaranty of payment for the debentures.

         Immediately   after  closing  the  transaction   with  Cornell  Capital
Partners,  LP and Montgomery  Equity Partners,  Ltd. we drew down the first $1.5 million and purchased the Mesquite, Texas site on December 30, 2004 for $400,000 in the  name  of our  subsidiary  Enclaves  of Live  Oak  LLC,  a Texas  limited liability company.  This site comprises  approximately 96,282 square feet and we plan to build  sixty-six  (66)  single-family  homes  on the  site as our  first project presenting the YOUR HOME program.

         On January 14, 2005, we drew down on the debenture facility,  this time in the amount of $2 million to allow us, with net  proceeds  remaining  from the first tranche, to purchase the North Fort Myers, Florida site for $2 million, in the name of our  subsidiary,  Enclaves  of Eagle  Nest LLC,  a  Florida  limited liability company. This site, which comprises  approximately 415,800 square feet on which we plan to build two  hundred  eighty  (280)  single-family  homes,  is subject to a pending rezoning application before building may commence.

         On May 16, 2005, we drew down the remaining $2 million on the debenture facility and applied the net  proceeds,  together  with seller  financing in the amount of $788,750, to acquire the third designated project site, in Fort Worth,
Texas in the name of two subsidiaries,  Enclaves of Spring Magnolia LLC, a Texas limited  liability  company,  which  acquired  Phase  I (of the  property)  with approximately  156,294  square  feet on which one  hundred  six (106)  units are planned,  and  Enclaves  of Spring  Magnolia II LLC, a Texas  limited  liability company,  which acquired Phase II (of the property) with  approximately  234,441 square feet on which one hundred fifty nine (159) units are planned. At the time of acquisition we also obtained  certain seller financing in connection with the second phase of the "Spring  Magnolia"  development,  in the amount of $788,750, due on  December  31,  2005.  We plan to build  the  "Spring  Magnolia"  project substantially contemporaneously with the "Live Oak" project in Mesquite.

                      PRIVATE INVESTMENT INTO PUBLIC ENTITY

         We  entered  into  the  Securities  Purchase  Agreement  and  took  the convertible  debenture  facility as bridge  financing to establish  our business program and commence  development of the initial projects.  At the same time and as part of the same transaction with Cornell Capital  Partners,  LP, we obtained an undertaking for an equity credit line facility from Cornell Capital Partners,
LP,  provided  we  arranged  to become a public  corporation  and then  filed an effective  registration  statement  for the  common  stock to be sold under this facility.

         As  part of this  transaction,  we and  Cornell  Capital  Partners,  LP entered into (i) a Standby Equity Distribution  Agreement, a Registration Rights
Agreement,  and an Investor  Registration  Rights  Agreement  (to  register  the convertible debentures as well), (ii) a Placement Agent Agreement with Newbridge
Securities Corporation,  (iii) an Escrow Agreement with David Gonzalez, Esq., to serve as escrow  agent  for the stock  deliveries  and sale  proceeds,  and (iv)
related  certificates,  opinions,  and  instruments to secure and facilitate the sale of common stock once registered.

         Accordingly,  in December 2004, we prepared to become a publicly-traded company  through an arrangement  with a public company which would receive seven percent (7%) of our common stock and  distribute it to its public  stockholders, thus establishing a public company  stockholder base. On review of the attendant costs of seeking  such  registration  however,  and with advice of  counsel,  we determined to seek registration in a different manner,  and began  investigating the prospects for a "public shell merger."

                               PUBLIC SHELL MERGER

         We are now the  successor  corporation  to  Alliance  Towers,  Inc.,  a
Florida corporation, pursuant to a stock purchase and share exchange arrangement

                                       30

entered into by us to effect a reverse  acquisition  through a process  commonly referred to as a "reverse merger".

         1.       SHARE EXCHANGE AND ACQUISITION

         Beginning  in  February  2005  and  continuing  until  April  2005,  we negotiated with Alliance Towers, Inc. for a prospective merger or share exchange followed by a merger. On April 27, 2005, we and Alliance Towers,  Inc., together with the two executive officers of Alliance Towers, Inc., Robert C. Sandburg and
Michael S. Delin, entered into a Stock Purchase Agreement and Share Exchange.

         Prior  to  the   share   exchange,   Alliance   Towers,   Inc.   was  a
publicly-traded  reporting  company with the Securities and Exchange  Commission that was in the final stage of ceasing its  day-to-day  business of  developing,
owning,   marketing,  and  managing  wireless  communication  tower  facilities.
Immediately  before  consummation  of the  share  exchange  agreement,  Alliance
Towers, Inc:

         (i)      withdrew a pending  registration  statement  it had before the
                  Securities and Exchange Commission for common stock related to an  equity  credit  line  it had  separately  negotiated  with
                  Cornell  Capital  Partners,  LP but  which  had not  yet  been declared effective;

         (ii)     received a notice of default for and demand for payment  under a  promissory  note in the  amount  of  $1,696,866.47  to E.M.
                  Enterprises General Contractors,  Inc., the general contractor for the cell towers built by Alliance Towers, Inc.; and

         (iii)    reached   a   compromise   with   E.M.   Enterprises   General
                  Contractors,    Inc.   whereby   E.M.    Enterprises   General
                  Contractors,  Inc.  took title to the cell  towers and related operating  leases and assets in settlement of the  outstanding loan obligation.

         After taking the above actions,  Alliance  Towers,  Inc. became a shell corporation with reported  liabilities of  approximately  $430,000 and no assets other than its public reporting status.  Immediately thereafter, we and Alliance
Towers, Inc. consummated the share exchange agreement.

         Pursuant to the share exchange  agreement,  our sole common stockholder exchanged  its common  stock for an  aggregate  of (i)  2,818,936,770  shares of common  stock of Alliance  Towers,  Inc. and (ii)  6,000,000  shares of Series A
Preferred Stock of Alliance Towers, Inc., which preferred stock was convertible, at the option of the stockholder,  into 38,621,264,600 shares of common stock of
Alliance Towers, Inc.

         In addition,  pursuant to that  agreement,  immediately  following  the closing,  the holders of our Series A Preferred  Convertible Stock, at that time being  Homes for  America  Holdings,  Inc.  and Cornell  Capital  Partners,  LP,
exchanged  their  Series A  Convertible  Preferred  Stock for an equal number of shares  of  Series B  Convertible  Preferred  Stock of  Alliance  Towers,  Inc.,
resulting in us becoming a wholly-owned  subsidiary of Alliance Towers, Inc. and our former  stockholders  owning  approximately  98% of Alliance Towers,  Inc.'s capital stock, as calculated on a fully diluted basis.

         After the share exchange we had outstanding common stock (5,000,000,000 shares) equal to our entire amount of our authorized common stock, together with two series of  preferred  stock  convertible  into  additional  shares of common stock.

         In order to allow full conversion of the Alliance Towers, Inc. Series A and Series B Convertible  Preferred Stock, afford us more flexibility in raising additional  capital,  issuing  stock for  employee  incentive  plans,  and other corporate  purposes,  we  decided  to amend  the  capitalization  of the  public company.  Further,  until sufficient authorized shares of common stock were made available for  registration,  the Standby  Equity  Distribution  Agreement  with
Cornell Capital Partners, LP could not be become effective and the proceeds from it would be  unavailable  to us. In addition,  the Standby  Equity  Distribution
Agreement  and related  equity  credit line  facility  instruments  with Cornell
Capital Partners,  LP were rights and obligations of Enclaves Group, Inc., which was only a subsidiary of Alliance Towers,  Inc., the public company,  and needed to become the  rights and  obligations  of the public  company.  A merger of the subsidiary and the parent corporation would implement that objective.

                                       31

         2.       MERGER WITH ALLIANCE TOWERS, INC.

         On April 27, 2005,  we entered into the share  exchange  with  Alliance
Towers,  Inc., and then on July 8, 2005, by formal  articles of merger  Alliance
Towers,  Inc.,  merged with and into us,  with us  continuing  as the  surviving corporation, retained our name, certificate of incorporation,  bylaws, and state of incorporation. Pursuant to the plan of merger:

     o   We  continued  as the  surviving  corporation  and  retained  our name, certificate of incorporation, bylaws, and state of incorporation;

     o   each common stockholder of Alliance Towers,  Inc. received one share of our common  stock for each share of common  stock of  Alliance  Towers,
         Inc. held as of May 17, 2005;

     o   each  holder of  Series A  Preferred  Stock of  Alliance  Towers,  Inc.
         received one share of our Series B Convertible Preferred Stock for each share of Series A Preferred Stock of Alliance  Towers,  Inc. held as of
         May 17, 2005; and

     o   each  holder of  Series B  Preferred  Stock of  Alliance  Towers,  Inc.
         received one share of our Series A Convertible Preferred Stock for each share of Series B Preferred Stock of Alliance  Towers,  Inc. held as of
         May 17, 2005.

         As part of the change of control after the share  exchange on April 27,
2005,  Homes  For  America  Holdings,  Inc.,  the sole  holder  of our  Series B
Convertible Preferred Stock, converted all of its Series B Convertible Preferred
Stock into  38,621,264,600  shares of our common  stock,  making it the owner of ninety five percent  (95%) of the  outstanding  common  stock of  43,621,264,600 shares.

         3.       REVERSE STOCK SPLIT

         After the  merger we had  43,621,264,600  outstanding  shares of common stock. We also had the obligation to have available for conversion of the Series
A Convertible Preferred Stock a number of shares at least equal to three hundred percent  (300%)  of the  outstanding  common  stock,  requiring  us to have  and maintain authorized common stock of not less than  174,485,058,400  shares. Such an  extraordinarily  large authorized  capital would be out of proportion to the actual  paid in capital and assets of what was and still  remains a  development stage company.  Further, until sufficient authorized shares of common stock were made available for registration, the Standby Equity Distribution Agreement could not be made effective and the proceeds from it would be unavailable to us.

         To  continue  with  our plan to make the  Standby  Equity  Distribution
Agreement  effective  and  afford  us more  flexibility  in  raising  additional capital,  issuing  stock for  employee  incentive  plans,  and  other  corporate purposes  we adjusted  our  capitalization  to reduce the number of  outstanding shares of common stock,  then at  43,621,264,600  to a size  appropriate  to our market.  On August 18, 2005,  we amended our  certificate  of  incorporation  to reduce our authorized  common stock to five billion  (5,000,000,000)  shares and consummated a 1-for-500  reverse stock split.  Following the reverse stock split there were eighty  seven  million two hundred  forty two  thousand  five hundred thirty three (87,242,533) shares of common stock issued and outstanding.

         4.       MODIFICATION OF CONVERTIBLE DEBENTURES

         The original 5% convertible  debentures  issued in the first and second tranche draws by us, before the merger,  in the aggregate amount of $3.5 million in connection  with the first two project sites,  had  conversion  terms for the debt that could not be readily  determined in advance of filing the registration of common  stock  for the  equity  line of  credit.  As part of and  immediately following the share exchange that commenced the public shell merger,  and before the  recapitalization  and reverse stock split described  above, we modified the terms of the existing  convertible  debentures  as of May 16, 2005,  and entered into and delivered amended and restated  convertible  debentures at 12% interest with fixed  conversion  rights at 100% of the market  value of the common  stock immediately prior to the effective registration of the public stock.

                                       32

         The  holders  of the  convertible  debentures  at  the  time  of  their amendment and  restatement  were Cornell  Capital  Partners,  LP and  Montgomery
Equity Partners, Ltd. Each holder had advanced $1,750,000 in principal, $750,000 on December 28, 2004,  with the first  tranche,  and  $1,000,000  on January 14,
2005,  with the second  tranche.  At the same time, as part of the third tranche draw by us in connection  with our acquisition of the third project site in Fort
Worth, Texas,  Montgomery Equity Partners,  Ltd. advanced the entire $2,000,000,
representing   the  third  tranche  draw,   completing   the  bridge   financing
contemplated by the Securities Purchase Agreement dated December 28, 2004.

         The amended and restated convertible debentures, which included accrued and unpaid interest at 5% per annum from issuance,  were issued on May 16, 2005, in the respective  amounts of $1,781,130 for Cornell  Capital  Partners,  LP and
$3,781,130 for Montgomery Equity Partners,  Ltd. Those debentures bore per annum interest at 12%,  were due  September  15, 2006,  and required  monthly  ratable payments of principal and interest commencing  September 15, 2005. On August 12,
2005,  Montgomery Equity Partners,  Ltd.  assigned part of its debenture,  in an amount equal to $1,750,000 of principal, to Highgate House Funds, Ltd.

         At the time of the merger with Alliance Towers, Inc. it had outstanding two convertible  debentures of its own, one issued on May 25, 2004, for $250,000 and the other  issued on July 21,  2004 for  $125,000,  each  issued to  Cornell
Capital Partners,  LP in connection with a previous equity line arrangement made by those parties.  Those  debentures  were  subsequently  transferred by Cornell
Capital  Partners,  LP to  Montgomery  Equity  Partners,  Ltd.  As  part  of the
modifications   described  in  the  next   paragraph,   those   debentures  were
consolidated with the balance of the existing  debenture issued on May 16, 2005, to  Montgomery  Equity  Partners,  Ltd.  and made  subject to the same terms and provisions.

         Upon  our  request  for an  extension  of  terms  and  time  to file an effective  registration  statement,  Cornell  Capital  Partners,  LP  agreed  to increase  the  Standby  Equity  Distribution  Agreement  from $40 million to $46 million and the three debenture  holders,  Cornell Capital Partners LP, Highgate
House Funds,  Ltd., and Montgomery Equity Partners,  Ltd.,  accepted amended and restated  convertible  debentures on substantially the same terms and conditions except for the  restrictions  described  below and except that the maturity date for each is now January 15, 2007, and the monthly ratable  payments of principal and accrued  interest  commence on January 15,  2006.  The amended and  restated
convertible debentures,  reflecting the assignment to Highgate House Funds, Ltd.
and the accumulated  accrued and unpaid interest and other charges,  were issued in the respective  amounts of $1,868,582.19  for Cornell Capital  Partners,  LP,
$1,977,034.24  for Highgate House Funds,  Ltd., and $2,660,277.42 for Montgomery
Equity Partners, Ltd.

         5.    RESTRICTIONS  RELATING TO STANDBY EQUITY DISTRIBUTION  AGREEMENT.
On November 9, 2005, we also amended the consolidated debentures to prohibit the holders from exercising  their respective  conversion  rights during the pricing period  from the date of any advance  request we make under the  Standby  Equity
Distribution  Agreement to the date of sale.  Further,  we are  prohibited  from applying  the  proceeds of sale from any advance  request made under the Standby
Equity  Distribution  Agreement to payment on or redemption  of our  obligations under these  debentures.  Since these  debentures  are currently held by Cornell
Capital  Partners,  LP and  its  affiliates,  Highgate  House  Funds,  Ltd.  and
Montgomery  Equity Partners,  Ltd., these changes were made to limit the ability of those  parties to affect the market  price  during the pricing  period and to limit the  application  of sale  proceeds  under  the  equity  line to  business purposes other than satisfying those affiliate lenders.

         The debenture  holders may not convert their debenture  holdings to our common stock if they hold, or any affiliate of the converting  holder holds,  or with the conversion  would then hold, more than 4.9% of our  outstanding  common stock whether  directly or  beneficially  within the meaning of Section 13(d) of the  Securities  Exchange Act of 1934. If  conversion  were desired early in the period  after the  registration  becomes  effective  and before the  outstanding shares of common  stock  materially  increase  with  sales by one or more of the other selling stockholders identified in this prospectus, it is possible or even likely that this 4.9% prohibition would prevent the conversion. To the extent we would benefit from reducing our loan obligation to one or more debenture holders through  such  conversion,  especially  if we lack the  ability  to pay the then current principal and interest obligations under the debentures, this limitation would adversely affect us.

         6.       WARRANT FOR SERIES A CONVERTIBLE PREFERRED STOCK

                                       33

         As  a  commitment  fee  to  Cornell  Capital  Partners,  L.P.  for  the
undertaking  of the Standby  Equity  Distribution  Agreement  dated December 28,
2004, we granted Cornell Capital  Partners,  L.P. 184,000 shares of our Series A
Convertible  Preferred  Stock.  As  part  of the  consideration  in the  parties amending and restating that agreement by the Amended and Restated Standby Equity
Distribution  Agreement dated November 9, 2005,  Cornell Capital Partners,  L.P.
surrendered  those shares and accepted in return our Warrant  dated  November 9,
2005,  granting to the holder the right to obtain 184,000 shares of our Series A
Convertible Preferred Stock at par value ($ 0.001).

         The preferred  stock  issuable under this Warrant is subject to (i) 20%
dilution  PRO RATA with the  Series A  Convertible  Preferred  Stock of the sole remaining  holder of Preferred  Stock,  Homes for America  Holdings,  Inc.,  for
shares of Series A  Convertible  Preferred  Stock  issued  to our  founders  and executive  management,  (ii) adjustments to reflect  proportionate  increases or decreases  from  subdivision,  combination,  or stock  dividend  relating to the preferred  stock,  and (iii)  restrictions  on the right to exercise the Warrant before  the  expiration  of the  commitment  period  under  the  Standby  Equity
Distribution  Agreement.  The  shares of Common  Stock  into  which the Series A
Convertible Preferred Stock issued under the Warrant is automatically  converted shall be  registrable  (A) by demand of the holder,  with the Company filing and using  commercially  reasonable  efforts to cause them to be  registered  within sixty (60) days of filing,  within  sixty  (60) days  after  exercise  or (B) by inclusion  (piggy-back)  at holder's  request in any later  registration  of the
Company  Common  Stock after  exercise of the  Warrant,  and (v)  expiration  on
November  9, 2008,  the third  (3rd)  anniversary  of the  issuance  date of the
Warrant.

PLAN OF OPERATION

         1.       BUILDING PROJECTS AND OPERATIONS

         The original bridge financing represented by the convertible debentures allowed us to acquire  approximately $4.2 million in real property sites for our first three (3)  ENCLAVES  communities.  It also  provided  the working  capital enabling us to recruit our key employees, including Mark D. MacFarlane, original promoter of the YOUR HOME Program with Homes for America Holdings,  Inc., as our
Chief  Operating  Officer based in our Texas  office,  Emilia  Nuccio,  our Vice
President and Director of Marketing,  who oversaw the  development  of the brand identification  and  marketing  materials  for the Your  Home  unit of Homes for
America  Holdings,  Inc., and Daniel G. Hayes, our President and Chief Executive
Officer,  who served as counsel to Homes for America  Holdings,  Inc.  and us in closing the debt and equity facilities with Cornell Capital  Partners,  L.P. and
Montgomery Equity Partners, Ltd. in December 2004.

         We have been able to commence  initial  site  development  and contract bidding  for the two  projects to be  commenced  first,  "Enclaves  of Live Oak"
(Mesquite)  and "Enclaves of Spring  Magnolia"  (Fort Worth) each in Texas,  for presentation to established general contractors for guaranteed construction cost contracts and to construction  lenders for construction  financing sufficient to commence and complete  build-out  of those  projects.  It has also enabled us to engage and oversee outside consultants to complete zoning and planning approvals required for the Florida  project,  "Enclaves of Eagle Nest" (North Fort Myers), and to solicit and evaluate proposals for additional acquisition sites in Texas,
Florida, North Carolina, South Carolina, Connecticut, and New York.

         Our present plan of growth requires identification of multiple projects in diverse real estate markets. To assure timely roll out of the YOUR HOME Lease and Own program on a national  level,  we have entered  into media  distribution agreements with ClearVision,  Inc. and other firms to promote our business plan.
Simultaneously  with the announcement of the initial project  commencements,  we plan to enter into  purchase  agreements  and immediate  development  plans with proposals in New York,  North Carolina,  South Carolina,  and Florida,  together
with  additional   sites   identified  in  other  markets  in  Texas,   Florida,
Connecticut, and other jurisdictions.

         To proceed  with such an  ambitious  acquisition  plan and  realize the advantage of being first to market with our YOUR HOME Lease and Own program,  we recognize  our  immediate  need for, and will incur costs for,  regional  office management  and  staff,  local  contractors,  professional  representation,  and physical resources including offices and equipment to accompany the direct costs of site acquisition and development and product marketing. While we have working capital for our immediate plans through  January 2006, we must raise  additional funds from one or more sources to continue  operations  thereafter and to embark upon this acquisition plan.

                                       34

         We have established relations with land developers and brokers who have access to  available  land  sites  suitable  for  construction  of our  ENCLAVES communities and understand the YOUR HOME Program and can assist us in presenting the opportunity to land sellers and to jurisdictions  who recognize the need for attainable or workforce  housing.  These  relationships have already afforded us the opportunity to identify and in some instances put under contract prospective projects we are actively considering in Florida, North Carolina, South Carolina,
Texas, Connecticut, and New York.

         The  number of new  employees  and  offices we would  require  would be determined by our ability to identify and acquire additional projects, in one or more  regions,  our  ability  to raise  additional  funds  from sale of stock to
Cornell Capital Partners,  L.P. under the Standby Equity Distribution Agreement, our  ability to match  equity  draws  with  conventional  construction  mortgage financing,  and our management and staff to oversee such  expansions.  We have a present plan to supplement regional offices in New York with regional offices in
Florida in 2005 and in Connecticut and South Carolina in 2006.

         2.    MEDIA AND MARKET PRESENCE

         (a)   CLEARVISION.  On June 20, 2005, we entered into an Agreement (the
"ClearVision Agreement") with ClearVision,  Inc., a California corporation doing business as businesswire.com,  by which ClearVision, Inc. will provide strategic planning,  public relations and marketing consulting services to us. In exchange for $350,000 worth of our common stock, ClearVision,  Inc. will provide, amongst other products and services, media productions for television,  radio, corporate video,  internet, and newspaper,  as well as guaranteed nationwide  distribution and airing of those media  productions.  The  ClearVision  Agreement will become effective  upon  our  notification  to  ClearVision,  Inc.  that a  registration statement  registering  the resale of the shares to be delivered to ClearVision,
Inc. has been declared effective by the Securities and Exchange  Commission.  In addition, ClearVision, Inc. is entitled to receive a bonus of $30,000 in cash or equivalent  in stock,  within one month of our  receiving  proof of  airing,  if
ClearVision, Inc. delivers over 2,000 televised airings.

         (b)   GLOBAL  MEDIA.  On  August  9,  2005,  we  entered  into a  media distribution  services  agreement with Global Media Fund, LLC, pursuant to which
Global  Media  Fund,  LLC  shall  produce  and  distribute  $3,000,000  worth of nationally  syndicated (i) newspaper  features and/or (ii) radio features on our behalf, at standard  advertising rates generally paid by Global Media Fund, LLC, and with us  determining  the ratio of print to radio  features.  The  newspaper features will be distributed to 10,250 daily and weekly  newspapers and news and wire  services  for one year after  "media  pick up."  Global  Media  Fund,  LLC guarantees  that each print  feature  will  receive  placements  in at least one hundred (100)  newspapers.  The radio  features will be distributed to more than
6,000 radio  stations  across the country and Global Media Fund,  LLC guarantees that each radio release will be played on at least 400 radio stations. The total cost of these services shall be $250,000, payable in shares of our common stock.
Specifically,  $150,000 of common stock shall be issued upon the effective  date of a  registration  statement  for such shares to be  delivered  to Global Media
Fund,  LLC,  with such common stock being  valued at 90% of the average  closing price of our common stock during the five (5) trading days immediately  prior to the registration statement's effectiveness. The remaining balance of $100,000 of common stock would be issued in  installments  on the first day of the month for four (4) consecutive  months after Global Media Fund, LLC commences  performance under the media distribution  agreement,  with such stock being valued at 90% of the average  closing price for the common stock during the five (5) trading days immediately prior to each respective issuance date.

         (c)   LIPPERT/HEILSHORN.  On  November  7,  2005,  we  entered  into an
Agreement   for   the   provision   of   "Investor    Relations"   services   by
Lippert/Heilshorn  &  Associates,  Inc.  to provide  us with a  custom-designed, team-based investor relations program.  Under the agreement  Lippert/Heilshorn &
Associates,  Inc.  would review and/or create the  investment  case and business plan presentation,  press releases,  and collateral materials we would use in an investor outreach program,  targeting  audiences in the investment  community to define our market  opportunity,  inform  them of our YOUR  HOMESM  Lease and Own
Program,  build  market  awareness  of our  securities,  and  support the proper valuation of our growth strategy.  The services under  theagreement  commence on
December 1, 2005,  and  continue  for a 90-day  period of initial due  diligence preparation followed by a 9 month period of implementation; provided that we may delay the  commencement  as late as  February  1, 2006,  and may  terminate  the services with 30 days advance notice after the initial 90 day period.

                                       35

We will pay Lippert/Heilshorn & Associates, Inc. a base compensation of Fourteen
Thousand  Dollars  ($14,000)  each  month  during  the  term  together  with the reimbursement of direct out-of-pocket expenses. In addition, in consideration of this  negotiated base amount,  we will further  compensate  Lippert/Heilshorn  &
Associates,  Inc.  with  warrants to acquire  our common  stock in the amount of
45,000  warrants each month,  with the warrants during the initial 90-day period having  an  exercise  price of $0.40  per  share  and the  warrants  during  the remaining  term having an exercise  price of $0.65 per share.  We have agreed to use our best efforts to register the common  stock  underlying  the warrants and have  included  them with this  registration  offering.  The warrants (a) may be exercised  as a net exercise  exchanging  the warrants for stock shares equal to number of shares  assuming  immediate sale of shares at the market price to fund the  exercise  price,  (b)  will  have  anti-dilution  provisions,  (c)  must be exercised  not later than the third  anniversary  of  issuance,  and (d) will be limited on exercise in the twelve (12) months after  commencement of services to not more than fifty  thousand  (50,000)  warrants in any thirty (30) day period, with no limitations thereafter.

         3.    FUNDING FOR OPERATIONS

         We have been in operation  since November 2004, and have had no revenue to date. Even after the effective  registration of the common stock contemplated by this  prospectus,  and the  availability of advances under the Standby Equity
Distribution  Agreement,  our business  operations  will  consume  capital for a substantial  period before our ENCLAVES home communities are built,  leased, and sold to their  residents  under our Lease and Own  Program.  No net  revenue  is anticipated in 2006 and our current business plan contemplates our continued use of net  revenues,  as  they  arise  from  development  fees,  leases,  or  asset disposition  or sales  and  after  repayment  of  acquisition  and  construction financing and the convertible  debentures,  to the extent not converted by their holders, to fund additional expansion into new communities.

         In  addition  to  securing  construction  financing  for  the  existing projects we may seek to refinance existing assets,  including without limitation the land site in North Fort Myers,  Florida, and other financing facilities made available from institutional lenders,  together with the net proceeds of leasing and sale of its completed  units as built.  The  principal  source of additional funds however, by which we contemplate  satisfying our cash requirements for the next  twelve (12)  months,  is likely to be  advances  under the Standby  Equity
Distribution Agreement.

GOING CONCERN

         Our financial  statements are presented on a going concern basis, which contemplates  the  realization of assets and  satisfaction of liabilities in the normal course of business.  Nevertheless we are a development  stage company and only became organized on November 17, 2004.

         Since  we  have  incurred  losses  since  inception,  we  will  require additional  funds to meet and fund our obligations  and operations.  We have not yet determined how to finance our operations.  Our independent registered Public accounting  firm has added an  explanatory  paragraph to their audit opinions in connection with our initial financial  statement for the year ended December 31,
2004, which expresses substantial doubt as to our ability to continue as a going concern.  . Such an opinion may adversely affect our ability to obtain financing on reasonable terms or at all.

         The financial  statements do not include any adjustments to reflect the possible future effects on the  recoverability  and  classification of assets or the amounts and  classification of liabilities that may result from the possible inability of us to continue as a going concern.

         Management  recognizes  that  we  must  generate  capital  and  revenue resources  to enable us to  continue to  operate.  We plan to obtain  additional capital from revenue  through the sale of equity  securities and ultimately from revenue  generated from  profitable  operations.  However,  no assurances can be given that we will be successful in these activities.

LIQUIDITY AND CAPITAL RESOURCES

         During the three-month  period ended September 30, 2005, our balance of unrestricted  cash and cash equivalents  decreased by $589,620 to $167,059.  Our

                                       36

working  capital  has been  obtained  entirely  from the net  loan  proceeds  we retained  after  paying for the three land  acquisitions,  in Mesquite  and Fort
Worth,  Texas,  and North Fort Myers,  Florida,  with those net proceeds issuing from the convertible debentures described above under "Bridge Financing".

         Our primary  liquidity  and capital  resource  needs are to finance the operating  costs of our two  offices,  to  service  our debt,  to fund legal and consulting fees, loan application fees, and third-party  charges for the further development  and  financing  of our three  owned  sites,  to fund  deposits  and professional  fees and costs of  initial  acquisition  and  development  for new sites,  and legal,  accounting,  and auditing fees and expenses  relating to our compliance  with  applicable  requirements  for a public  company as well as the registration of the common stock pursuant to this offering.  As discussed above, we have used common  stock and  warrants for common stock to defray the costs of certain  media and investor  relations  services we will require for our planned expansion.

         Our plan to continue during the interim period before the sale proceeds are made available under the Standby Equity  Distribution  Agreement requires us to  refinance  one or  more of the  parcels  of real  property  owned  by us and otherwise not made subject to financing. While our real property is made subject to recorded mortgages to secure the debenture holders,  under the terms of those mortgages the secured parties are required to subordinate  their interest to new financings for  acquisition and  construction.  We plan to refinance each of the
Texas parcels in connection with the initial construction financing being sought for the fourth  quarter of 2005. We plan to refinance the Florida  parcel at the same time, either with a prospective construction lender as part of a package of land  acquisition and  construction  financing,  or simply as a land acquisition refinancing to free up equity in the Florida parcel.

         Successful  refinancing  of the land  parcels  would  provide  adequate working  capital for the period  until the  facility  under the  Standby  Equity
Distribution  Agreement is effective and sale proceeds  available to us; further such refinancings  would enable us to fund the initial soft costs of acquisition and  development  of certain  additional  projects we have  identified  in other jurisdictions.

         The  opinion of our  independent  registered  public  accounting  firm,
Friedman  LLP,  on audit  of our  financial  statements,  includes  a  paragraph expressing their  substantial  doubt exists regarding our ability to continue to operate as a going concern.  Such an opinion may adversely affect our ability to obtain  financing on reasonable terms or at all. That ability is a material part of our  current  plan to maintain  operations  during  this  interim  period and thereafter.

CRITICAL ACCOUNTING POLICIES

         Our  consolidated  financial  statements and related  public  financial information  are based on the  application  of accounting  principles  generally accepted in the United  States  ("GAAP").  GAAP  requires the use of  estimates, assumptions,  judgments, and subjective interpretations of accounting principles that have an impact on assets, liabilities, revenues, and expenses reported. Our significant  accounting  policies are  summarized in Note 1 of our  consolidated financial statements. While all of these policies impact our financial condition and results of operations,  we view certain of these  possibilities  as critical and having the most significant impact and those are discussed below.

          LAND

         The acquisition costs of land parcels are being capitalized.  Any costs related to the improvements of the land acquisitions and financing cost incurred have been charged to deferred project cost and deferred  financing cost and will be allocated to the land account when improvements have been completed.

         DEFERRED PROJECT COSTS

         Deferred  project  costs are stated at cost.  The  Company  capitalizes certain costs related to the  acquisition,  development and construction of real
estate  projects.   These  capitalized  costs  are  periodically   reviewed  for
impairment.

         DEFERRED FINANCING COSTS

                                       37

         Deferred financing costs are amortized on the straight-line method over the term of the related debt.

         CAPITALIZED INTEREST COSTS

         Interest costs incurred during the periods of acquisition, construction and/or rehabilitation of real property are being capitalized.

         IMPAIRMENT OF LONG-LIVED ASSETS

         The Company  periodically  reviews  the  carrying  value of  long-lived assets in relation to historical  results, as well as management's best estimate of future trends,  events and overall business climate. If such reviews indicate an issue as to whether the carrying value of such assets may not be recoverable, the Company will then  estimate  the future cash flows  generated by such assets
(undiscounted  and  without  interest  charges).  If such  future cash flows are insufficient  to recover the carrying  amount of the assets,  then impairment is triggered and the carrying value of any impaired assets would then be reduced to fair value.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         Statement of Financial  Accounting Standards No. 107, "Disclosure About
Fair Value of Financial Instruments",  as amended,  requires certain entities to disclose  the fair  value of  specified  financial  instruments  for which it is practicable to estimate that value. The Company's financial  instruments include
cash,  accounts  payable,   convertible  debentures  and  an  amount  due  to  a
stockholder.  The carrying amount of the financial instruments approximates fair value.  The Company is not currently  exposes to any significant  credit risk or currency risk.

RECENT ACCOUNTING PRONOUNCEMENTS

            In  December  2004,  the FASB  issued  SFAS No.  123R,  "Share-Based
Payment".  SFAS No. 123R is a revision of SFAS No.  123,  "Accounting  for Stock
Based  Compensation",  and  supersedes  APB 25.  Among  other  items,  SFAS 123R eliminates the use of APB 25 and the intrinsic  value method of accounting,  and requires  companies  to  recognize  the cost of  employee  services  received in exchange for awards of equity instruments, based on the grant date fair value of those awards,  in the financial  statements.  The effective date of SFAS 123R is the first reporting period beginning after June 15, 2005, which is third quarter
2005 for calendar year companies,  although early adoption is allowed.  However, on April 14, 2005, the Securities and Exchange  Commission  (SEC) announced that the effective  date of SFAS 123R will be suspended  until  January 1, 2006,  for calendar year companies.

            SFAS 123R permits companies to adopt its requirements using either a
"modified  prospective" method, or a "modified  retrospective" method. Under the
"modified prospective" method,  compensation cost is recognized in the financial statements  beginning with the effective date, based on the requirements of SFAS
123R for all  share-based  payments  granted  after that date,  and based on the requirements  of SFAS 123 for all unvested awards granted prior to the effective date of SFAS 123R. Under the "modified  retrospective"  method, the requirements are the  same as under  the  "modified  prospective"  method,  but also  permits entities to restate  financial  statements of previous periods based on proforma disclosures made in accordance with SFAS 123.

          While SFAS 123R permits entities to continue to use the  Black-Scholes pricing  model,  the  standard  also permits the use of a "lattice"  model.  The
Company has not yet determined which model it will use to measure the fair value of employee stock options upon the adoption of SFAS 123R.

          SFAS 123R also  requires  that the  benefits  associated  with the tax deductions in excess of recognized  compensation cost be reported as a financing cash flow,  rather  than as an  operating  cash flow as required  under  current literature.  This  requirement will reduce net operating cash flows and increase net  financing  cash flows in periods  after the  effective  date.  These future amounts  cannot be estimated  because they depend on, among other  things,  when employees exercise stock options.

                                       38

         The Company  currently  expects to adopt SFAS 123R effective January 1,
2006, based on the new effective date announced by the SEC; however, the Company has not yet determined which of the aforementioned adoption methods it will use.
In addition,  the Company has not yet determined the financial  statement impact of adopting SFAS 123R for periods beyond 2005.

         In March 2005, the Financial Accounting Standards Board ("FASB") issued
Interpretation  No. 47 ("FIN 47"),  "Accounting for Conditional Asset Retirement
Obligations".  FIN 47  clarifies  that an entity must  record a liability  for a
"conditional"  asset  retirement  obligation if the fair value of the obligation can be reasonably estimated. The provision is effective no later than the end of the fiscal year ending after  December 15, 2005.  The Company has not determined what effect,  if any, FIN 47 will have on its  financial  position or results of operations.

         In  May  2005,  the  FASB  issued  Statement  of  Financial  Accounting
Standards  ("SFAS")  No. 154 ("SFAS No.  154"),  "Accounting  Changes  and Error
Corrections."  SFAS No. 154 requires  restatement  of prior  periods'  financial statements for changes in accounting  principle,  unless it is  impracticable to determine  either the  period-specific  effects or the cumulative  effect of the change.  Also, SFAS No. 154 requires that retrospective  application of a change in accounting principle be limited to the direct effects of the change. SFAS No.
154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005, however,  the Statement does not change the transition provisions of any existing accounting  pronouncements.  We do not believe  adoption  of FAS 154 will have a  material  effect on our  consolidated financial position, results of operations or cash flows.

         On July 14,  2005,  FASB issued its  Exposure  Draft,  "Accounting  for
Uncertain Tax Positions",  which is a proposed  interpretation to FASB Statement
No. 109,  "Accounting  for Income  Taxes." This  proposed  interpretation  would require an  enterprise  to  recognize,  in its  financial  statements,  the best estimate of the impact of a tax  position.  In  evaluating  whether the probable recognition  threshold has been met, this proposed  interpretation would require the  presumption  that the tax  position  will be  evaluated  during an audit by taxing  authorities.  The term probable is used in this proposed  interpretation consistent with its use in FASB Statement No. 5, "Accounting Contingencies",  to
mean "the future event or events are likely to occur."  Individual tax positions that fail to meet the probable  recognition  threshold will generally  result in either (a) a reduction  in the  deferred  tax asset or an increase in a deferred tax  liability or (b) an increase in a liability for income taxes payable or the reduction of an income tax refund  receivable.  The impact may also include both
(a) and (b). The proposed interpretation would be effective as of the end of the first fiscal year ending after December 15, 2005. The initial recognition of the effect of applying the proposed interpretation would be a cumulative effect of a
change  in   accounting   principle.   The  comment   period  for  the  proposed
interpretation ends on October 28, 2005. The Company is currently evaluating the impact of the Exposure Draft on its financial statements.

         In October 2005, the FASB  announced  that FASB Staff Position  ("FSP")
No.  13-1 ("FSP No.  13-1"),  "Accounting  for Rental  Costs  Incurred  during a
Construction  Period,"  is  effective  for  reporting  periods  beginning  after
December 15, 2005. This Position concludes that rental costs incurred during and after a  construction  period are for the right to  control  the use of a leased asset  during and after  construction  of a lessee  asset,  and that there is no distinction  between  the right to use a leased  asset  during the  construction period  and the right to use that  asset  after the  construction  period.  This
Position requires that rental costs associated with ground or building operating leases that are incurred  during a  construction  period be recognized as rental expense,  included in income  from  continuing  operations.  The Company has not determined  what  effect,  if any the  adoption of FSP No. 13-1 will have on its financial position or results of operations or cash flows.

OFF-BALANCE SHEET ARRANGEMENTS

         None.

LEGAL PROCEEDINGS

         As of the filing of this  registration  prospectus  there were no legal proceedings  pending in any forum or jurisdiction to which the Company or any of its subsidiaries is a party or a prospective party, and to the best knowledge of management no proceedings are threatened or imminent.  In the course of ordinary

                                       39

development  of its real  properties the Company and its  subsidiaries  file and pursue customary applications for changes to zoning, subdivision, use, and other
entitlements   for  the   enhancement  of  the  properties  or  preparation  for
development for their intended use.

BUSINESS

         We are a development  stage  company,  with minimal or no operations to date that was  incorporated  in Delaware on November 17,  2004.  Pursuant to our
business  plan,  we intend to apply our  collective  experience  in leasing  and
managing   successful   multi-family   housing   communities  to  transition  to
homeownership an unserved target market of working families with good employment and rental  histories,  who have the ability  each month to pay the debt service and  maintenance on a home but for different  reasons have yet to enter into the market to purchase a home.  We will assist the customer  throughout  the process and in obtaining a mortgage on the outstanding loan balance. At that point, home ownership is  transferred  to the  customer.  With the benefits of Good Resident
Credits (see discussion  below) and home  appreciation,  the YOUR HOME Lease and
Own Program enables the customer to build up to 15% equity.

         We will build new homes that will average 1,450 square feet.  The final design  and  specifications  for these  homes  will  always be  tailored  to the specific  housing market and the housing types will include single family homes, duplexes,  townhouses,  and  condominiums.  All of the homes  will be at a price point based upon the area's  attainable home market,  with a price range between
$125,000 and $250,000.  The average home will have three to four  bedrooms,  two bathrooms  and a two-car  garage.  The lot sizes  will range from 5,000 to 6,500 square feet.

         Our  homes  will be built in new  developments  that  always  include a
community   clubhouse  with  a  business  center,   game  room,  meeting  rooms,
maintenance shop as well as a community playground. The community clubhouses not only  anchor the  project  for our  management  and  oversight  but  provide the familiar center for the hands-on  assistance we provide to our residents as part of the program. The homes will be built using time tested standard  construction methods that meet local codes and conditions. Our communities will have a select number of highly  desirable  floor plans with varying  elevations  for aesthetic purposes.  This will help to limit our development and construction  costs while increasing profits.

         To insure our quality,  value, and an enduring community,  and to limit maintenance  costs and protect our  investment,  our homes would be  constructed with  high-grade  material and  fixtures.  To secure its  investment  during the period  the  customer  is  leasing  the  home,  we will  retain  management  and regulation of the community and operation of its community center.

         The YOUR HOMESM  Program plan  outlined  herein is simple for the first time buyer to understand  and  overcomes the obstacles  this buyer has to making the buying decision or being able to proceed to closing, being principally:

         (i)      HOME  EQUITY:  Even though this buyer could  service a monthly mortgage and maintain the home,  without the  down-payment and closing costs this buyer will remain a perennial renter;

         (ii)     CREDIT  HISTORY:  The buyer  lacks the  credit  history,  loan application,  and prior purchase  history of other  purchasers targeted by the typical home builders; and

         (iii)    MARKET  ENTRY:  Whether from lack of previous  experience,  no mentoring,  intimidation,  or lack of time,  the buyer has not entered the home market, although he or she would do so if the seller facilitated the transaction. This group includes buyers who are priced out of the market and need financial assistance through governmental first time buyer programs.

         Below is an example of how the YOUR HOMESM Program works:

         A typical  three  bedroom  home with 1,400  square feet has a completed value  of  approximately  $138,000.  The  price  could be  lower  or  higher  in accordance with area, land, and construction  costs.  After renting the home for
36  months,  the  resident  has the  option  to  purchase  the home at the price established  at the beginning of the lease term.  During the 36-month lease term we have assisted the customer with budget  preparation,  banking  relationships,

                                       40

credit counseling, home ownership maintenance training, and mortgage application
processing.   We  assist  the   customer  in   obtaining  a  mortgage   for  the
pre-established purchase price and the home is transferred to the customer.

         The rent  during  the  first 36 months is  established  by taking  into consideration the following three components:

    MONTHLY RENT:

    Principal and interest for $138,000 loan at 7.5% for 30 years    = $965
    1/12 of the annual real estate taxes                             = $195
    1/12 of the annual home owners insurance                         = $45
                                                                     ------
    Total Monthly Rent                                               = $1,205

    BENEFITS AND EQUITY:

    Home appreciation at 3% per annum                                = $12,796
    "Good Resident Credit"                                           = $4,500
                                                                     ---------
    Total Equity                                                     = $17,296

         The key advantages of this program are that no down payment is required of the  homebuyer  and the cost is the same as  renting a similar  apartment  or home. At the end of three years, the customer has over 10% equity in the home.

         The  business  plan  starts  with the  first  YOUR  HOME  Lease and Own community,  planned for the City of Mesquite in Dallas County,  Texas, and would expand to a planned eight (8) to ten (10) new  communities  in varying stages by the end of 2006,  depending on our ability to draw down capital from the Standby
Equity Distribution Agreement.  From the beginning of 2007 forward, our business plan  contemplates  new construction of from 1,000 to 1,500 new homes each year.
We currently own three  project sites that can  accommodate a total of 610 units that are in the  predevelopment  phase. We have additional  sites under contract that can  accommodate  another  1,700  units.  We believe that with the existing financing  facilities and other resources,  and our plan to effect  construction through  third party  general  contractors,  that this  schedule is  reasonable.
Nevertheless   this  schedule  is  subject  to  ongoing   revision  as  building
opportunities  occur or economic  conditions  change,  including  our ability to acquire suitable land, obtain development and construction financing, and market the units in the target jurisdictions.

         We also have  additional  project sites that are under  contract  which would  provide an  additional  one  thousand  five hundred  (1,500)  immediately buildable homes that would be developed in early 2006. The projects would result in over four thousand (4,000)  buildable units in different phases of production by the end of 2006. We currently  select our  acquisitions  based upon available financing and would expand both acquisitions and staffing as that ceiling rises.

         Our website,  marketing  brochures,  floor plans, home elevations,  and numerous other materials have been  completed.  Our branding will be established with national  media firms that  specialize  in radio,  television,  print,  and electronic  media.  These  companies,  which have already been engaged,  will be compensated  with shares of our common stock. We have also carefully  cultivated our branding for Spanish  speaking  clients with the use of specialized  Spanish marketing firms and dual language material.

         All of our  communities  are  carefully  designed  to  ensure  they are branded  with  easily  identifiable  design  elements  that  are  compatible  in virtually every market. In addition,  every home we build is planned and created with the specific  client base,  region,  price point and  community  taken into consideration.  This careful  attention to our client,  market and branding will ensure that we are the dominant force in the U.S. attainable housing market.

         To ensure  profitability and minimize  construction  risk, the business model is based upon the construction  being conducted by large reputable general contractors with oversight by our personnel.  All construction contracts awarded will have guaranteed maximum prices with firm completion dates. In addition, the performance  of the contractor  will be financially  guaranteed by a performance bond issued through a highly rated insurance carrier.

                                       41

         The business model was carefully  crafted to ensure that management and home sales are only being  conducted  by our  employees.  We believe this policy will  result in  consistent  high  quality  customer  relations,  repetition  of message, control of the sales process, reliable marketing, ownership of the data base,  and  harmonious  after  sales  customer  relations.  We realize  that our reputation is the hallmark of our business.  Therefore we will carefully control our corporate  appearance,  public  perception,  and the community  relations to ensure our reputation is maintained to the highest degree possible.

         After entering the YOUR HOME Lease and Own Program,  our customers will have access in the  convenience  of the community  center to credit  counseling, mortgage seminars, and similar programs to facilitate training and experience in
all  aspects  of  home  ownership,   maintenance,  and  finance.  This  will  be
accomplished  by  coordinating   training  services  with  nonprofit   entities,
government  offices,  community lenders,  and other area businesses.  We will be with our clients  from the start of the process to the day they take  ownership.
We will be their guide through this confusing and intimidating process to ensure their success as a homeowner.

         We will  develop and own each  project  through a single  asset  entity
(corporation,   limited  liability  company,   or  limited   partnership)  whose
operations and accounting are consolidated with ours,  subject to determinations on  limited  liability,  tax  consequences,  investor  preferences,  and  lender
requirements.   We  will  leverage  the  project   investments  with  long  term
construction  permanent  financing from investments banks,  commercial  mortgage providers, and federal funding programs, as applicable. Under the business plan, we seek to maintain a leverage ratio of at least 80% of all project costs.

COMPETITION

         Our  business  model   contemplates  our   development,   construction,
management, and sale of residential home units with a value-added product, being the Lease and Own  Program and the  related  services of our staff and  business
team,   including  third  party  credit  counselors  and  mortgage  lenders,  to facilitate the  acquisition of homes by our customers,  who initially  lease the home but with the plan to  acquire  it, at their  option  and  subject  to their ability to obtain the financing after benefiting from the home  appreciation and other credits. The competitive market for development, construction, and sale of residential  units is an entire industry,  populated by many better  capitalized firms,  both public  companies and regional firms,  with  established  operating histories and revenues.

         The  value-added  assistance we provide our customers is a service that has  become  increasingly  popular  as a program  more  typically  sponsored  by municipalities and governmental organizations promoting attainable or affordable housing or by non-profit  foundations  and charitable  organizations  seeking to benefit  persons of low and  moderate  income  achieve home  ownership.  In some instances the programs have included a component of staged  purchase,  sometimes with an initial  leasehold  followed by lease  option.  Although many sellers of individual or small projects have employed a lease-and-own vehicle to dispose of projects not otherwise marketable, or to market rehabilitated properties, we are not aware of any for profit  developer who is building new homes from the ground up and providing  similar lease and own options and  supporting  services to its ultimate home purchasers as part of the original development plan.

         While  there are no apparent no barriers to entry into this market that would prevent another developer devising a program and planning new developments with similar  amenities  and  value-added  features,  we believe that until home builders  incorporate  into their plan of  development  and  disposition of home units the  value-added  assistance  more  typical of the  public and  non-profit concerns,  and work with  developing  the  relationships  with the end-user over extended  periods,  there  may be little  competition  in the  market  for these purchasers,  who to date have not been served or even  targeted by home builders in any systematic manner.

DESCRIPTION OF PROPERTY

         OFFICE FACILITIES. Our current offices in Texas and New York are leased on the following  terms:  (a) the  principal  office at 2550 Trinity Mills Road,
Suite 122,  Carrollton,  Texas 75006, with  approximately  1,100 rentable square feet, is leased  through June 30, 2006,  for $729.00  monthly rent;  and (b) the administrative  office at 45 Knollwood  Road,  Fifth Floor,  Elmsford,  New York
10523, with approximately 1,440 rentable square feet, is leased through February
28,  2006,  for $2,670  monthly  rent.  We believe  the current  facilities  are sufficient for our needs.

                                       42

         EXISTING PROJECTS.     We have  acquired  title  to and  are  currently  developing  three  real  estate projects as follows:

         Project                    Location                                    Size (sf)       Units
         -------                    --------                                    ---------       -----

         ENCLAVES OF LIVE OAK       Mesquite, Dallas County, Texas              96,282            66

         ENCLAVES OF EAGLE NEST     North Fort Myers, Lee County, Florida       415,800          280

         ENCLAVES OF SPRING MAGNOLIA        Fort Worth, Tarrant County, Texas

                                                                       Phase I          156,294           106
                                                                       Phase II         234,441           159

         Each of the above projects is planned to be a single-family residential home  development  with all of the units  subject to our YOUR HOME Lease and Own
Program.

         Each of the above projects is subject to a recorded first mortgage lien in favor of the convertible debenture holders who provided the acquisition funds for the land. Those mortgages in each instance are required by their terms to be subordinated to the development and  construction  financing  obtained by us for the respective project. In addition,  the Phase II project at Spring Magnolia in
Fort Worth is subject to a recorded  mortgage lien to secure the original seller for the financing obtained by us at closing in the amount of $788,750.

EMPLOYEES

         We  currently  have  six (6)  full  time  employees  and no  part  time employees.  Among  our  employees,  Daniel G.  Hayes,  our  President  and Chief
Executive  Officer,  and Emilia  Nuccio,  our Chief  Marketing  Officer and Vice
President, each work in our administrative office in Elmsford, New York. Mark D.
MacFarlane,  our  Chief  Operating  Officer  and  Vice  President,  works in our principal  office in Carrollton,  Texas.  We believe that our relations with our employees are good. We are currently  recruiting  additional full-time employees in Texas,  Florida, and New York to undertake the functions of site acquisition, development, and management for our existing and planned new projects.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

         On October 3, 2005, the Board of Directors of the Company  dismissed HJ
&  Associates  LLC  ("HJ")  as  the  Company's  registered   independent  public
accounting firm and approved the engagement of Friedman LLP  ("Friedman") as the
Company's  independent public  accountants to audit the financial  statements of the Company for the fiscal year ending December 31, 2005.

         Except as noted in the next  sentence,  the audit  reports of HJ on the financial statements of the Company for the fiscal years ended December 31, 2003 and 2004 did not contain any adverse  opinion or a  disclaimer  of opinion,  nor were they  qualified or modified as to  uncertainty,  audit scope or  accounting principles.  The  report of HJ on the  Company's  financial  statements  for the fiscal years ended December 31, 2003 and 2004 included an explanatory  paragraph that noted  substantial doubt about the Company's ability to continue as a going concern.

         During the fiscal  years ended  December  31, 2003 and 2004 and through
October  3,  2005,  the  Company  had no  disagreement  with HJ on any matter of accounting principles or practices,  financial statement disclosure, or auditing scope or procedure,  which disagreement,  if not resolved to the satisfaction of
HJ,  would have caused it to make  reference  to the subject  matter  thereof in connection  with its reports.  During the years ended December 31, 2003 and 2004 and through December 21, 2004, there have been no events reportable  pursuant to
Item 304(a)(1)(iv)(B) of regulation S-B.

         The Company has provided a copy of the above  disclosures to HJ and has requested  that it furnish a letter  addressed  to the  Securities  and Exchange

                                       43

Commission  stating  whether it agrees  with the above  statements  and, if not, stating the respects in which it does not agree.  A copy of such  letter,  dated
October 3, 2005,  was filed as Exhibit  16.1 to the  Current  Report on Form 8-K filed by us on October 3, 2005.

         On October 3, 2005,  the Board of Directors of the Company  engaged the accounting firm of Friedman as the Company's  independent  public accountants to audit the Company's financial statements for the fiscal year ending December 31,
2005.  During the fiscal  years  ended  December  31,  2003 and 2004 and through
October 3, 2005, the Company did not consult with Friedman  regarding either the application  of accounting  principles to a specific  completed or  contemplated transaction or the type of audit opinion that might be rendered on the Company's financial statements,  and neither a written report nor oral advice was provided to the  Company  that was an  important  factor  considered  by the  Company  in reaching a decision as to an accounting,  auditing or financial reporting issue.
During the fiscal years ended December 31, 2003 and 2004 and through  October 3,
2005,  the Company did not consult with  Friedman  regarding any matter that was the  subject  of  a  disagreement  or  event  identified  in  response  to  Item
304(a)(1)(iv) of Regulation S-B.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         Our directors and executive officers are as follows:

                        NAME                   AGE                              POSITION

         Daniel G. Hayes                     47       President, Chief Executive Officer and Director
         Mark D. MacFarlane                  40       Vice President and Chief Operating Officer
         Emilia Nuccio                       50       Chief Marketing Officer and Assistant Secretary
         Robert M. Kohn                      53       Director
         Robert A. MacFarlane                60       Director
         Marlin K. Wiggins                   51       Director

         Since we were only  organized in November  2004, the above officers and directors  have been in office  less  than  twelve  (12)  months.  The  business experience of each of our directors and executive officers is as follows:

         DANIEL G. HAYES has served as our president and chief executive officer and as a director since our  incorporation in November 2004. He was recruited as our executive  officer from his former  position as special counsel to Homes For
America  Holdings,  Inc., the company that originally  organized and capitalized us, where he also has served on the board of directors  since 1998.  During this tenure, Mr. Hayes represented Homes For America Holdings, Inc. in its successful acquisition of development and improved properties in Florida,  Texas, New York,
Connecticut,  and Indiana.  Further, he was responsible for overseeing the legal compliance  for  public  and  private  mezzanine  financing,  tax-exempt  bonds, tax-increment  financing and tax credits for multiple  projects.  Before leaving private  practice to become a full time  employee,  he represented us as counsel for the original organization and capitalization of the private company Enclaves
Group,  Inc. and its subsequent  acquisition and reverse merger with the current public  company.  He had also been engaged in the private  practice of law since
1990,  focusing on corporate  governance,  commercial  real estate,  and secured finance.

         Prior to 1990,  Daniel G. Hayes served as general counsel and corporate officer at the Rojac Group,  Inc., a real estate  development firm in Rockville,
Maryland.  He was  director  and Chief  Operating  Officer at ETICAM  Management
Company, an environmental management firm in Alexandria,  Virginia. Before that, he practiced as a municipal bond and finance attorney in Chicago,  Illinois, and
Washington,  D.C. Mr. Hayes received his B.A. in Economics and Mathematics  from
Northwestern  University in 1979, his J.D. from Cornell  University in 1982, and is licensed to practice law in the State of Illinois,  the District of Columbia,
and the Commonwealth of Virginia.

         MARK D.  MACFARLANE  is the  creator  of the YOUR  HOME  Lease  and Own concept and the leading  author of our business  plan and has served as our vice president and chief operating  officer since  incorporation in November 2004. In

                                       44

addition,  since 1997,  Mr.  MacFarlane  served as the  director of  multifamily development  of Homes For America  Holdings,  Inc.  during a period when it grew exponentially  and  acquired/developed  over  1,600  units.  While at Homes  For
America  Holdings,  Inc., Mr. MacFarlane was also the project developer and head of the business  development plan that became the original business plan for our company as well as securing the financing  commitments  for the individual  YOUR
HOME Lease and Own communities.

         Mr.  MacFarlane  has extensive  experience  in real estate  management, having served as acquisition manager for a national real estate development firm and regional  manager for a national  mortgage  banking firm prior to working at
Homes For America  Holdings,  Inc. His proven track record is based on more than twenty years and millions of dollars in successful financing and development.

         EMILIA NUCCIO directs our marketing and YOUR HOME Lease and Own program and has served as our assistant  secretary since its  incorporation  in November
2004. In 2001, Ms. Nuccio founded Girasole  International to provide  consulting services in media,  marketing  and  education to a wide range of  organizations.
Emilia Nuccio served as Vice President of Latin American Sales for BBC Worldwide
Americas,  where she  increased  the BBC TV and cable  presence  and revenues in
Latin America by over 1,000%. For the Itsy Bitsy Entertainment  Company, she was
President of  International  Program and Licensing  Sales and prior to that, she was General  Manager for Latin America,  launching  Teletubbies to become one of the strongest  sources of revenue for the company and one of the most successful children's  licensing  properties  of all time.  She has also held a variety  of sales and  marketing  positions  at  Televisa,  the  Mexican  media  giant,  and
Westinghouse  Broadcasting,  now CBS. Ms. Nuccio is a graduate of Queens College and a recipient of a graduate  Fellowship at Yale  University.  She is fluent in
English, Italian, Spanish and French.

         ROBERT M. KOHN is one of the founders of our  business and  acquisition plan and has served as our director  since  incorporation  in November  2004. In
1996, he co-founded Homes For America Holdings,  Inc. with Robert A. MacFarlane, with whom he built the company to nearly $190  million in gross  assets.  He was responsible  for Beau  Rivage,  the first  condominium  tower  built in the Fort
Myers,  Florida  area in over twenty  years.  Thanks to his  efforts,  Homes For
America Holdings, Inc. was named the 2003 Business Story in Fort Myers, spurring revitalization of the area and a veritable  stampede of interest.  Subsequently, he arranged financing for St. Tropez, Riviera and Monaco, three more condominium towers in Fort Myers; and obtained land for four condominium towers in West Palm
Beach. Currently, Mr. Kohn manages land acquisition,  construction and sales and marketing for 1,773 units of condominiums.

         Mr. Kohn's  expertise and business success have been well documented in a thirty-year career  continuously  licensed as a real estate broker in multiple jurisdictions,  resulting in an excess of a billion  dollars in sales of condos, co-ops,  town houses and individual  homes.  Prior to founding Homes For America
Holdings,  Inc., Robert Kohn was the president of Alfred Kohn Realty Corporation and Schuyler Realty, and a managing partner of Kohn Belson Associates,  managing more than 22,000 apartments. Mr. Kohn converted more than $100 million of rental properties and warehouses into residential lofts, and orchestrated the financing and acquisition of thousands of multi-family  housing units.  Mr. Kohn graduated from Ohio University with a B.S. in Economics.

         ROBERT A.  MACFARLANE is one of the chief  visionaries of the YOUR HOME
Lease and Own  Program and has served as our  director  since  incorporation  in
November 2004. Mr. MacFarlane's skill with innovative real estate development is proven by the staggering growth of Homes For America Holdings, Inc., the company from which we evolved.  In 1996, he co-founded Homes For America Holdings,  Inc.
with Robert Kohn,  building the company to nearly $190 million in gross  assets.
He strategically  acquired properties in Florida,  Texas, New York,  Connecticut and Indiana,  grew the multifamily  portfolio to nearly 1,600 residential rental units and 572,000 square feet of commercial space. He personally  negotiated the land acquisition and arranged for construction of Station Plaza, a 70,000 square feet commercial building in downtown Yonkers, the first in over twenty years, as well as the land  acquisition  of 3/4 of a mile on the Hudson River,  one of the largest  purchases  of private  Hudson  River  waterfront  in the NY metro area.
Further, he was the principal responsible for Homes For America Holdings, Inc.'s
Colt Gateway project in Hartford,  Connecticut, an acquisition that he developed into a  $118  million  rehabilitation  of a  400,000  square  feet,  10-building historic site that is set to become a United States National Park.

         Prior  to  founding  Homes  For  America  Holdings,   Inc.,  Robert  A.
MacFarlane  served as independent  tax-exempt bond and tax credit consultant for
FC Partners, a New York real estate company; and as Senior Property Acquisitions

                                       45

Officer of the Boutwell Company, a real estate firm representing the Rockefeller
Family  Trust.  Mr.  MacFarlane  was  directly  responsible  for the  closing of one-half  billion dollars worth of real estate  transactions in Texas alone, two of which were turnaround, value-added acquisitions totaling $300 million.

         MARLIN K.  WIGGINS  has  served as our  director  since May 2005 and he oversees all accounting and auditing decisions of the company.  Mr. Wiggins is a certified public accountant who provides tax, bookkeeping,  audit and consulting services  to  small  and  medium  size  businesses,  as well  as  not-for-profit entities.  With  an  expertise  in  auditing  and  accounting  for  real  estate companies,  Mr. Wiggins ensures that we properly present  financial  statements, and comply with the  Sarbanes-Oxley  Act as it relates to public companies.  Mr.
Wiggins has led both  financial  and data  processing  audits at  Citibank  N.A.
involving hundreds of millions of dollars, and was instrumental in compiling the financials for the bank's worldwide  distribution.  Before starting his own firm in 1993, he worked as a senior auditor at the CPA firm Watson, Rice and Company.
He left to be the  Controller of Eastmond and Sons in Bronx,  New York.  For six
years,  he has taught  accounting  and auditing as an adjunct  professor at both
Lehman and Bronx Community College.

         Mr.  Wiggins has served on the boards of the Yonkers  Downtown  BID and
African-American  Heritage  Committee and currently on the boards of the Yonkers
Empowerment Zone and St. John's Riverside Hospital. He has been Treasurer of the
Yonkers  NAACP,  Vice  Chair  of the  Philipsburg  Performing  Arts  Center  and
currently is President  of the  Nepperhan  Valley  Development  Corporation  and
Treasurer  of the Valley  Technology  Center,  Co-chairperson  of the Academy of
Finance at Lincoln High School and President of the Strategic  Business Alliance
of Yonkers. With nineteen years of experience,  Marlin K. Wiggins is a certified public  accountant  licensed  in the  State of New  York,  and a  member  of the
American Institute of Certified Public Accountants. He has a Masters of Business
Administration in accounting from Baruch College.

         Robert A.  MacFarlane  is both Mark D.  MacFarlane's  father and Emilia
Nuccio's husband.

DIRECTOR COMPENSATION

         As of the date hereof,  no director has accrued any compensation and we have no compensation arrangements with our directors.

EXECUTIVE COMPENSATION

         The following  table provides  certain  information for the years ended
December 31, 2002, 2003, and 2004 concerning  compensation awarded to, earned by or paid to our prior and current chief executive officer. Except as noted below, none of our  executive  officers  received  compensation  in excess of  $100,000 during the year ended December 31, 2004.

                                          Annual Compensation
                                          --------------------
                                                                     Other Annual
       Name and Principal                    Salary       Bonus      Compensation
           Position(s)             Year        $            $            $(1)
-----------------------------      -----    ----------    -----      ------------
Robert Sandburg (2)(3)             2004     120,000(3)     --             --
   Chief Executive Officer         2003       65,000       --             --
   and President                   2002        --          --             --

Daniel G. Hayes (4)                2004        --          --             --
   President and Chief             2003        --          --             --
   Executive Officer               2002        --          --             --

(1)   Perquisites  and other personal  benefits,  securities or property did not exceed the lesser of $50,000 or 10% of such executive's salary and bonus.

(2)   Mr.  Sandburg  became chief  executive  officer and  president of Alliance
      Towers,  Inc. on February  13, 2003 and resigned  from those  positions on
      April 27, 2005.

                                       46

(3)   Mr. Sandburg's aggregate salary was $120,000,  of which $5,415 was paid in cash and the balance of which was accrued.

(4)   Mr. Hayes became president and chief executive  officer of Enclaves Group,
      Inc. upon its original  organization  as a private company on November 17,
      2004, and succeeded Mr.  Sandburg in those  positions at Alliance  Towers,
      Inc.  on April 27,  2005,  continuing  in office  after the  merger of the corporations.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On December 22, 2004, Homes For America Holdings,  Inc.  transferred to us the concept,  designs, trade marks, copyright material,  labor, and equipment it had  invested  into the  development  of the YOUR HOME  business  method  and program,  along with the  contracts  for the  acquisition  of land in North Fort
Meyers, Florida and Mesquite, Texas in exchange for 816,000 shares of our Series
A  Convertible  Preferred  Stock.  Moreover,  at the same time, we issued 10,000 shares of our  common  stock to Homes For  America  Holdings,  Inc.  (which  now represents 95% of our common stock) in exchange for a prior capital contribution of $600,000 made by Homes For America  Holdings,  Inc. toward the development of the YOUR HOME Program.

         On December 28, 2004, Homes For America  Holdings,  Inc. entered into a guaranty agreement pursuant to which Homes For America Holdings, Inc. guaranteed our performance under the Securities  Purchase Agreement and each of the secured convertible debentures issued by us thereunder.

         The  Company  engaged   Girasole   International,   Inc.,  a  New  York
corporation  ("Girasole"),  a related  party,  as a third  party  consultant  to oversee marketing and product development. The Company's Chief Marketing Officer and Assistant  Secretary,  Emilia Nuccio  founded  Girasole in 2001.  During the three months ended, nine months ended, and from inception to September 30, 2005, fees for  consulting  services  provided  to the  Company  by  Girasole  totaled approximately $19,000, $37,000, and $134,000, respectively.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information  concerning the ownership of our common stock and Series A Convertible  Preferred  Stock,  as of November 18,
2005 by (i) each director,  (ii) each executive officer, (iii) all directors and executive  officers as a group and (iv) each person  known to be the  beneficial owner  of more  than  five  percent  (5%)  of our  common  stock  and  Series  A
Convertible Preferred Stock.

         The information  regarding beneficial ownership of our common stock and
Series A Convertible  Preferred  Stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to  beneficially  own any  shares of  capital  stock as to which  such person, directly or indirectly,  has or shares voting power or investment power, and to beneficially  own any shares of our capital stock as to which such person has the right to acquire  voting or investment  power within 60 days through the exercise  of any stock  option or other  right.  The  percentage  of  beneficial ownership as to any person as of a particular date is calculated by dividing (a)
(i) the number of shares  beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire  voting or investment power  within 60 days by (b) the total number of shares  outstanding  as of such date,  plus any shares that such person has the right to acquire within 60 days.
Including those shares in the tables does not, however,  constitute an admission that the named  stockholder  is a direct or indirect  beneficial  owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment  power (or shares that power with that person's spouse)  with  respect to all shares of  capital  stock  listed as owned by that person or entity.

Name and Address of Beneficial                                             Series A Convertible Preferred
Owner                               Common Stock Beneficially Owned           Stock Beneficially Owned
-------------------------------     ---------------- -----------------     ---------------- ----------------
                                        Shares          Percentage             Shares         Percentage
                                        ------          ----------             ------         ----------
Daniel G. Hayes
Enclaves Group, Inc.
2550 East Trinity Mills Road
Suite 122
Carrollton, Texas 75006                   --                --                   --               --

Mark D. MacFarlane
Enclaves Group, Inc.
2550 East Trinity Mills Road
Suite 122                                 --                --                   --               --
Carrollton, Texas 75006

                                       47

Name and Address of Beneficial                                             Series A Convertible Preferred
Owner                               Common Stock Beneficially Owned           Stock Beneficially Owned
-------------------------------     ---------------- -----------------     ---------------- ----------------
                                        Shares          Percentage             Shares         Percentage
                                        ------          ----------             ------         ----------
Emilia Nuccio
Enclaves Group, Inc.
2550 East Trinity Mills Road
Suite 122                                 --                --                   --               --
Carrollton, Texas 75006

Robert M. Kohn
Enclaves Group, Inc.
2550 East Trinity Mills Road
Suite 122                                 --                --                   --               --
Carrollton, Texas 75006

Robert A. MacFarlane
Enclaves Group, Inc.
2550 East Trinity Mills Road
Suite 122                                 --                --                   --               --
Carrollton, Texas 75006

Marlin K. Wiggins
Enclaves Group, Inc.
2550 East Trinity Mills Road
Suite 122                                 --                --                   --               --
Carrollton, Texas 75006

Officers and Directors as a
group (6 persons)                         --                --                   --               --

Homes For America Holdings,
Inc. One Odell Plaza
Yonkers, New York 10701            296,406,060(1)(2)       98.6%               816,000           100%

(1)      Our common stock beneficially owned by Homes For America Holdings, Inc.
         represents (i) 82,880,403  shares of our common stock currently held by
         Homes For America  Holdings,  Inc. and (ii)  213,525,657  shares of our common stock  issuable  upon  conversion  of the 816,000  shares of our
         Series A  Convertible  Preferred  Stock  currently  held by  Homes  For
         America Holdings, Inc.

(2)      The common  stock  beneficially  owned does not take into  account  the outstanding secured convertible debentures that have a conversion price fixed by reference to the trading price of the common stock immediately prior to the filing of the  registration  statement  accompanying  this prospectus.  It does also not take into account the outstanding Warrant for  Series A  Convertible  Preferred  Stock in the  current  amount of
         184,000 shares, or the equivalent of converted common stock on the same terms as Series A Convertible  Preferred Stock, held by Cornell Capital
         Partners, L.P. and described above.

                            DESCRIPTION OF SECURITIES

         Pursuant  to our  certificate  of  incorporation,  as  amended,  we are authorized to issue  5,000,000,000  shares of common stock, par value $0.001 per share, and 10,000,000  shares of preferred stock, par value of $0.001 per share.
Below is a description of our outstanding securities, including common stock and
Series A Convertible Preferred Stock.

COMMON STOCK

         As of November  21, 2005 there were  87,242,533  shares of common stock outstanding which were held of record by approximately 129 stockholders.

         VOTING

         Each  holder of common  stock is entitled to one vote for each share on all matters to be voted upon by the holders of common stock.

                                       48

         DIVIDENDS

         Subject to preferences  that may be applicable to any then  outstanding preferred  stock,  holders of common stock are entitled to receive ratably those dividends,  if any,  as may be  declared  from  time to  time  by our  board  of directors out of legally available funds.

         LIQUIDATION

         In the event of our liquidation,  dissolution or winding up, holders of common  stock  will be  entitled  to share  ratably  in the net  assets  legally available for distribution to stockholders after the payment of all of our debts and other  liabilities and the satisfaction of any liquidation  preferences that may be granted to the holders of any then outstanding shares of preferred stock.

         RIGHTS AND PREFERENCES

         The common stock has no  preemptive,  conversion or other  subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock.  The rights,  preferences  and privileges of the holders of common stock are  subject  to,  and may be  adversely  affected  by,  the rights of the holders of shares of any series of preferred  stock,  which we may designate and issue in the future.

         Our  common  stock is  admitted  for  trading  on the  Over-The-Counter
Bulletin Board under the symbol "ECGR.OB"

SERIES A CONVERTIBLE PREFERRED STOCK

         We  are  authorized  to  issue  up to  1,000,000  shares  of  Series  A
Convertible Preferred Stock, 816,000 shares of which are issued and outstanding.
The Series A Convertible  Preferred Stock  Certificate of Designations  provides the holders of Series A Convertible Preferred Stock with the following rights:

          1.  Dividends - The holders of Series A  Convertible  Preferred  Stock are  entitled  to receive a  preferred  dividend  if at any time a dividend or  distribution  of assets is  declared  and paid on our common  stock or any other  class or series of our  capital  stock equal to the dividend  that would have been payable to such holder if the shares of Series A Convertible Preferred Stock held by such holder had been converted to our common stock. In addition, we may not declare or pay any dividend or make any distribution of assets on,  or  redeem,  purchase  or  otherwise  acquire,  shares of our capital stock ranking junior to our Series A Convertible Preferred
              Stock  unless all of our  unpaid  Series A  Convertible  Preferred
              Stock dividends have been or are contemporaneously paid.

          2.  Liquidation, Merger, Sale, Etc. - In the event of any voluntary or involuntary  liquidation,  dissolution  or  winding  up of us, the holders  of our  Series A  Convertible  Preferred  Stock  shall be entitled to receive,  prior and in preference to any  distribution to the  holders  of our  common  stock or any  other  class of our capital  stock an amount  equal to what  such  holder  would  have received if the shares of our Series A Convertible Preferred Stock held by such holder had been converted to our common stock.

          3.  Conversion  - Each  holder of our Series A  Convertible  Preferred
              Stock shall have the right, at such holder's  option,  at any time or from  time  to  time,  to  convert  its  Series  A  Convertible
              Preferred Stock into such number of fully paid and  non-assessable shares of our common stock equal to the product of (i) a fraction,
              (A) the  numerator  of which is the  number  of shares of Series A
              Convertible  Preferred  Stock such holder  desires to convert into our common stock and (B) the denominator of which  1,000,000,  and
              (ii) 300% of the total number of shares of our common stock issued and outstanding, as calculated on a fully diluted basis.

          4.  Rank - Without the written consent of the holders of a majority of our Series A  Convertible  Preferred  Stock then  outstanding,  we shall not issue any  shares of  capital  stock  that are senior or
              PARI PASSU in any  respect to our Series A  Convertible  Preferred
              Stock, including,  without limitation, as to payment of dividends,

                                       49

              distribution of assets, or redemptions;  or authorize,  create, or issue any shares of any class or series of any bonds,  debentures, notes, or other obligations  convertible into or exchangeable for, or having optional rights to purchase,  or any options,  warrants, or other rights to acquire,  any shares having any such preference or priority.

          5.  Voting rights - The holders of our Series A Convertible  Preferred
              Stock shall be entitled (i) to vote separately as a class (with no other stockholders voting), to approve all matters that affect the rights,  value,  or ranking of our Series A Convertible  Preferred
              Stock,  and (ii) to cast such  number of votes in  respect of such shares of our Series A Convertible  Preferred Stock as shall equal the largest  whole number of shares of our common stock into which such  shares  of  Series A  Convertible  Preferred  Stock are then convertible  on all matters on which  holders of our common  stock shall be entitled to vote,  voting together as one class with, and in the same manner and with the same  effect as,  such  holders of our common stock.

WARRANTS

         Under our agreement  engaging  Lippert / Heilshorn &  Associates,  Inc.
("LHA") to provide us with investor  relations  services we have agreed to issue warrants  that allow  their  holders to purchase a set number of shares at fixed prices.  The warrants  would be issued on a monthly basis during the term of the services  agreement as part of the monthly fee.  The services  agreement,  which commences on December 1, 2005,  unless delayed by us up to February 1, 2005, has an initial period ("Initial Period") of three (3) months followed by a continued
period ("Continued Period") of up to nine (9) months,  subject to termination by either party.

         For each  month in the  Initial  Period  LHA would  receive  Forty Five
Thousand  (45,000)  warrants  at $ 0.40 / share for each month in the  Continued
Period Forty Five  Thousand  (45,000)  warrants at $ 0.65 / share.  We agreed to register those warrants in this registration  prospectus and use best efforts to obtain  registration  of such  warrants.  The warrants are deemed  earned on the first day of the applicable month of services under the agreement.  The warrants will  provide:  (i) that  may be  exercised  as a net  exercise  exchanging  the warrants for stock shares equal to number of shares  assuming  immediate sale of shares at the market price to fund the exercise price; (ii) they shall set forth anti-dilution provisions;  (iii) they must be exercised not later than the third anniversary of issuance; and (iv) the aggregate amount of such warrants that may be exercised in the twelve (12) months after  commencement of services under the agreement will be limited to not more than fifty thousand  (50,000)  warrants in any thirty (30) day period, with no limitations after that first twelve months.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF OUR CERTIFICATE OF INCORPORATION

         Our Board of Directors has the authority, without further action by the stockholders,  to issue up to an additional nine million  (9,000,000)  shares of
preferred   stock  on  such  terms  and  with  such  rights,   preferences   and
designations,  including, without limitation restricting dividends on our common stock, dilution of the common stock's voting power and impairing the liquidation rights  of the  holders  of our  common  stock,  as the board of  directors  may determine  without  any vote of the  stockholders.  Issuance  of such  preferred stock, depending upon the rights,  preferences and designations thereof may have the  effect  of  delaying,  deterring  or  preventing  a change in  control.  In addition, certain "anti-takeover" provisions of the Delaware General Corporation
Law, among other things, may restrict the ability of stockholders to authorize a merger, business combination or change of control.  Failure to consummate such a proposed  merger,  business  combination  or change in control  could  result in investors  missing an opportunity to sell their interests in us at a significant premium over the market price.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Our  certificate of  incorporation  provides that each person who is or was our  director or  officer,  or each such person who is or was serving at our request  as a  director,  officer,  employee  or agent of  another  corporation, limited liability company, partnership, joint venture, trust or other enterprise
(including  the  heirs,  executor,  administrators  or estate  of such  person), including  service with respect to employee benefit plans,  shall be indemnified and held harmless by us to the fullest extent permitted by Delaware law.

                                       50

         Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to our directors,  officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange  Commission such  indemnification  is against  public  policy  as  expressed  in the  Securities  Act of 1933  and is, therefore, unenforceable.

         In the event that a claim for indemnification  against such liabilities
(other  than  the  payment  by us of  expenses  incurred  or  paid by one of our directors,  officers or  controlling  persons in the  successful  defense of any action,  suit or proceeding)  is asserted by one of our  directors,  officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by  controlling precedent,  submit to a court of appropriate  jurisdiction  the question whether such  indemnification  by it is  against  public  policy  as  expressed  in  the
Securities  Act of  1933,  as  amended,  and  will  be  governed  by  the  final adjudication of such issue.

                                     EXPERTS

         Our financial  statements at December 31, 2004, and for the period from
November 17, 2004 (inception) to December 31, 2004 (year-end), appearing in this prospectus  and  registration  statement  have been audited by Friedman LLP, our independent  registered  public  accounting  firm,  as set forth in their report thereon (which  contains an explanatory  paragraph  describing  conditions  that raise  substantial  doubt about our  ability to  continue as a going  concern as described in Note 1 to the financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         The  validity  of the shares of common  stock  offered  hereby has been passed upon by Olshan  Grundman  Frome  Rosenzweig  & Wolosky  LLP,  Park Avenue
Tower, 65 East 55th Street, New York, New York 10022.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual and  quarterly  reports and other  information  with the
Securities  and Exchange  Commission.  Our  Securities  and Exchange  Commission
filings are  available  to the public over the  internet at the  Securities  and
Exchange Commission's website at http://www.sec.gov.  You may also read and copy any  document  we  file  at the  Securities  and  Exchange  Commission's  public reference room maintained by the Securities and Exchange Commission at 450 Fifth
Street,  N.W.,  Washington,  D.C. 20549. Please call the Securities and Exchange
Commission at  1-800-SEC-0330  for further  information on the public  reference rooms.  You may also request a copy of these  filings at no cost,  by writing or telephoning us at the following address: Enclaves Group, Inc., 2550 East Trinity
Mills Road, Suite 122, Carrollton, Texas 75006, Telephone (972) 416-9304.

         This  prospectus is a part of a  registration  statement  that we filed with the Securities and Exchange Commission. The registration statement contains more information  than the prospectus  regarding us and the shares of our common stock being offered exercise of the rights,  including certain exhibits. You can get a copy of the  registration  statement  from  the  Securities  and  Exchange
Commission at the address listed above or from its internet site.

         You should rely only on the  information  incorporated  by reference or provided  in this  prospectus.  We have not  authorized  any person to modify or supplement  this  information  or  to  provide  any  separate  summary  of  this information.  The  selling  stockholders  are  not  making  an  offer  of  these securities in any state where the offer is not permitted.  You should not assume the  information  in this  prospectus  is accurate as of any date other than the date set forth on the cover of this prospectus.

                                       51

                              ENCLAVES GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                        CONSOLIDATED FINANCIAL STATEMENTS

    FOR THE PERIOD NOVEMBER 17, 2004 (DATE OF INCEPTION) TO DECEMBER 31, 2004

CONTENTS                                                                                                       PAGE

Report of Independent Registered Public Accounting Firm.........................................................F-1
                       Consolidated Financial Statements

   Notes to Consolidated Financial Statements.............................................................F-5 - F-9

Notes To unaudited Financial Statements (Unaudited) as of September 30, 2005............................F-14 - F-23

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF
         ENCLAVES GROUP, INC. (A DEVELOPMENT STAGE COMPANY)

         We have audited the accompanying consolidated balance sheet of ENCLAVES
GROUP,  INC. (A  Development  Stage  Company) as of December 31,  2004,  and the
related  consolidated  statements of operations and accumulated deficit and cash flows for the period November 17, 2004 (date of inception) to December 31, 2004.
These financial  statements are the responsibility of the Company's  management.
Our responsibility is to express an opinion on these financial  statements based on our audit.

         We conducted  our audit in accordance  with  auditing  standards of the
Public Company  Accounting  Oversight  Board (United  States).  Those  standards require that we plan and perform the audit to obtain reasonable  assurance about whether the financial statements are free of material misstatement.  We were not engaged to perform an audit of internal  control over financial  reporting.  Our audit includes  consideration of internal control over financial  reporting as a basis for designing audit procedures that are appropriate in the  circumstances, but not for the purpose of  expressing  an opinion on the  effectiveness  of the
Company's internal control over financial reporting.  Accordingly, we express no such  opinion.  An audit also  includes  examining,  on a test  basis,  evidence supporting the amounts and  disclosures in the financial  statements,  assessing the accounting principles used and significant estimates made by management, and evaluating the overall  financial  statement  presentation.  We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly,  in all material  respects,  the financial  position of ENCLAVES
GROUP,  INC. (A  Development  Stage  Company) as of December 31,  2004,  and the
results of its  operations  and its cash flows for the period  November 17, 2004
(date  of  inception)  to  December  31,  2004  in  conformity  with  accounting principles generally accepted in the United States of America.

         The accompanying  consolidated  financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note
2 to the  consolidated  financial  statements,  to  date  the  Company  has  not generated any  significant  revenues from  operations,  has incurred  losses and requires  additional  funds to meet its  obligations  and fund the  costs of its operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans in this regard are described in
Note 2. The accompanying  consolidated  financial  statements do not include any adjustments  to the financial  statements  that might result from the outcome of this uncertainty.

September 27, 2005

                                      F-1

                              ENCLAVES GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                           CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 2004

                                     ASSETS

Current assets
   Cash                                                               $   819,443
   Tax escrow                                                              41,154
   Deposits and other current assets                                      160,000
   Deferred financing costs                                               270,000
                                                                      -----------
         Total current assets                                           1,290,597

Land                                                                      424,700
Deferred project costs                                                    339,503
                                                                      -----------
                                                                      $ 2,054,800
                                                                      ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Due to stockholder                                                    $    56,890
   5% convertible debentures                                            1,500,000
                                                                      -----------
         Total current liabilities                                      1,556,890
                                                                      -----------

Commitments and contingencies                                                --

Stockholders' equity
   Class A convertible preferred stock, $ 0.001 par value;
       10,000,000 shares authorized, 1,000,000 shares issued                1,000
   Common stock, $0.001 par value; 90,000,000 shares
       authorized, 10,000 shares issued and outstanding                        10
   Additional paid-in capital                                             599,990
   Deficit accumulated during the development stage                      (103,090)
                                                                      -----------
                                                                          497,910
                                                                      -----------
                                                                      $ 2,054,800
                                                                      ===========

  The accompanying notes are an integral part of these consolidated financial statements

                              ENCLAVES GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)

          CONSOLIDATED STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT

              FOR THE PERIOD NOVEMBER 17, 2004 (DATE OF INCEPTION)
                              TO DECEMBER 31, 2004

Revenues                                       $    --
                                               ---------
Expenses
   General and administrative                     89,990
   Financing costs                                13,100
                                               ---------
                                                 103,090
                                               ---------
         Net loss, and deficit accumulated
            during the development stage       $(103,090)
                                               =========

              The accompanying notes are an integral part of these
                       consolidated financial statements

                                      F-3

                              ENCLAVES GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENT OF CASH FLOWS

              FOR THE PERIOD NOVEMBER 17, 2004 (DATE OF INCEPTION)
                              TO DECEMBER 31, 2004

Cash flows from operating activities
   Net loss                                                                                      $  (103,090)
   Adjustments to reconcile net loss to net cash flows from
     operating activities
       Expenditures funded by stockholder                                                            103,090
                                                                                                 -----------
          Net cash flows from operating activities                                                      --
                                                                                                 -----------
Cash flows from investing activities
   Purchase of land                                                                                 (424,700)
   Reimbursement of contract deposits                                                                 55,297
   Payment of escrow fees                                                                            (41,154)
                                                                                                 -----------
          Net cash used in investing activities                                                     (410,557)
                                                                                                 -----------
Cash flows from financing activities
   Proceeds from issuance of convertible debt                                                      1,500,000
   Payment of deferred financing costs                                                              (270,000)
                                                                                                 -----------
          Net cash provided by financing activities                                                1,230,000
                                                                                                 -----------

Net increase in cash, and cash, end of period                                                    $   819,443
                                                                                                 ===========
Noncash investing and financing activities
   Deposit paid by a stockholder                                                                 $   215,297
   Payment of deferred project costs by stockholder                                                  339,503
   Payment of financing costs by stockholder                                                          13,100
   Payment of general and administrative expenses by stockholder                                      89,990
   1,000,000 shares of preferred stock issued in partial settlement of a loan by stockholder          (1,000)
   10,000 shares of common stock issued in partial settlement of a loan by stockholder                   (10)
   Paid-in capital issued in partial settlement of a loan by stockholder                            (599,990)

              The accompanying notes are an integral part of these
                        consolidated financial statements

                                      F-4

                              ENCLAVES GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1 - ORGANIZATION

         Enclaves  Group,  Inc. (the  "Company") is a development  stage company incorporated  in the State of Delaware on November 17, 2004.  The  Company's
    primary purpose is to develop and manage real estate projects throughout the
    United States.  The Company  currently has two projects in progress,  one in
    Florida  and one in Texas,  that it  anticipates  completing  for  occupancy within eighteen (18) months of commencing construction. The Company has also formed  wholly owned  limited  liability  companies  ("LLCs") in Florida and
    Texas,  Enclaves of Eagle Nest LLC ("Eagle Nest")  (Florida) and Enclaves of
    Live Oak, LLC ("Live Oak") (Texas).

2 - BASIS OF PRESENTATION AND GOING CONCERN

         The Company's  consolidated  financial  statements  are prepared  using accounting  principles  generally  accepted in the United  States of America applicable to a going concern which  contemplates  the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet  established an ongoing  source of revenues  sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going  concern is  dependent  on the Company obtaining  adequate  capital  to fund  operating  losses  until  it  becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.  These factors raise substantial doubt about the
    Company's ability to continue as a going concern.

         In order to continue as a going concern,  develop a reliable  source of revenues,  and achieve a  profitable  level of  operations  the Company will need, among other things,  additional capital resources.  Management's plans to continue as a going concern  include raising  additional  capital through the  issuance of debt or equity  securities  provided  the Company  gets its equity  securities  registered  under the  Securities  Exchange Act of 1934.
    Although there are no assurances that  management's  plans will be realized, management  believes that the Company will be able to continue operations in the future.

         The accompanying  consolidated  financial statements do not include any adjustments that might be necessary in the event the Company cannot continue in existence.

3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Principles of Consolidation

         The  financial  statements  include the accounts of the Company and its two wholly owned LLCs,  Eagle Nest and Live Oak, for the period November 17,
    2004 (date of inception) to December 31, 2004. All significant  intercompany accounts and transactions have been eliminated in consolidation.

    Cash and Cash Equivalents

         The Company considers all highly liquid  investments with a maturity of three months or less when purchased to be cash equivalents.  At present, the
    Company does not have any such investments.

    Concentrations of Credit Risk

         Financial   instruments  that   potentially   subject  the  Company  to
    concentrations of credit risk consist principally of cash maintained in high quality financial institutions.

    Deposits and Other Current Assets

         The Company is currently in the process of  negotiating  for parcels of land and construction  loans in Florida and has provided good faith deposits and fees totaling $160,000.

                                      F-5

                              ENCLAVES GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

    Deferred Project Costs

         Deferred  project  costs are stated at cost.  The  Company  capitalizes certain costs related to the  acquisition,  development and  construction of real estate projects.  These capitalized costs are periodically reviewed for impairment.

    Deferred Financing Costs

         Deferred financing costs are amortized on the straight-line method over the term of the related debt.  Such costs for the period ended  December 31,
    2004 were $270,000.

    Deferred Income Taxes

         The Company  accounts for income taxes in accordance  with Statement of
    Financial  Accounting  Standards  ("SFAS") No. 109,  "Accounting  for Income
    Taxes",  determining deferred tax assets and liabilities using the liability method.

         Deferred income taxes arise from net operating loss  carryforwards  and differences  between financial  reporting and income tax bases of assets and liabilities,  using  enacted  income tax  rates.  Valuation  allowances  are established until realization is assured.

    Interest Costs

         Interest costs incurred  during  periods of  acquisition,  construction and/or  rehabilitation  of real property are capitalized.  There was no such interest capitalized for the period ended December 31, 2004.

    Use of Estimates

         The  preparation  of financial  statements  in  conformity  with United
    States generally accepted accounting  principles requires management to make estimates  and  assumptions  that affect the reported  amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the  consolidated  financial  statements,  and the reported  revenues and
    expenses  during  the  period.   Actual  results  could  differ  from  those
    estimates.

    Impairment of Long-Lived Assets

         The Company  periodically  reviews  the  carrying  value of  long-lived assets in relation  to  historical  results,  as well as  management's  best estimate of future  trends,  events and overall  business  climate.  If such reviews  indicate an issue as to whether the  carrying  value of such assets may not be recoverable, the Company will then estimate the future cash flows generated by such assets  (undiscounted  and without interest  charges).  If such future cash flows are  insufficient  to recover the carrying  amount of the assets,  then  impairment  is triggered  and the  carrying  value of any impaired assets would then be reduced to fair value.

    Fair Value of Financial Instruments

         Statement of Financial  Accounting Standards No. 107, "Disclosure About
    Fair Value of Financial Instruments",  as amended, requires certain entities to disclose the fair value of specified  financial  instruments for which it is practicable to estimate that value. The Company's  financial  instruments include cash, accounts payable,  convertible debentures and an amount due to a stockholder. The carrying amount of the financial instruments approximates fair value. The Company is not currently  exposed to any significant  credit risk or currency risk.

                                      F-6

                              ENCLAVES GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4 - DEFERRED PROJECT COSTS

         Deferred project costs consist of the following:

              Construction management fees                $  20,807
              Project manager's fees                        126,164
              Marketing costs                               109,178
              Engineering and environmental costs            53,702
              Legal fees                                      8,884
              Architectural fees                             11,024
              Miscellaneous fees and permits                  9,744
                                                          ---------
                                                          $ 339,503

5 - 5% CONVERTIBLE DEBENTURES

         The  Company  has  arranged  financing  through a private  offering  of
    $5,500,000 of 5% convertible  debentures.  The first tranche, of $1,500,000, was drawn down on December 28, 2004.  At the  Company's  option,  the entire principal amount and all accrued interest shall be either paid to the holder on December 28, 2006 or converted to common  stock.  A conversion  provision allows the lender to convert at any time before  payment the debenture  into common  stock of the  Company at a  conversion  price per share equal to the lesser of 120% of the initial Bloomberg quoted closing price of the stock or
    80% of the Bloomberg closing price in the 5 trading days before  conversion.
    The convertible  feature of the Company's  debentures provides for a rate of conversion that is below market value.  This feature is  characterized  as a beneficial  conversion  feature  ("BCF"),  which is  recorded by the Company pursuant to Emerging Issues Task Force ("EITF") Issue No. 98-5,  "Accounting
    for  Convertible   Securities  with   Beneficial   Conversion   Features  or
    Contingently  Adjustable  Conversion  Ratios,"  and EITF  Issue  No.  00-27,
    "Application of EITF Issue No. 98-5 to Certain Convertible Instruments."

         The amount calculated relating to the BCF provided for by the Company's convertible  debt  has been  determined  to be  immaterial  and has not been accounted for in these consolidated financial statements.

         The  Company,  during the third  quarter of 2005,  was  technically  in default of  section  2(b) of the  Investors  Registration  Rights  Agreement
    pursuant  to which the  Company is  required  to get its  shares  registered within a stipulated period of time. Therefore,  the Company became liable to pay to the holder, at the holder's option, either a cash amount or shares of the Company's common stock equal to two percent (2%) of the liquidated value of the  convertible  debentures  outstanding as Liquidated  Damages for each thirty  (30) day  period  after the  deadline.  To date,  the holder has not exercised its default option.

         These  debentures are secured by all assets and property of the Company and are  guaranteed  by Homes  for  America  Holdings,  Inc.  ("HFAH"),  the
    majority stockholder.

         The Company has entered into a Standby  Equity  Distribution  Agreement lending facility ("SEDA") with Cornell Capital Partners, LP ("Cornell"). The
    Cornell  funding  facility  requires  the  Company to arrange for its common stock to become  registrable under the 1934 Securities Act and available for trading,  and  provides  liquidated  damages  for  failure to  complete  the registration.  For a period of two  years  after  the  Company  successfully registers its stock,  Cornell has agreed under certain terms, on application by the  Company,  to  advance  monies,  in maximum  advance  amounts of $1.5 million,  against common stock of the Company at a discount to its Bloomberg
    quoted  price.  The  Cornell  funding  facility  has  a  maximum   aggregate
    commitment of $40 million.

         As  part  of  the  SEDA   transaction,   the   Company   obtained   the
    above-described $5.5 million facility for the convertible debentures. At the same time, the Company issued preferred stock to Cornell.

                                      F-7

                              ENCLAVES GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6 - PREFERRED STOCK

         The Class A convertible preferred stock of the Company has been issued, effective  December 29, 2004,  to its two initial  holders in the  aggregate amount  outstanding  of  one  million  shares.  The  preferred  stock  has a conversion  feature  allowing the holders to elect to convert the  preferred stock to common stock of the Company. At the time of the conversion, without regard to the number of  outstanding  shares of common stock,  the preferred stock converts as a class to equal  seventy-five  percent of the outstanding common stock,  effectively  diluting all common stockholders to 1/4 of their
    previous  holdings.   The  make-whole  provision  and  certain  antidilution
    provisions  represent  a  contingent  beneficial  conversion  feature of the convertible  preferred  stock.  The effect of this feature may result in the issuance  of  additional  shares at some  future  date;  however,  since the issuance of these shares is contingent on future events,  the effect of this feature will be recorded at the time the events occur.  The preferred  stock is automatically converted to common stock without notice or election on the second anniversary of the common stock achieving registration.

7 - INCENTIVE PLAN

         The  Company  has  adopted an  incentive  plan under which it agrees to issue up to 20% of the preferred  stock  outstanding to its founders and key executive officers as follows: 4% each to two founders, Robert A. MacFarlane and Robert M. Kohn; 4% each to the CEO and the COO; 2% to the CMO; and 2% to
    CFOs (1% to the current CFO of an affiliate providing services and 1% to the
    Company CFO,  who will be  recruited).  No  preferred  stock has been issued under the incentive plan. In addition, the Company has agreed to pay $50,000 annually to each of its founders for  continuing  services.  The Company has negotiated  employment  terms  with  its  CEO,  COO,  and CMO for  salaries, benefits,  and other compensation it intends to fund from draws on the SEDA, when available.

8 - RELATED PARTY TRANSACTIONS

         A stockholder  of the Company,  HFAH, has paid on behalf of the Company certain start-up costs and expenses  relating to the projects being proposed in Florida and Texas. Costs and deposits incurred for acquisition, planning, and financing of these projects totaling $499,503 were recorded as assets on
    the  financial  statements.   Certain  administrative  and  financing  costs
    amounting to $103,090 were recorded as current expenses of the projects. The
    Company  has issued  10,000  shares of common  stock at par value of $0.001, additional  paid-in  capital  of  $599,990  and  816,000  shares of Series A preferred convertible stock at par value of $0.001, in partial settlement of aforesaid  expenses paid by the  stockholder.  In addition,  the Company has also issued  184,000 shares of Series A preferred  convertible  stock at par value of $0.001 to Cornell Capital  Partners,  L.P. As of December 31, 2004,
    the Company owed $56,890 to HFAH.

         As  part  of  the  agreement  with  the  stockholder,  HFAH,  a  Nevada corporation,  the Company has undertaken to pay a 2.5% finance placement fee for the funds raised from the Cornell funding facility.

9 - SUBSEQUENT EVENTS

         On January 14, 2005,  the Company drew down on its second  tranche,  of
    $2,000,000,  for use in  acquiring  a parcel  of land in North  Fort  Myers,
    Florida, the contract price of which was $2,000,000. The parcel was acquired in the  name of  Enclaves  of  Eagle  Nest LLC  (Florida),  a  wholly  owned subsidiary of the Company.

         On April 27, 2005, the Company entered into a Stock Purchase  Agreement and Share Exchange with Alliance Towers,  Inc., subject to a reverse merger.
    The holders of common stock of the Company  exchanged  such common stock for common stock and Series A convertible  preferred  stock of Alliance  Towers,
    Inc. In addition, pursuant to the share exchange,  immediately following the closing,  the  holders of the Series A  convertible  preferred  stock of the
    Company  exchanged  such  preferred  stock for an equal  number of shares of
    Series B convertible preferred stock of Alliance Towers, Inc.

                                      F-8

                              ENCLAVES GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9 - SUBSEQUENT EVENTS (Continued)

         On May 16, 2005,  the Company drew down on the third and last  tranche, of $2,000,000,  as part of the acquisition of a building site in Fort Worth,
    Texas,  the  contract  price  of  which  was  $2,778,750.  The two  separate development  phases of the parcel were  acquired in the names of Enclaves of
    Spring  Magnolia LLC (Texas) and Enclaves of Spring Magnolia II LLC (Texas),
    each of which is a wholly  owned  subsidiary  of the  Company.  Enclaves  of
    Spring Magnolia II LLC accepted seller  financing in the amount of $788,750, evidenced  by a  promissory  note  bearing  interest at 10% a year,  due and payable on December 31, 2005. The loan is secured by a deed of trust against approximately 29 acres of the building site.

         On May 16,  2005,  the Company  amended and  restated  the terms of the convertible  debentures held by Cornell Capital Partners,  L.P. ($1,781,130)
    and Montgomery Equity Partners, Ltd. ($3,781,130).  Under the new terms, the debentures  are due on  September  15,  2006  and are  payable  in 12  equal installments of $463,522 plus interest at 12%.

         The Company has entered into various  agreements to purchase  tracts of land for  development  in North  Carolina  and Texas.  The  Company has also entered into  agreements  with Global Media Fund, LLC for media  advertising and Clearvision, Inc. for strategic planning, public relations and marketing consulting,  the  payment  for  which  will be made in  common  stock of the
    Company.

                                      F-9

                      ENCLAVES GROUP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                      CONDENSED CONSOLIDATED BALANCE SHEET
                         September 30, 2005 (Unaudited)

ASSETS
Current Assets
         Cash                                                                 $   167,059
         Escrow Accounts                                                           91,154
         Deposits and other current assets                                         34,590
                                                                              -----------
         Total Current Assets                                                     292,803

         Land                                                                   4,292,362
         Deferred Project Costs                                                 1,524,928
         Deferred Financing Costs,
         net of accumulated amortization of $257,425                              553,462
         Computer Equipment, net                                                   15,050
         Website Construction in Progress                                          45,716
                                                                              -----------
                  Total Assets                                                $ 6,724,321
                                                                              ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT

LIABILITIES
CURRENT LIABILITIES
         Current Maturities of Long-Term Debt                                 $ 4,452,945
         Mortgage Payable                                                         788,750
         Due to Stockholder                                                        56,890
         Accounts Payable                                                         190,108
         Accrued Interest                                                         287,694
                                                                              -----------
                  Total Current Liabilities                                     5,776,387

LONG-TERM DEBT
         Convertible Debentures                                                 1,484,315
                                                                              -----------

Total Liabilities                                                               7,260,702
                                                                              -----------

STOCKHOLDERS' DEFICIT
         Preferred Stock - 10,000,000 Authorized Shares
         Series A Convertible Preferred - $.001 Par Value
         1,000,000 Shares Issued and Outstanding                              $     1,000
         Common Stock - 5,000,000,000 Authorized Shares - $.001 Par Value          87,242
           87,242,533 Shares Issued & Outstanding
         Additional Paid in Capital                                               (27,246)
         Deficit Accumulated During the Development Stage                        (597,377)
                                                                              -----------
                  Total Stockholders' Deficit                                 $  (536,381)
                                                                              -----------
                  Total Liabilities and Stockholders' Deficit                 $ 6,724,321
                                                                              ===========

         The accompanying notes are an integral part of these condensed consolidated financial statements.

                                      F-10

                      ENCLAVES GROUP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                        Three Months       Nine Months         From Inception
                                                            Ended             Ended         (November 17, 2004)
                                                        September 30,     September 30,       to September 30,
                                                            2005              2005                  2005
                                                        --------------    --------------    --------------------

 General, Administrative
   and Selling Expenses                                 $      273,932   $       494,287    $       597,377
                                                        --------------    --------------    --------------------

Net Loss                                                $     (273,932)  $      (494,287)   $      (597,377)
                                                        ==============    ==============    ====================

Basic and diluted
loss per share                                          $       (0.003)  $        (0.009)
                                                        ==============    ==============

 Weighted average common
   shares outstanding                                       87,242,533        52,269,107
                                                        ==============    ==============

                 The accompanying notes are an integral part of
                these condensed consolidated financial statements

                                      F-11

                      ENCLAVES GROUP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                 Nine Months                From Inception
                                                                    Ended,               (November 17, 2004)
                                                              September 30, 2005        to September 30, 2005
                                                              ------------------        ---------------------
Cash flows from operating activities
Net Loss                                                        $  (494,287)             $  (597,377)
Adjustments to reconcile net loss to net cash flows used in
    operating activities
Depreciation                                                          4,225                    4,225
         Increase in Accounts Payable                               134,976                  134,976
         Increase in Accrued Interest                               287,694                  287,694
Expenditures funded by stockholder                                     --                    103,090
                                                              ---------------           --------------
         Net cash used in operating activities                      (67,392)                 (67,392)
                                                              ---------------           --------------
Cash flows from investing activities
Purchase of land                                                $(3,078,912)             $(3,503,612)
         Purchase of computer equipment                             (19,275)                 (19,275)
         Payment of deferred project costs                         (928,000)                (928,000)
Payment for website construction                                    (45,716)                 (45,716)
Deposits and other current assets                                   125,410                  155,410
         Payment of escrow fees                                     (50,000)                 (91,154)
                                                              ---------------           --------------
Net cash used in investing activities                            (3,996,493)              (4,432,347)
                                                              ---------------           --------------
Cash flows from financing activities
         Proceeds from issuance of convertible debt               4,062,260                5,562,260
         Proceeds from stockholder loan                                --                     25,297
Payment of merger costs                                            (109,872)                (109,872)
Payment of deferred financing costs                                (540,887)                (810,887)
                                                              ---------------           --------------

         Net cash provided by financing activities                3,411,501                4,666,798
                                                              ---------------           --------------

Net increase (decrease) in cash                                    (652,384)                 167,059
Cash, beginning of period                                           819,443                     --
                                                              ---------------           --------------
Cash, end of period                                             $   167,059              $   167,059
                                                              ---------------           --------------

Noncash investing and financing activities
         Deposits paid by stockholder                           $      --                $   190,000
         Payment of deferred project costs by stockholder              --                    339,503
         Payment of general, administrative, and selling
         expenses by stockholder                                       --                    103,090
         1,000,000 shares of preferred stock issued
    in partial settlement of loan by stockholder                       --                     (1,000)
10,000 shares of common stock issued
in partial settlement of loan by stockholder                           --                   (600,000)
Balance of purchase price of land
    acquired with seller financing                                  788,750                  788,750
Capitalization of amortized deferred financing
costs as deferred development costs                                 257,425                  257,425

         The accompanying notes are an integral part of these condensed consolidated financial statements.

                                      F-12

                      ENCLAVES GROUP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2005
                                   (Unaudited)

NOTE 1:  GENERAL INFORMATION AND BASIS OF PRESENTATION

NATURE OF OPERATIONS

         Enclaves Group, Inc. ("Enclaves" or the "Company") (a development stage company) was  incorporated  in the State of Delaware on November  17, 2004.  The
primary  purpose of the Company is to develop  and manage  real estate  projects throughout  the United  States.  The  Company  currently  has three  projects in progress in the States of Florida and Texas that it  anticipates  completing for occupancy  within eighteen (18) months of commencing  construction.  The Company has also  created  wholly  owned  limited  liability  companies in the States of
Florida and Texas:  Enclaves of Eagle Nest LLC  (Florida);  and Enclaves of Live
Oak LLC, Enclaves of Spring Magnolia LLC, and Enclaves of Spring Magnolia II LLC
(Texas).

ORGANIZATION

         On  April  27,  2005,  Alliance  Towers,  Inc.   ("Alliance")  acquired
approximately   100%  of  the   outstanding   common   shares  of  Enclaves  for
2,818,936,770  (5,637,874  after  Reverse Split of 1 for 500 on August 18, 2005)
shares of Common  Stock of Alliance and  6,000,000  shares of Series A Preferred
Stock which were converted into 38,621,264,600  (77,242,533 after Reverse Split)
shares of Common  Stock on July 8, 2005.  After that  conversion,  the  Enclaves former  shareholders,  owned approximately 98% of the Capital Stock of Alliance.
Immediately after the closing, the sole holder of Enclaves Common Stock received
Series A Convertible  Preferred  Shares because  Alliance then had  insufficient authorized  shares to complete the  acquisition  as  negotiated.  The holders of
Enclaves Series A Convertible  Preferred Stock exchanged those shares for Series
B  Convertible  Stock of Alliance on a share for share basis.  Subsequent to the exchange as part of the Merger these Series B Convertible  Preferred Shares were exchanged for Series A Convertible  Preferred  Stock.  Although  Alliance is the
legal survivor in the Merger and remains the Registrant  with the Securities and
Exchange  Commission,  under  accounting  principles  generally  accepted in the
United States,  the Merger was accounted for as a reverse  acquisition,  whereby
Enclaves is considered the acquirer of Alliance for financial reporting purposes as its shareholders  controlled more than 50% of the post  transaction  combined company. This requires Alliance to present in all Financial Statements and other filings,  after  completion  of the  Merger,  prior  historical  information  of
Enclaves  and  requires  a  retroactive   restatement  of  Enclaves   historical
shareholders'  investment  for the  equivalent  number of shares of common stock received in the Merger.  Accordingly  the  accompanying  condensed  consolidated
Financial  Statements  present the results of  operations of the Company and its three wholly owned  subsidiaries for the period from inception November 17, 2004 to April 27, 2005 and  reflects  the  acquisition  of Alliance on April 27, 2005 under the purchase  method of  accounting  by Enclaves.  Subsequent to April 27,
2005,  the  operations  of the Company  reflect the Combined  Operations  of the
Former  Alliance  and  Enclaves.  On July 8, 2005,  the name of the  company was changed to Enclaves Group, Inc.

REVERSE STOCK SPLIT

         On July 8, 2005,  the Board of  Directors of the Company and a majority of the  stockholders  voted a 1 for 500 Reverse Stock Split effective August 18,
2005. All references to common stock have been retroactively restated.

BASIS OF PRESENTATION AND GOING CONCERN - DEVELOPMENT STAGE COMPANY

         The  Company  has not earned any  revenues  to date.  Accordingly,  the
Company's  activities  have been accounted for as those of a "Development  Stage
Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7
("SFAS 7").  Among the  disclosures  required  by SFAS 7 are that the  Company's financial  statements be identified as those of a development stage company, and that the statements of operation and cash flows disclose activity since the date of the Company's inception.

                                      F-14

         The Company  maintains  its  financial  records on the accrual basis of accounting.  It will  record  revenues  when all  goods and  services  have been performed and delivered, the amounts are readily determinable, and collection is reasonably assured. Costs and expenses are recorded when incurred.

         The unaudited  condensed  consolidated  financial  statements  included herein have been prepared by the Company,  pursuant to the rules and regulations of the Securities and Exchange  Commission (the "SEC").  Certain information and footnote  disclosures  normally  included  in  financial  statements  have  been condensed  or omitted  pursuant  to such  rules and  regulations,  although  the
Company  believes  that the  disclosures  are  adequate to make the  information presented not misleading.

         The accompanying  unaudited condensed consolidated financial statements reflect all  adjustments  of a normal and  recurring  nature,  which are, in the opinion of  management,  necessary  to present  fairly the  financial  position, results of  operations,  and cash flows of the Company  for the interim  periods presented.  The  result of  operations  for these  periods  are not  necessarily comparable  to, or indicative  of,  results any other interim  period or for the fiscal year taken as whole.

         The Company's condensed  consolidated financial statements are prepared using accounting  principles  generally accepted in the United States of America applicable to a going concern which  contemplates  the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet  established an ongoing source of revenue  sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue  as a going  concern is  dependent  on the Company  obtaining  adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations. These factors raise  substantial  doubt about the  Company's  ability to continue as a going concern.

         In order to continue as a going concern,  develop a reliable  source of revenue,  and achieve a profitable  level of  operations  the Company will need, among other things, additional capital resources. Management's plans to continue as a going concern  include raising  additional  capital through the issuance of debt or equity  securities  provided  the  Company  gets its  equity  securities registered  under the  Securities  Exchange Act of 1934.  Although  there are no assurances that management's  plans will be realized,  management  believes that the Company will be able to continue operations in the future.

         The accompanying  condensed  consolidated  financial  statements do not include any adjustments that might be necessary in the event the Company can not continue existence.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CONSOLIDATION

         The accompanying  Unaudited Condensed Consolidated Financial Statements
include the accounts of the Company and all  subsidiaries  after  elimination of intercompany accounts and transactions.

Revenue and Expense Recognition
         The Company  maintains  its  financial  records on the accrual basis of accounting.  It will  record  revenues  when all  goods and  services  have been performed and delivered, the amounts are readily determinable, and collection is reasonably assured. Costs and expenses are recorded when incurred.

LAND

         The acquisition costs of land parcels are being capitalized.  Any costs related to the improvements of the land acquisitions and financing cost incurred have been charged to deferred project cost and deferred  financing cost and will be allocated to the land account when improvements have been completed.

                                      F-15

DEPOSITS

         The Company is currently in the process of  negotiating  for parcels of land and for construction  loans in the State of North Carolina and has provided a good faith deposit payment in the amount of $ 25,000.

DEFERRED PROJECT COSTS

         Deferred  project  costs are stated at cost.  The  Company  capitalizes certain costs related to the  acquisition,  development and construction of real
estate  projects.   These  capitalized  costs  are  periodically   reviewed  for
impairment.

DEFERRED FINANCING COSTS

         Deferred financing costs are amortized on the straight-line method over the term of the related debt.

WEBSITE DEVELOPMENT COSTS

         Costs associated with developing a website are recognized in accordance with the  American  Institute  of  Certified  Public  Accountants  Statement  of
Position No. 98-1,  "Accounting for the Costs of Computer Software  Developed or
Obtained for Internal  Use",  and Emerging  Issues Task Force ("EITF") No. 00-2,
"Accounting for Website  Development  Costs." Costs  associated with the website consist  primarily of software  purchased and customized for internal use. These costs are  capitalized  and amortized  based on their  estimated  useful life of three years.  Costs incurred to update  graphics and enter initial  product data are expensed as incurred. No amortization was provided for the nine months ended
September 30, 2005.

USE OF ESTIMATES

         The  preparation of financial  statements in conformity  with generally accepted  accounting  principles  requires  management  to  make  estimates  and assumptions  that may  affect  the  reported  amounts  of  assets,  liabilities, revenues,  expenses,  and  related  disclosures  at the  date  of the  financial statements  and during the reporting  period.  Actual  results could differ from those estimates.

CASH AND CASH EQUIVALENTS

         We  consider  all highly  liquid  investments  with a maturity of three months or less, when purchased, to be cash equivalents. At the present time, the
Company does not have any such investments.

CONCENTRATIONS OF CREDIT RISK

         Financial   instruments  that   potentially   subject  the  Company  to
concentrations  of credit risk consist  principally  of cash  maintained in high quality financial institutions.

Deferred Income Taxes
         The Company  accounts for income taxes in accordance  with Statement of
Financial  Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes",
determining deferred tax assets and liabilities using the liability method.

         Deferred income taxes arise from net operating loss  carryforwards  and differences  between  financial  reporting  and  income  tax bases of assets and
liabilities,   using  enacted  income  tax  rates.   Valuation   allowances  are
established until realization is assured.

INTEREST COSTS

         Interest   costs   incurred   during  the   periods   of   acquisition,
construction, and/or rehabilitation of real property are being capitalized.

                                      F-16

IMPAIRMENT OF LONG-LIVED ASSETS

         The Company  periodically  reviews  the  carrying  value of  long-lived assets in relation to historical  results, as well as management's best estimate of future trends,  events and overall business climate. If such reviews indicate an issue as to whether the carrying value of such assets may not be recoverable, the Company will then  estimate  the future cash flows  generated by such assets
(undiscounted  and  without  interest  charges).  If such  future cash flows are insufficient  to recover the carrying  amount of the assets,  then impairment is triggered and the carrying value of any impaired assets would then be reduced to fair value.

FAIR VALUE OF FINANCIAL INSTRUMENTS

         Statement of Financial  Accounting Standards No. 107, "Disclosure About
Fair Value of Financial Instruments",  as amended,  requires certain entities to disclose  the fair  value of  specified  financial  instruments  for which it is practicable to estimate that value. The Company's financial  instruments include
cash,  accounts  payable,   convertible  debentures  and  an  amount  due  to  a
stockholder.  The carrying amount of the financial instruments approximates fair value.  The Company is not currently  exposed to any significant  credit risk or currency risk.

LOSS PER COMMON SHARE

         We compute basic loss per share by dividing loss to common stockholders by the  weighted-average  common  shares  outstanding  for the  period.  Diluted earnings per share reflects the potential  dilution of earnings that could occur if  securities  or contracts  to issue common stock were  exercised or converted into common  stock or resulted in the  issuance of common stock that then shared in the earnings of the entity.  Since the effect of any outstanding  options and warrants is anti-dilutive  with respect to losses,  they have been excluded from our  computation of loss per common share.  Therefore,  basic and diluted losses per common share for the three and nine months ended September 30, 2005 were the same.

RECLASSIFICATION

         Certain  reclassifications  of prior  period  amounts have been made to conform with the current period's presentation.

RECENT ACCOUNTING PRONOUNCEMENTS

         In March 2005, the Financial Accounting Standards Board ("FASB") issued
Interpretation  No. 47 ("FIN 47"),  "Accounting for Conditional Asset Retirement
Obligations".  FIN 47  clarifies  that an entity must  record a liability  for a
"conditional"  asset  retirement  obligation if the fair value of the obligation can be reasonably estimated. The provision is effective no later than the end of the fiscal year ending after  December 15, 2005.  The Company has not determined what effect,  if any, FIN 47 will have on its  financial  position or results of operations.

         In  May  2005,  the  FASB  issued  Statement  of  Financial  Accounting
Standards  ("SFAS")  No. 154 ("SFAS No.  154"),  "Accounting  Changes  and Error
Corrections."  SFAS No. 154 requires  restatement  of prior  periods'  financial statements for changes in accounting  principle,  unless it is  impracticable to determine  either the  period-specific  effects or the cumulative  effect of the change.  Also, SFAS No. 154 requires that retrospective  application of a change in accounting principle be limited to the direct effects of the change. SFAS No.
154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005, however,  the Statement does not change the transition provisions of any existing accounting  pronouncements.  We do not believe  adoption  of FAS 154 will have a  material  effect on our  consolidated financial position, results of operations or cash flows.

         In October 2005, the FASB  announced  that FASB Staff Position  ("FSP")
No.  13-1 ("FSP No.  13-1"),  "Accounting  for Rental  Costs  Incurred  during a
Construction  Period,"  is  effective  for  reporting  periods  beginning  after
December 15, 2005. This Position concludes that rental costs incurred during and after a  construction  period are for the right to  control  the use of a leased asset  during and after  construction  of a lessee  asset,  and that there is no distinction  between  the right to use a leased  asset  during the  construction period  and the right to use that  asset  after the  construction  period.  This

                                      F-17

Position requires that rental costs associated with ground or building operating leases that are incurred  during a  construction  period be recognized as rental expense,  included in income  from  continuing  operations.  The Company has not determined  what  effect,  if any the  adoption of FSP No. 13-1 will have on its financial position or results of operations or cash flows.

         On July 14,  2005,  FASB issued its  Exposure  Draft,  "Accounting  for
Uncertain Tax Positions",  which is a proposed  interpretation to FASB Statement
No. 109,  "Accounting  for Income  Taxes." This  proposed  interpretation  would require an  enterprise  to  recognize,  in its  financial  statements,  the best estimate of the impact of a tax  position.  In  evaluating  whether the probable recognition  threshold has been met, this proposed  interpretation would require the  presumption  that the tax  position  will be  evaluated  during an audit by taxing  authorities.  The term probable is used in this proposed  interpretation consistent with its use in FASB Statement No. 5, "Accounting Contingencies",  to
mean "the future event or events are likely to occur."  Individual tax positions that fail to meet the probable  recognition  threshold will generally  result in either (a) a reduction  in the  deferred  tax asset or an increase in a deferred tax  liability or (b) an increase in a liability for income taxes payable or the reduction of an income tax refund  receivable.  The impact may also include both
(a) and (b). The proposed interpretation would be effective as of the end of the first fiscal year ending after December 15, 2005. The initial recognition of the effect of applying the proposed interpretation would be a cumulative effect of a
change  in   accounting   principle.   The  comment   period  for  the  proposed
interpretation ends on October 28, 2005. The Company is currently evaluating the impact of the Exposure Draft on its financial statements.

NOTE 3:  COMPUTER EQUIPMENT

         Computer  equipment is  depreciated  over its estimated  useful life of three years. At September 30, 2005 computer equipment consists of:

                    Computer equipment               $   19,275
                    Accumulated Depreciation              4,225
                                                     ----------
                                                     $   15,050
                                                     ==========

         Depreciation expense was $4,225 for the three months ended, nine months ended, and from inception (November 17, 2004) to September 30, 2005.

NOTE 4:  MORTGAGE PAYABLE

         The Company has a mortgage payable to Orinda Capital Partners, LLP, the seller in the Fort Worth,  Texas, land transaction.  The principal amount of the mortgage is $788,750 and is secured by land in Texas.  The  mortgage  note bears interest  at 10% per annum and  matures on December  31,  2005.  The note may be prepaid at anytime without penalty.

NOTE 5:  CONVERTIBLE DEBENTURES

         The Company has arranged long term financing through a private offering of Convertible Debentures,  in the original principal amount of $ 5,500,000. The first tranche in the amount of $ 1,500,000, was drawn down on December 28, 2004, and applied in part to the acquisition of the Mesquite (Texas) land parcel.  The parcel was acquired in the name of Enclaves of Live Oak LLC (Texas),  which is a wholly owned subsidiary of the Company.

         On January 13, 2005, the Company drew down on its second tranche in the amount of $  2,000,000,  for use in  acquiring  a parcel  of land in North  Fort
Meyers,  Florida,  the contract  price of which was $ 2,000,000.  The parcel was acquired in the name of Enclaves of Eagle Nest LLC (Florida),  which is a wholly owned subsidiary of the Company.

         On May 13, 2005, the Company drew down on the third and last tranche in the amount of $ 2,000,000,  as part of an acquisition of a building site in Fort
Worth,  Texas,  the contract  price of which was $  1,778,750.  The two separate development  phases of the parcel  were  acquired  in the names of  Enclaves  of
Spring Magnolia LLC (Texas) and Enclaves of Spring Magnolia II LLC (Texas), each of which  is a wholly  owned  subsidiary  of the  Company.  Enclaves  of  Spring

                                      F-18

Magnolia II LLC accepted seller financing in the amount of $788,750 evidenced by a  promissory  note  bearing  interest at ten percent  (10%) per annum,  due and payable on December  31,  2005.  The loan is secured by a deed of trust  secured against approximately 29 acres of the building site. (See Note 4).

         The Company has entered into a Standby  Equity  Distribution  Agreement lending facility ("SEDA") with Cornell Capital Partners, LP ("Cornell").  At the same time, the Company issued  preferred stock to Cornell.  This Cornell funding facility  requires  the  Company  to  arrange  for its  common  stock to  become registrable  under  the 1933  Securities  Act and  available  for  trading,  and provides liquidated damages for failure to complete the registration by December
9, 2005. For a period of two years after the Company successfully  registers its stock,  Cornell has agreed on certain terms,  on application by the Company,  to advance monies in maximum  advance amounts of $ 1.5 million against common stock of the  Company at 97% of its  Bloomburg  quoted  price.  This  Cornell  funding facility has a maximum aggregate commitment of $ 46 million.

         As part of the merger with Alliance  Towers,  Inc., the Company assumed the obligations under two convertible debentures, one issued on May 25, 2004 for
$  250,000  and one  issued  on July 21,  2004 for $  125,000,  both held now by
Montgomery Equity Partners, Ltd.

         As part of the  amended  SEDA  transaction,  the Company  obtained  the above-described  $ 5.5 million  facility for the convertible  debentures and the two convertible  debentures  assumed as part of the merger with Alliance Towers,
Inc. On November 9, 2005,  the  Company  amended and  restated  the terms of the convertible  debentures,  held by Cornell Capital Partners,  L.P. ($ 1,991,217),
Montgomery Equity Partners, Ltd. ($ 2,579,925) and HighGate House Funds, Ltd. ($
1,938,246),  to become due on January 15, 2007, bear new interest and redemption terms, of 12% payable in 12 equal  installments of $ 542,449 plus interest until
January  15, 2007 and modify  their  conversion  terms,  in  connection  with an increase in the commitment under the SEDA facility to $ 46 million. See Note 8.

         The  conversion  provision  allows  the  lender to  convert at any time before  payment the  Debenture  into Common Stock of the Company at a conversion price  per share  equal to 100% of the  average  closing  bid price as quoted by
Bloomberg  LP in the  five  trading  days  before  filing  of  the  registration statement described above.

         These  debentures are secured by all assets and property of the Company and are  guaranteed by Homes for America  Holdings,  Inc., a Nevada  corporation
("HFAH"), a principal stockholder of the Company.

NOTE 6:  INCENTIVE PLAN

         The Company  plans to adopt an incentive  plan  agreeing to issue up to twenty percent (20%) of the preferred stock outstanding to its founders and key executive  officers as follows:  4 % each to two founders,  Robert A. MacFarlane and Robert M. Kohn;  4 % each to the CEO and COO; 2 % to the CMO; and 2 % to CFO
(1 % to  the  current  CFO of an  affiliate  providing  services  and 1 % to the
Company CFO to be  recruited.)  No  preferred  stock has been  issued  under the incentive  plan.  In  addition,  the Company has agreed to pay $ 50,000 each per annum to its  founders  for  continuing  services.  The Company  has  negotiated employment  agreement  terms with its CEO, COO, and CMO for salaries,  benefits, and  other  compensation  it  intends  to fund  from  draws  on the  SEDA,  when available.

NOTE 7:  RELATED PARTY TRANSACTIONS

         A stockholder  of the Company,  HFAH, has paid on behalf of the Company certain  startup costs and expenses  relating to the projects  being proposed in the  states of  Florida  and  Texas.  Those  costs  and  deposits  incurred  for acquisition,  planning,  and financing of these projects totaling $ 529,503 were recorded as assets on the financial  statements.  Certain  administrative  costs amounting to $ 103,090 were recorded as current  expenses of the projects.  HFAH has also advanced the Company $ 25,297 since inception.

         As part of the agreement with HFAH, the Company has agreed to pay a 2.5
% finance  placement fee for the funds raised from the Cornell funding  facility
(described  in Note  5).  The  Company  paid  approximately  $90,000  under  the agreement which has been capitalized as Deferred Finance Costs.

                                      F-19

         The  Company  engaged   Girasole   International,   Inc.,  a  New  York
corporation  ("Girasole"),  a related  party,  as a third  party  consultant  to oversee marketing and product development. The Company's Chief Marketing Officer and Assistant  Secretary,  Emilia Nuccio  founded  Girasole in 2001.  During the three months ended, nine months ended, and from inception to September 30, 2005, fees for  consulting  services  provided  to the  Company  by  Girasole  totaled approximately $19,000, $37,000, and $134,000, respectively.

NOTE 8:  SUBSEQUENT EVENTS

DRUMMOND VILLAGE PROJECT.

         On October 21,  2005,  we entered  into an  Amendment  to a Real Estate
Purchase and Sale  Agreement (the  "Amendment")  with Pilot  Developers,  LLC, a
North Carolina limited liability company,  originally  effective August 22, 2005
(the "Agreement"). Under the Agreement, we had agreed to acquire certain parcels of land containing  approximately one hundred fifty three (153) acres located in the City of Salisbury, Rowan County, North Carolina, commonly known as "Drummond
Village," for a purchase price of five million dollars ($5,000,000),  subject to the opportunity to review said property during a feasibility period.

         The  parties  subsequently  entered  into  the  Amendment,  as they had allowed  the  Agreement  to  terminate  at the end of the  original  feasibility period. Under the Amendment,  we (i) reinstated the Agreement,  (ii) reduced the property  size to 75.6 acres,  (iii)  reduced the purchase  price to two million five hundred thousand dollars ($2,500,000),  (iv) reserved the option during the five (5) year period  after the first  settlement  to acquire on fixed terms the balance of the one hundred  fifty-three  (153) acres,  and (v) further  extended both the feasibility  review period to thirty days (30) after the effective date of the Amendment, and the closing date to January 10, 2006.

GRAND OAKS PROJECT.

         On October 24, 2005,  we entered  into a Purchase  and Sale  Agreement, with Grand Oaks  Development,  LLC, a North Carolina limited  liability  company
(the  "Seller").  Under the  Purchase and Sale  Agreement,  we agreed to acquire certain parcels of land containing  approximately  two hundred seventy seven and
27/100  (277.27) acres located in Lexington  County,  South  Carolina,  commonly known as  "Grand  Oaks",  for a  purchase  price of seven  million  one  hundred thousand  dollars  ($7,100,000),  subject  to the  opportunity  to  review  said property during a feasibility period.

INVESTOR RELATIONS SERVICES.

         On November 7, 2005,  we entered into an Agreement for the provision of
"Investor  Relations"  services  (the "IR  Agreement")  by  Lippert/Heilshorn  &
Associates,  Inc.  ("LHA")  to  provide  us with a  custom-designed,  team-based investor  relations  program.  Under the IR Agreement  LHA would  review  and/or create the investment case and business plan presentation,  press releases,  and collateral  materials we would use in an investor  outreach  program,  targeting audiences in the investment  community to define our market opportunity,  inform them of our Your HomeSM  Lease and Own Program,  build  market  awareness of our securities, and support the proper valuation of our growth strategy.

         The services  under the IR Agreement  commence on December 1, 2005, and continue for a 90-day period of initial due diligence  preparation followed by a
9 month period of implementation; provided that we may delay the commencement as late as February 1, 2006,  and may  terminate  the services with 30 days advance notice after the initial 90 day period.  We will pay LHA a base  compensation of
Fourteen Thousand Dollars ($14,000) each month during the term together with the reimbursement of direct out-of-pocket expenses.

         In addition,  in consideration of this negotiated base amount,  we will further  compensate  LHA with warrants to acquire our common stock in the amount of 45,000  warrants  each month,  with the  warrants  during the initial  90-day period having an exercise  price of $0.40 per share and the warrants  during the remaining  term having an exercise  price of $0.65 per share.  We have agreed to use our best efforts to register the common stock  underlying the warrants.  The warrants  (a) may be exercised  as a net  exercise  exchanging  the warrants for stock shares equal to number of shares assuming  immediate sale of shares at the market price to fund the exercise price, (b) will have anti-dilution provisions,

                                      F-20

(c) must be exercised not later than the third anniversary of issuance,  and (d)
will be limited on  exercise in the twelve (12)  months  after  commencement  of services to not more than fifty  thousand  (50,000)  warrants in any thirty (30)
day period, with no limitations thereafter.

WOODWORTH AVENUE PROJECT.

         On November 7, 2005,  we entered  into a Purchase  and Sale  Agreement, with 10 Lamartine  LLC, a New York  limited  liability  company (the  "Seller").
Under the Purchase and Sale  Agreement,  we agreed to acquire certain parcels of land  containing  approximately  one  and  two-tenths  (1.2)  acres  located  on
Woodworth  Avenue in the City of Yonkers,  Westchester  County,  New York, for a
purchase price of two million dollars  ($2,000,000),  subject to the opportunity to review said property during a feasibility period.

MEDIA AGREEMENTS.

         The Company has also  entered into  agreements  with Global Media Fund,
LLC for media advertising and Clearvision,  Inc. for strategic planning,  public relations and marketing consulting, the payment for which will be made in common stock of the Company.

CONVERTIBLE DEBENTURES.

         On November 9, 2005,  the parties who hold the  convertible  debentures and the Company  agreed to extend the due date of the  debentures  until January
15, 2007,  modifying  certain  terms  relating to the sale  proceeds of the SEDA transaction  described above and limiting the rights of the debenture holders to convert the  debentures  during a pricing  period  under the SEDA  facility.  In addition,  the Company obtained a new deadline of December 9, 2005, for the date it is required to file a Registration  Statement for Common Stock under the SEDA facility. (See Note 5).

                                      F-21

459352-12

=======================================================     ==========================================================

WE HAVE NOT  AUTHORIZED  ANY  DEALER,  SALESPERSON  OR OTHER
PERSON   TO   PROVIDE   ANY    INFORMATION   OR   MAKE   ANY
REPRESENTATIONS  ABOUT  ENCLAVES  EXCEPT THE  INFORMATION OR
REPRESENTATIONS CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT
RELY ON ANY  ADDITIONAL  INFORMATION OR  REPRESENTATIONS  IF
MADE.

This  prospectus  does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

    o    except the common stock offered by this
         prospectus;

    o    in any jurisdiction in which the offer or
         solicitation is not authorized;

    o    in any jurisdiction where the dealer or
         other salesperson is not qualified to make
         the offer or solicitation;                                                PROSPECTUS

    o    to any person to whom it is unlawful to make
         the offer or solicitation; or

    o    to any person who is not a United States                      114,336,864 SHARES OF COMMON STOCK
         resident or who is outside the jurisdiction
         of the United States.

The delivery of this prospectus or any accompanying
sale does not imply that:
                                                                          ENCLAVES GROUP, INC.

    o    there have been no changes in the affairs of                          _________ __, 2005
         Enclaves Group, Inc. after the date of this
         prospectus; or

   o     the information contained in this prospectus
         is correct after the date of this prospectus.

Until __________,  2007, all dealers effecting  transactions in the registered  securities,  whether or not participating
in  this   distribution,   may  be  required  to  deliver  a
prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                                                        =====================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

(a)         Section 145 of the Delaware General Corporation Law provides that:

Sec.145. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE

                  (1) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director,  officer,  employee or agent of the  corporation,  or is or was serving at the request of the  corporation  as a director, officer, employee or agent of another corporation,  partnership, joint venture,  trust or other  enterprise,  against  expenses  (including  attorneys'
fees),  judgments,  fines and amounts paid in settlement actually and reasonably incurred by him in  connection  with such actions suit or proceeding if he acted in good faith and in a manner he reasonably  believed to be in or not opposed to the best interests of the corporation,  and, with respect to any criminal action or proceeding,  had no reasonable cause to believe his conduct was unlawful. The termination of any action,  suit or proceeding by judgment,  order,  settlement, conviction,  or upon a plea of nolo contendere or its equivalent,  shall not, of itself,  create a presumption that the person did not act in good faith and in a manner  which  he  reasonably  believed  to be in or not  opposed  to  the  best interests  of the  corporation,  and,  with  respect to any  criminal  action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (2) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed  action or suit by or in the right of the  corporation to procure a judgment  in its  favor  by  reason  of the fact  that he is or was a  director, officer, employee or agent of the corporation,  is or was serving at the request of the  corporation  as a  director,  officer,  employee  or  agent  of  another corporation,  partnership,  joint  venture,  trust or other  enterprise  against expenses (including  attorneys' fees) actually and reasonably incurred by him in connection  with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the  corporation and except that no  indemnification  shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of  Chancery  or the court in which  such  action or suit was  brought shall determine upon application that, despite the adjudication of liability but in view of all  the  circumstances  of the  case,  such  person  is  fairly  and reasonably  entitled to indemnity for such expenses  which the Court of Chancery or such other court shall deem proper.

                  (3) To the extent that a director,  officer, employee or agent of a  corporation  has been  successful on the merits or otherwise in defense of any action,  suit or proceeding  referred to in  subsections  (a) and (b), or in defense of any claim, issue or matter therein,  he shall be indemnified  against expenses (including  attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (4) Any indemnification  under subsections (a) and (b) (unless ordered by a court) shall be made by the  corporation  only as authorized in the specific  case  upon a  determination  that  indemnification  of  the  director, officer, employee or agent is proper in the circumstances because he has met the applicable  standard  of  conduct  set forth in  subsections  (a) and (b).  Such determination  shall be made (1) by a majority vote of the directors who are not parties to such action,  suit or proceeding,  even though less than a quorum, or
(2) if  there  are no  such  directors,  or if  such  directors  so  direct,  by independent legal counsel in a written opinion, or (3) by the stockholders.

                  (5)  Expenses  (including  attorneys'  fees)  incurred  by  an officer or  director  in  defending  any  civil,  criminal,  administrative,  or investigative  action,  suit or  proceeding  may be paid by the  corporation  in advance of the final disposition of such action, suit or proceeding upon receipt of an  undertaking  by or on behalf of such  director  or  officer to repay such amount  if it shall  ultimately  be  determined  that he is not  entitled  to be indemnified  by the  corporation  as authorized  in this Section.  Such expenses
(including  attorneys'  fees)  incurred by other  employees and agents may be so paid upon such terms and  conditions,  if any, as the board of  directors  deems appropriate.

                  (6) The  indemnification  and advancement of expenses provided by, or granted  pursuant to, the other  subsections of this section shall not be deemed exclusive of any other rights to which those seeking  indemnification  or advancement  of expenses may be entitled  under any by-law,  agreement,  vote of stockholders or disinterested  directors or otherwise,  both as to action in his official  capacity  and as to action in  another  capacity  while  holding  such office.

                  (7) A  corporation  shall  have  the  power  to  purchase  and maintain  insurance  on behalf of any person who is or was a director,  officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director,  officer,  employee or agent of another  corporation, partnership,  joint  venture,  trust or other  enterprise  against any liability asserted against him and incurred by him in any such capacity, or arising out of his  status as such,  whether  or not the  corporation  would  have the power to indemnify him against such liability under the provisions of this section.

                  (8)  For  purposes  of  this   Section,   references  to  "the
corporation"  shall  include,  in addition  to the  resulting  corporation,  any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued,  would have had power and authority to indemnify its directors, officers, and employees or agents,  so that any person who is or was a  director,  officer,  employee or agent of such  constituent  corporation,  or is or was serving at the request of such  constituent  corporation  as a  director,  officer,  employee  or agent of another  corporation,  partnership,  joint venture,  trust or other  enterprise, shall stand in the same  position  under the  provisions  of this  Section  with respect to the resulting or surviving  corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  (9)  For  purposes  of  this  Section,  references  to  "other enterprises"  shall include employee benefit plans;  references to "fines" shall include  any excise  taxes  assessed  on a person  with  respect to an  employee benefit  plan;  and  references  to "serving at the request of the  corporation"
shall  include  any  service as a  director,  officer,  employee or agent of the corporation  which imposes  duties on, or involves  services by, such  director, officer,  employee,  or agent with  respect to an  employee  benefit  plan,  its participants,  or  beneficiaries;  and a person who acted in good faith and in a manner he  reasonably  believed to be in the  interest of the  participants  and beneficiaries  of an  employee  benefit  plan shall be deemed to have acted in a manner "not opposed to the best interests of the  corporation" as referred to in this Section.

                  (10) The  indemnification and advancement of expenses provided by, or granted pursuant to, this section shall,  unless otherwise  provided when authorized or ratified, continue as to a person who has ceased to be a director, officer,  employee  or agent  and  shall  inure  to the  benefit  of the  heirs, executors and administrators of such a person.

                  (11) The Court of  Chancery is hereby  vested  with  exclusive jurisdiction  to hear and determine all actions for  advancement  of expenses or indemnification brought under this section or under any bylaw,  agreement,  vote of stockholders or disinterested  directors, or otherwise. The Court of Chancery
may  summarily   determine  a  corporation's   obligation  to  advance  expenses
(including attorneys' fees). (As amended by Ch. 186, Laws of 1967, Ch. 421, Laws of 1970, Ch. 437, Laws of 1974, Ch. 25, Laws of 1981, Ch. 112, Laws of 1983, Ch.
289, Laws of 1986, Ch. 376, Laws of 1990, and Ch. 261, Laws of 1994.)

(b)               Section 102 of the Delaware  General  Corporation Law includes the following provisions:

Sec. 102. CERTIFICATE OF INCORPORATION; CONTENTS

                  (1) The certificate of incorporation shall set forth:

                  (2) In addition to the matters required to be set forth in the certificate of  incorporation  by subsection (a) of this section the certificate of incorporation may also contain any or all of the following matters:

                                      II-2

                           (vii)  A  provision   eliminating   or  limiting  the
personal  liability of a director to the  corporation  or its  stockholders  for monetary damages for breach of fiduciary duty as a director,  provided that such provision  shall not  eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or  omissions  not in good  faith  or  which  involve  intentional misconduct or a knowing violation of law, (iii) under section 174 of this Title, or (iv) for any transaction from which the director derived an improper personal benefit.  No such provision shall eliminate or limit the liability of a director for any act or omission  occurring prior to the date when such provision becomes effective.  All  references in this paragraph to a director shall also be deemed to refer (x) to a member of the  governing  body of a  corporation  which is not authorized to issue  capital  stock and (y) to such other person or persons,  if any,  who,  pursuant to a  provision  of the  certificate  of  incorporation  in accordance with subsection (a) of ss. 141 of this title, exercise or perform any of the  powers  or  duties  otherwise  conferred  or  imposed  upon the board of directors by this title.

(c)               Article IX of our Certificate of Incorporation provides:

                  Each  person  who  is or  was a  director  or  officer  of the
Corporation,  or each such  person who is or was  serving at the  request of the
Corporation as a director,  officer,  employee or agent of another  corporation, limited liability company, partnership, joint venture, trust or other enterprise
(including  the  heirs,  executor,  administrators  or estate  of such  person), including  service with respect to employee benefit plans,  shall be indemnified and held  harmless by the  Corporation  to the fullest  extent  permitted by the
General  Corporation  Law of the  State of  Delaware  as the same  exists or may hereafter be amended (but,  if permitted by  applicable  law, in the case of any such amendment,  only to the extent that such amendment  permits the Corporation
to  provide  broader   indemnification   rights  than  said  law  permitted  the
Corporation to provide prior to such amendment) and any other applicable laws as presently or hereafter in effect. The Corporation may, by action of the Board of
Directors,  provide  indemnification to employees and agents of the Corporation, and to any such persons serving as directors,  officers,  employees or agents of another  corporation,  limited liability  company,  partnership,  joint venture, trust or other  enterprise,  including  service with respect to employee benefit plans, at the request of the Corporation,  with the same scope and effect as the foregoing  indemnification  of directors and officers.  The Corporation shall be required to indemnify any person seeking  indemnification in connection with any
action,  suit  or  proceeding,   whether  civil,  criminal,   administrative  or
investigative (a "proceeding")  (or part thereof)  initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person's  right to  indemnification  pursuant to the rights  granted by this  Certificate  of  Incorporation  or otherwise by the
Corporation. Without limiting the generality or the effect of the foregoing, the
Corporation  may enter into one or more agreements with any person which provide for indemnification greater than or different from that provided in this Article
IX.

ITEM 25.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The  following  table  sets forth  estimated  expenses  expected  to be incurred in  connection  with the issuance and  distribution  of the  securities being registered. We will pay all expenses in connection with this offering.

Securities and Exchange Commission Registration Fee................  $  2,500
Printing and Engraving Expenses....................................  $  2,500
Accounting Fees and Expenses.......................................  $ 15,000
Legal Fees and Expenses............................................  $ 75,000
Miscellaneous......................................................  $ 30,000
                                                                    ----------
Total                                                                $125,000

ITEM 26.          RECENT SALES OF UNREGISTERED SECURITIES

         On November 9, 2005,  we entered into an Amended and  Restated  Standby
Equity Distribution  Agreement with Cornell Capital Partners,  L.P., amending an original  agreement  entered into on December 28, 2004.  Pursuant to the Standby
Equity  Distribution  Agreement,  as currently amended and in effect, we may, at our discretion,  periodically sell to Cornell Capital  Partners,  L.P. shares of common stock for a total purchase price of up to $46,000,000.  For each share of common stock purchased under the Standby Equity Distribution Agreement,  Cornell
Capital  Partners,  LP will pay 97% of, or a 3% discount  to, the lowest  volume weighted  average  price of the common  stock  during  the five (5)  consecutive

                                      II-3

trading days immediately  following the notice date.  Cornell Capital  Partners,
L.P.  will  retain 5% of each  advance  under the  Standby  Equity  Distribution
Agreement as a commitment  fee. We are registering  84,750,000  shares of common stock in this  offering  to be issued  under  the  Standby  Equity  Distribution
Agreement.

         On December 28, 2004, we engaged Newbridge  Securities  Corporation,  a registered  broker-dealer,  to advise us in connection  with the Standby  Equity
Distribution  Agreement.  Pursuant to the engagement letter, as amended to date, we agreed to issue Newbridge Securities Corporation $10,000 payable in shares of our common  stock.  We are  registering  37,037  shares of common  stock in this offering to be issued to Newbridge  Securities  Corporation for this payment, to be made after this registration statement is effective.

         On December 28, 2004, we entered into a Securities  Purchase  Agreement pursuant to which we have  issued an  aggregate  of  $5,500,000  in  convertible debentures to Cornell  Capital  Partners,  LP,  Highgate House Funds,  Ltd., and
Montgomery Equity Partners, Ltd. (together, the "Secured Party") in exchange for
$5,500,000 in cash (less structuring fees and discounts).  In addition,  as part of our merger  with our  predecessor,  Alliance  Towers,  Inc.,  we assumed  the obligations  under two  convertible  debentures,  one issued on May 25, 2004 for
$250,000  and one  issued  on July  21,  2004  for  $125,000,  both  held now by
Montgomery  Equity  Partners,  Ltd. On November 9, 2005,  we issued  amended and restated  convertible  debentures to the Secured Party  confirming the balances, including accrued interest and other charges, and modified the payment terms for these debentures.  Specifically, on November 9, 2005, pursuant to the Securities
Purchase  Agreement,  we issued an  amended  and  restated  convertible  secured debenture of $1,991,217 to Cornell Capital Partners, LP, an amended and restated
convertible  debenture  of  $1,938,246  to Highgate  House Funds,  Ltd.,  and an
amended and restated  convertible  debenture of $2,579,925 to Montgomery  Equity
Partners, Ltd.

         On  December  28,  2004,  we  issued  816,000  shares  of our  Series A
Convertible Preferred Stock to Homes For America Holdings, Inc. as consideration for its original  capital  contribution  of the  principal  assets with which we began the company,  including the proprietary YOUR HOMESM Program and all of the original development work, contracts, and properties from its Your Home unit.

         On  December  28,  2004,  we  issued  184,000  shares  of our  Series A
Convertible Preferred Stock to Cornell Capital Partners, LP as consideration for entering  into  and  making  the  commitment  set  forth in the  Standby  Equity
Distribution  Agreement it has entered  into with us for the $46 million  equity line of credit. These shares were surrendered on November 9, 2005, in connection with our delivery to Cornell  Capital  Partners,  LP of a Warrant to acquire the same number of shares of the Series A Convertible Preferred Stock.

         On  April  27,  2005,  we  issued  1,000,000  shares  of our  Series  B
Convertible  Preferred  Stock to Homes For  America  Holdings,  Inc.  as partial consideration for its interest in Alliance Towers, Inc. immediately prior to our re-incorporation in Delaware and concurrent recapitalization.

         On  June  20,  2005,  we  entered  into a  strategic  planning,  public relations, and marketing consulting services agreement with ClearVision, Inc., a
California  corporation.  Among  other  services,  the  agreement  provides  for
ClearVision,  Inc. to provide our business with significant  media exposure.  As consideration for its services, we are required to pay ClearVision,  Inc. shares of  common  stock in the  aggregate  amount  of  $350,000,  upon  the  effective registration of the shares. We are registering  1,296,296 shares of common stock to be issued under this agreement.

         On August  9,  2005,  we  entered  into a  strategic  planning,  public relations,  and marketing  consulting services agreement with Global Media Fund,
LLC, a Virginia limited liability company.  Among other services,  the agreement provides for Global Media Fund,  LLC to provide our  business  with  significant media exposure. As consideration for its services, we are required to pay Global
Media Fund,  LLC shares of common  stock in two  installments  in the  aggregate amount of  $250,000,  upon the  effective  registration  of the  shares.  We are registering 925,926 shares of common stock to be issued under this agreement.

         On November 7, 2005,  we entered into an agreement for the provision of investor relations  services with  Lippert/Heilshorn  & Associates,  Inc., a New
York   corporation.   Among  other   services,   the   agreement   provides  for
Lippert/Heilshorn   &   Associates,   Inc.  to  provide  our  business   with  a
custom-designed,  team-based  investor relations program to assist in presenting our securities  and business  program to the  investment  community.  As partial
consideration   for  its   services,   we  are   required   each  month  to  pay
Lippert/Heilshorn  &  Associates,  Inc.  45,000  warrants to purchase our common stock, in an aggregate amount of 540,000 warrants for shares. We are registering

                                      II-4

540,000  shares  of common  stock  for the  warrants  to be  issued  under  this agreement.

         In October  2004,  Homes For  America  Holdings,  Inc.,  our  principal stockholder,  engaged Knightsbridge  Holdings, LLC of Aventura,  Florida under a services  agreement  to  identify  funding  sources  and  to  provide  financial consultation  for the development of our business in  consideration  of a $2,500 monthly  retainer  and one percent  (1%) of our Series A  Convertible  Preferred
Stock, issuable upon effectiveness of this registration statement.

         We relied upon the exemption provided in Section 4(2) of the Securities
Act of 1933, as amended,  and/or Rule 506 thereunder,  which cover "transactions by an issuer not involving any public  offering," to issue securities  discussed above without registration under the Securities Act of 1933, as amended. We made a determination  in each case that the person to whom the securities were issued did not need the protections that  registration  would afford.  The certificates representing  the securities  issued  displayed a restrictive  legend to prevent transfer except in compliance  with applicable  laws, and our transfer agent was instructed  not to  permit  transfers  unless  directed  to do so by  us,  after approval by our legal counsel.  We believe that the investors to whom securities were issued had such knowledge and experience in financial and business  matters as to be  capable  of  evaluating  the  merits  and  risks  of  the  prospective investment.  We also believe that the  investors  had access to the same type of information as would be contained in a registration statement.

ITEM 27.          EXHIBITS

EXHIBIT NUMBER     DESCRIPTION

     3.1*          Certificate of Incorporation of Enclaves Group, Inc.

     3.2*          Amendment to Certificate of  Incorporation of Enclaves Group,
                   Inc.

     3.3*          By-laws of Enclaves Group, Inc.

     3.4*          Articles of Merger by and between  Enclaves  Group,  Inc. and
                   Alliance Towers, Inc.

     3.5*          Enclaves  Group,  Inc.  Series A Convertible  Preferred Stock
                   Designation

     3.6*          Enclaves  Group,  Inc.  Series B Convertible  Preferred Stock
                   Designation

     4.1           Enclaves Group, Inc. Amended and Restated Secured Convertible
                   Debenture  due January  15,  2007  issued to Cornell  Capital
                   Partners,  L.P.  (incorporated herein by reference to Exhibit
                   10.12 to the  Company's  Current  Report on Form 8-K filed on
                   November 16, 2005)

     4.2           Enclaves Group, Inc. Amended and Restated Secured Convertible
                   Debenture  due January  15,  2007  issued to  Highgate  House
                   Funds,  Ltd.  (incorporated  herein by  reference  to Exhibit
                   10.13 to the  Company's  Current  Report on Form 8-K filed on
                   November 16, 2005)

     4.3           Enclaves Group, Inc. Amended and Restated Secured Convertible
                   Debenture  due January 15, 2007 issued to  Montgomery  Equity
                   Partners,  Ltd.  (incorporated herein by reference to Exhibit
                   10.14 to the  Company's  Current  Report on Form 8-K filed on
                   November 16, 2005)

     5.1**         Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP

    10.1*          Securities  Purchase  Agreement,  dated December 28, 2004, by and among Enclaves Group,  Inc.,  Cornell  Capital  Partners,
                   L.P., and Montgomery Equity Partners, Ltd.

    10.2           Amended and Restated Standby Equity  Distribution  Agreement,
                   dated as of November 9, 2005, by and between  Cornell Capital
                   Partners,  L.P. and Enclaves Group, Inc. (incorporated herein by reference to Exhibit 10.1 to the Company's  Current Report on Form 8-K filed on November 16, 2005)

                                      II-5

    10.3           Amended and Restated Registration Rights Agreement,  dated as of November 9, 2005, by and between Enclaves Group,  Inc. and
                   Cornell  Capital  Partners,   L.P.  (incorporated  herein  by
                   reference to Exhibit 10.2 to the Company's  Current Report on
                   Form 8-K filed on November 16, 2005)

    10.4           Amended and Restated Security Agreement, dated as of November
                   9, 2005, by and among Enclaves Group,  Inc.,  Cornell Capital
                   Partners,  L.P.,  Highgate House Funds,  Ltd., and Montgomery
                   Equity Partners,  Ltd.  (incorporated  herein by reference to
                   Exhibit  10.10 to the  Company's  Current  Report on Form 8-K
                   filed on November 16, 2005)

    10.5           Amended and Restated Investor  Registration Rights Agreement,
                   dated as of November 9, 2005,  by and among  Enclaves  Group,
                   Inc.,  Cornell Capital Partners,  L.P.,  Highgate House Funds
                   Ltd.,  and Montgomery  Equity  Partners,  Ltd.  (incorporated herein by reference to Exhibit 10.11 to the Company's Current
                   Report on Form 8-K filed on November 16, 2005)

    10.6*          Escrow  Agreement,  dated  December  28,  2004,  by and among
                   Enclaves  Group,  Inc.,  Cornell Capital  Partners,  L.P. and
                   David Gonzalez, Esq.

    10.7*          Guaranty  Agreement,  dated  December 28, 2004,  by Homes For
                   America Holdings, Inc., in favor of Cornell Capital Partners,
                   L.P. and Montgomery Equity Partners, Ltd.

    10.8           Amended and Restated  Placement Agent Agreement,  dated as of
                   Novermber 9, 2005, by and among Enclaves Group, Inc., Cornell
                   Capital Partners,  L.P. and Newbridge Securities  Corporation
                   (incorporated  herein by  reference  to  Exhibit  10.3 to the
                   Company's  Current  Report on Form 8-K filed on November  16,
                   2005)

    10.9           Stock Purchase and Share  Exchange,  dated April 27, 2005, by and  between  Alliance  Towers,  Inc.,  Robert  C.  Sandberg,
                   Michael Delin, Homes For America Holdings, Inc. and Enclaves,
                   Inc. (incorporated herein by reference to Exhibit 10.1 to the
                   Company's Current Report on Form 8-K filed on May 02, 2005)

    10.10*         Agreement  and Plan of  Merger,  dated as of April 28,  2005, between Alliance Towers, Inc. and Enclaves Group, Inc.

    10.11          Termination of Standby Equity Distribution  Agreement,  dated as of  November  9,  2005,  by and  between  Cornell  Capital
                   Partners,  L.P. and Alliance Towers, Inc. nka Enclaves Group,
                   Inc. (incorporated herein by reference to Exhibit 10.6 to the
                   Company's  Current  Report on Form 8-K filed on November  16,
                   2005)

    10.12          Termination of Standby Equity Distribution  Agreement,  dated as of  November  9,  2005,  by and  between  Cornell  Capital
                   Partners,  L.P. and Alliance Towers, Inc. nka Enclaves Group,
                   Inc. (incorporated herein by reference to Exhibit 10.7 to the
                   Company's  Current  Report on Form 8-K filed on November  16,
                   2005)

    10.13          Warrant  dated  November 9, 2005,  issued to Cornell  Capital
                   Partners,  L.P.  (incorporated herein by reference to Exhibit
                   10.16 to the  Company's  Current  Report on Form 8-K filed on
                   November 16, 2005)

    10.14          Commercial  Contract  of Sale,  dated  March 1, 2005,  by and between  Enclaves  Group,  Inc. and Orinda Capital  Partners,
                   L.P., as last amended on May 17, 2005 (incorporated herein by reference to Exhibit 10.1 to the Company's  Current Report on
                   Form 8-K filed on May 23, 2005)

                                      II-6

    10.15          Promissory Note, dated May 17,2005,  by Enclaves Group,  Inc.
                   in favor  of  Orinda  Capital  Partners,  L.P.  (incorporated herein by reference to Exhibit 10.4 to the Company's  Current
                   Report on Form 8-K filed on May 23, 2005)

    10.16          Agreement,  dated  June 20,  2005,  by and  between  Enclaves
                   Group,  Inc. and ClearVision,  Inc.  (incorporated  herein by reference to Exhibit 10.1 to the Company's  Current Report on
                   Form 8-K filed on June 23, 2005)

    10.17          Agreement  entered  into by Enclaves  Group,  Inc. and Global
                   Media  Fund,  LLC on August 9, 2005  (incorporated  herein by reference to Exhibit 10.1 to the Company's  Current Report on
                   Form 8-K filed on August 15, 2005)

    10.18          Assignment  of Contract,  effective as of September 12, 2005, between North Carolina  Development Partners LLC and Enclaves
                   Group, Inc. (incorporated herein by reference to Exhibit 10.1 to  the  Company's  Current  Report  on  Form  8-K  filed  on
                   September 13, 2005)

    10.19          Purchase and Sale Agreement,  dated as of August 22, 2005, by
                   and  between  Pilot   Developers,   LLC  and  North  Carolina
                   Development Partners LLC (incorporated herein by reference to
                   Exhibit  10.2 to the  Company's  Current  Report  on Form 8-K
                   filed on September 13, 2005)

    10.20          Amendment  to  Real  Estate   Purchase  and  Sale   Agreement
                   effective  as of  October  21,  2005  by  and  between  Pilot
                   Developers, LLC and Enclaves Group, Inc. (incorporated herein by reference to Exhibit 10.1 to the Company's  Current Report on Form 8-K filed on October 26, 2005)

    10.21          Purchase  and  Sale  Agreement,  by and  between  Grand  Oaks
                   Development,  LLC  and  Enclaves  Group,  Inc.  (incorporated herein by reference to Exhibit 10.2 to the Company's  Current
                   Report on Form 8-K filed on October 26, 2005)

    10.22*         Letter Agreement,  dated December 22, 2004, between Homes For
                   America Holdings, Inc. and Enclaves Group, Inc.

    10.23          Agreement for Investor  Relations  services dated November 7,
                   2005,  between  Lippert/Heilshorn  &  Associates,   Inc.  and
                   Enclaves  Group,  Inc.  (incorporated  herein by reference to
                   Exhibit  10.1 to the  Company's  Current  Report  on Form 8-K
                   filed on November 09, 2005)

    10.24          Purchase and Sale Agreement  dated November 7, 2005,  between
                   10  Lamartine  LLC and  Enclaves  Group,  Inc.  (incorporated herein by reference to Exhibit 10.2 to the Company's  Current
                   Report on Form 8-K filed on November 09, 2005)

    10.25          Irrevocable  Transfer Agent Instructions dates as of November
                   9, by Enclaves Group,  Inc. to Continental Stock Transfer and
                   Trust and Trust Company  (incorporated herein by reference to
                   Exhibit  10.4 to the  Company's  Current  Report  on Form 8-K
                   filed on November 16, 2005)

    10.26          Assignment and Assumption Agreement dated as of July 1, 2005, accepted as of November 9, 2005, by and among Enclaves Group,
                   Inc.  a  Delaware  corporation,  Enclaves  Group,  Inc.  (fka
                   Alliance  Towers,   Inc.),  Cornell  Capital  Partners,   LP,
                   Highgate House Funds,  Ltd., and Montgomery  Equity Partners,
                   Ltd. (incorporated herein by reference to Exhibit 10.5 to the
                   Company's  Current  Report on Form 8-K filed on November  16,
                   2005)

    10.27          Guaranty  dates as of  November 9, 2005,  by Enclaves  Group,
                   Inc. a Delaware  corporation,  for  obligations  of  Enclaves
                   Group,  Inc. (fka Alliance Towers,  Inc.) in favor of Cornell
                   Capital  Partners,   LP,  Highgate  House  Funds,  Ltd.,  and
                   Montgomery  Equity  Partners,  Ltd.  (incorporated  herein by reference to Exhibit 10.8 to the Company's  Current Report on
                   Form 8-K filed on November 16, 2005)

                                      II-7

    10.28          Assignment  dated August 12,  2005,  consented to November 9,
                   2005, by and among Montgomery Equity Partners, Ltd., Highgate
                   House Funds,  Ltd., and Enclaves  Group,  Inc.  (incorporated herein by reference to Exhibit 10.9 to the Company's  Current
                   Report on Form 8-K filed on November 16, 2005)

    10.29          Amended and Restated Security  Agreement dates as of November
                   9, 2005, by and among Enclaves Group,  Inc.,  Cornell Capital
                   Partners,  L.P.,  Highgate House Funds,  Ltd., and Montgomery
                   Equity Partners,  Ltd.  (incorporated  herein by reference to
                   Exhibit  10.15 to the  Company's  Current  Report on Form 8-K
                   filed on November 16, 2005)

    14.1*          Code of Ethics and Business  Conduct for Officers,  Directors
                   and Employees of Enclaves Group, Inc.

    16.1           Letter  from  HJ &  Associates  LLC  to  the  Securities  and
                   Exchange  Commission,  dated  October  3, 2005  (incorporated herein by reference to Exhibit 16.1 to the Company's  Current
                   Report on Form 8-K filed on October 03, 2005)

    23.1*          Consent of Friedman LLP

    23.2**         Consent of Olshan  Grundman  Frome  Rosenzweig  & Wolosky LLP
                   (included in Exhibit 5.1)

    24.1           Power of Attorney  (included  on the  signature  page of this registration statement)

------------------------
* Filed herewith
** To be filed by Amendment

ITEM 28.          UNDERTAKINGS

The undersigned registrant hereby undertakes:

         (1) To file,  during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any  prospectus  required by Sections  10(a)(3) of the Securities Act of 1933 (the "Act");

                  (ii)  Reflect in the  prospectus  any facts or events  arising after the  effective  date of the  Registration  Statement  (or the most  recent post-effective  amendment  thereof)  which,  individually  or in the  aggregate, represent a fundamental  change in the information set forth in the Registration
Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities  offered (if the total dollar value of  securities  offered would not exceed that which was  registered) and any deviation from the low or high end of the estimated  maximum offering range may be reflected in the form of prospectus filed with the  Commission  pursuant  to Rule 424(b) if, in the  aggregate,  the changes in volume  and price  represent  no more than 20  percent  change in the maximum  aggregate  offering price set forth in the "Calculation of Registration
Fee" table in the effective Registration Statement;

                  (iii) Include any additional or changed  material  information on the plan of distribution;

         (2) That, for the purpose of determining  any liability  under the Act, each such  post-effective  amendment  shall be  deemed to be a new  registration statement relating to the securities  offered therein,  and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

         (3) To remove from registration by means of a post-effective  amendment any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors,  officers and controlling  persons of the small business

                                      II-8

issuer pursuant to the foregoing  provisions,  or otherwise,  the small business issuer has been  advised  that in the  opinion of the  Securities  and  Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore,  unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses  incurred or paid by a director,  officer or controlling  person of the small  business  issuer  in the  successful  defense  of  any  action,  suit  or proceeding)  is  asserted by such  director,  officer or  controlling  person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by  controlling precedent,  submit to a court of appropriate  jurisdiction  the question whether such  indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      II-9

                                   SIGNATURES

         In accordance with the  requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the  requirements  for filing on Form SB-2 and authorized  this  registration statement to be signed on our behalf by the undersigned, in the City of Yonkers,
State of New York on November __, 2005.

                                      ENCLAVES GROUP, INC.

                                      By: /s/ Daniel G. Hayes
                                          --------------------------------------
                                          Daniel G. Hayes
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE  PRESENTS,  that each person whose  signature appears  below  hereby  constitutes  and  appoints  Daniel G.  Hayes and Mark D.
MacFarlane as his true and lawful  attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, in connection with this Registration Statement, including to sign and file in the  name and on  behalf  of the  undersigned  as  director  or officer of the Registrant  (i) any and all amendments or supplements  (including any  and all  stickers  and  post-effective  amendments)  to  this  Registration
Statement,  with  all  exhibits  thereto,  and  other  documents  in  connection therewith, and (ii) any and all additional registration statements,  and any and all  amendments  thereto,  relating to the same  offering of securities as those that are covered by this Registration  Statement that are filed pursuant to Rule
462(b)  promulgated  under the  Securities  Act of 1933 with the  Securities and
Exchange  Commission  and  any  applicable  securities  exchange  or  securities self-regulatory body, granting unto said  attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite  or necessary  to be done in and about the  premises,  as fully to all intents and  purposes as he might or could do in person,  hereby  ratifying  and confirming all that said  attorneys-in-fact  and agents,  or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE                                TITLE                                                   DATE

                                         President, Chief Executive Officer and
/s/ Daniel G. Hayes                      Director (Principal Executive and Financial
--------------------------------------   Officer)                                          November 25, 2005
Daniel G. Hayes

/s/ Mark D. MacFarlane                   Vice President and Chief
-------------------------------------    Operating Officer                                 November 25, 2005
Mark D. MacFarlane

/s/ Robert M. Kohn
------------------------------------     Director                                          November 25, 2005
Robert M. Kohn

/s/ Robert A. MacFarlane
------------------------------------     Director                                          November 25, 2005
Robert A. MacFarlane

/s/ Marlin K. Wiggins
-----------------------------------      Director                                          November 25, 2005
Marlin K. Wiggins

                                     II-10